Exhibit B-7
                     MESC COGENERATION DEVELOPMENT AGREEMENT

     This MESC Cogeneration Development Agreement (the "Agreement") is made and entered into as of the 9th day of February, 2000 by and among Southern Energy Resources, Inc., a Delaware corporation ("SERI"), Southern Energy, Inc., a Delaware corporation ("SEI"), Mobile Energy Services Company L.L.C., an Alabama limited liability company ("MESC), and Mobile Energy Services Holdings, Inc., an Alabama corporation ("MESH").
                                 R E C I T A L S

         A. Each of MESC and MESH is a debtor-in-possession under Chapter 11 of the Bankruptcy Code in a case filed in U.S. Bankruptcy Court for the Southern District of Alabama (the "Bankruptcy Court").

         B. MESH is the owner of ninety-nine percent (99%) of the outstanding ownership interests of MESC, and MESH is a wholly owned subsidiary of The Southern Company, a Delaware corporation ("Southern").

         C. SERI is a wholly owned subsidiary of SEI, which is a wholly owned subsidiary of Southern.

         D. SERI is the owner of one percent (1%) of the outstanding ownership interests of MESC, and SERI operates and maintains MESC's energy complex, located at Mobile, Alabama, pursuant to that certain Operations and Maintenance Agreement, between SEI and MESC, dated December 12, 1994 (the "Existing O&M Agreement").

         E. MESC provides certain energy services to Kimberly Clark Tissue Company, a Pennsylvania corporation ("KCTC"), at the KCTC tissue mill located at Mobile, Alabama pursuant to that certain Tissue Mill Energy Services Agreement between MESC and KCTC, dated December 12, 1994, as amended (the "Existing Tissue Mill ESA"), and at the KCTC pulp mill located at Mobile, Alabama pursuant to that certain Pulp Mill Energy Services Agreement between MESC and KCTC, dated December 12, 1994, as amended (the "Existing Pulp Mill ESA").

         F. MESC also provides certain energy services to S. D. Warren Alabama, L.L.C., an Alabama limited liability company ("Sappi"), at the Sappi paper mill located at Mobile, Alabama pursuant to that certain Paper Mill Energy Services Agreement between MESC and Sappi, dated December 12, 1994, as amended (the "Paper Mill ESA").

         G. MESC, with the assistance of SERI and CIBC (as defined herein), is in negotiations with KCTC regarding amendment of the Existing Tissue Mill ESA and Existing Pulp Mill ESA pursuant to that certain Settlement Term Sheet, dated August 18, 1999, among MESC, SERI, KCTC and other parties (the "Settlement Term Sheet").

         H. SERI, SEI, MESH and MESC (referred to herein individually as a "Party" and collectively as the "Parties") desire to enter into this Agreement in connection with the development, design, engineering, construction and start-up (such activities collectively, the "Cogen Project") of a cogeneration facility described more particularly on Exhibit A hereto (the "Cogen Facility") for MESC or the Cogen Subsidiary (as defined herein) upon the terms and conditions set forth herein.

         NOW, THEREFOR, FOR AND IN CONSIDERATION OF THE MUTUAL COVENANTS AND AGREEMENTS CONTAINED HEREIN, THE PARTIES HERETO HEREBY AGREE AS FOLLOWS:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 Definitions. The following terms shall have the respective meanings set forth below:

         "Adjusted Budget" has the meaning set forth in Section 2.5.

         "Adjusted Project Schedule" has the meaning set forth in Section 2.6.

         "Affiliate" means, as to any Person (other than an individual), any other Person (other than an individual) that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person.

         "Agreement" has the meaning set forth in the opening paragraph of this Agreement.

         "Arbitration Notice" has the meaning set forth in Section 15.4.

         "Bankruptcy Code" means title 11, United States Code (11 U.S.C.ss.101 et seq.), as amended.

         "Bankruptcy Court" has the meaning set forth in the Recitals.

         "Budget" means the Initial Budget as superseded from time to time by the most recent Adjusted Budget.

         "CIBC" means CIBC World Markets, Inc.

         "Claims" has the meaning set forth in Section 16.3.

         "Closing Date" means the earlier of (i) the date the SEI Cogen Investment occurs, and (ii) the date the Non-SEI Equity Investment occurs.

         "Cogen Development Advances" has the meaning set forth in Section 3.1.

         "Cogen Facility" has the meaning set forth in the Recitals.

         "Cogen Lender Consent" has the meaning set forth in Section 6.1.

         "Cogen Project" has the meaning set forth in the Recitals.

         "Cogen Project Financing" means long-term, non-recourse debt financing provided by banks or other financial institutions to MESC or the Cogen Subsidiary to fund fully the remainder of those costs of the development, construction and installation of the Cogen Project not funded by the expected equity investment of thirty million dollars ($30,000,000).

         "Cogen Subsidiary" means a subsidiary of MESC formed in accordance with
Section 2.13 to develop the Cogen Project and/or to own the Cogen Facility.

         "Collateral Agent" means Bankers Trust (Delaware), as collateral agent under the Intercreditor and Collateral Agency Agreement, dated August 1, 1995, among Bankers Trust (Delaware), MESC, MESH, and other parties.

         "Commercially Operable" means the construction and testing of the Cogen Facility is substantially complete and it is capable of producing electricity for synchronization with, and delivery into, the transmission system of Alabama Power Company.

         "Committee" means the steering committee for MESC's secured creditors as the members are set out in Exhibit B, as the same may be amended from time to time by written notice from the Lender Representative.

         "Comprehensive POR" means a Plan of Reorganization to be filed by MESC with the support of the Committee (i) which upon approval would effectuate binding agreements between MESC and KCTC, subject to customary closing conditions, implementing the terms of the Settlement Term Sheet, as such terms may be amended or modified with the agreement of the parties thereto, for those material agreements described in the Settlement Term Sheet, including the Option Agreement, the New KCTC ESA and the Settlement Agreement, (ii) providing for the Southern Parties to be released from any claims related to MESC or MESH held by creditors of MESC or MESH arising from or related to the items identified in the Releases that are to be delivered to the Southern Parties pursuant to Section 11.1(a) of this Agreement; provided, however, that such releases will not cover claims of fraud (other than claims of securities fraud under federal and state securities laws and claims of fraudulent conveyance, fraudulent transfer or wrongful dividends from MESH or distributions from MESC in each case under state or federal law), and (iii) providing that any cancellation of indebtedness or other transaction that would cause Southern to pay income taxes on the amount of its excess loss account with respect to MESH occurs after MESC has received the payment to be made by KCTC under the Settlement Term Sheet and the members of MESC have recognized income as a result of such payment (unless Southern would no longer have an ownership interest in MESC at the time such payment is to be received), as such plan may be amended from time to time.

         "Confirmation Order" means, with respect to MESC, a final non-appealable order of the Bankruptcy Court approving a Plan of Reorganization for MESC and, with respect to MESH, a final non-appealable order of the Bankruptcy Court approving a Plan of Reorganization for MESH.

         "Control" (including the terms "Controlling", "Controlled by" and "under common Control with") of a Person (other than an individual) means the power to direct or to cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

         "Development Costs" means all costs incurred by SERI, SEI or their Affiliates pursuant to the performance of the obligations of SERI and SEI hereunder, including personnel costs, allocated overheads (computed at a multiple of ten percent (10%) of direct personnel costs), travel expenses, equipment procurement costs, cancellation costs and other third party costs incurred in accordance with this Agreement; provided, however, that the term "Development Costs" shall only include SEI Turbine Costs incurred by SEI or its Affiliates (x) in storing or shipping of the GE Cogen Turbine following its delivery by GE and (y) after the transfer of the GE Cogen Turbine to MESC.

         "Development Services" has the meaning set forth in Section 2.1.

         "Dispute" has the meaning set forth in Section 15.1.

         "Dispute Committee Representative" has the meaning set forth in Section 15.1.

         "Dispute Initiation Date" has the meaning set forth in Section 15.1.

         "Dispute Notice" has the meaning set forth in Section 15.1.

         "Dispute Resolution Committee" has the meaning set forth in Section
15.1.

         "EBITDA" for a particular period means with reference to the consolidated financial statements of the Person, (a) income from continuing operations before income taxes; plus (b) depreciation and amortization; plus (c) the aggregate of the interest expense accrued during such period by such Person. "EBITDA" shall not include the effect of (i) gains or losses on sales or dispositions of assets of such Person; and (ii) non-recurring items to the extent they do not affect cash.

         "Effective Date" means the first date upon which each of the following occurs or has occurred (i) the Bankruptcy Court approves this Agreement and the Releases, (ii) the Releases are delivered to the Southern Parties, and (iii) the Security Interests are authorized, granted and effectuated pursuant to an order of the Bankruptcy Court approving such Security Interests.

         "Energy Services Agreement" shall mean any of the Existing Tissue Mill ESA, the Existing Pulp Mill ESA, or the Paper Mill ESA or all of such agreements, as the context may indicate.

         "EPC" means engineering, procurement and construction.

         "EPC Agreement" means a turnkey fixed-price agreement between MESC or the Cogen Subsidiary, as the case may be, and the EPC Contractor for EPC services as described in Article II hereto.

         "EPC Contractor" means the contractor selected to perform EPC services for MESC or the Cogen Subsidiary, as the case may be, related to the Cogen Project in accordance with Article II hereof.

         "Equity Notice Date" shall be the earliest of (i) the date of the Non-SEI Equity Investment, (ii) July 31, 2000 or (iii) any date MESC delivers to SEI either the Non-SEI Equity Investment Notice or the SEI Cogen Investment Notice.

         "Equity Option Fee" means a fee of ten million dollars ($10,000,000) payable by MESC to SEI in accordance with the terms hereof.

         "Event of Default" has the meaning set forth in Section 14.1.

         "Existing O&M Agreement" has the meaning set forth in the Recitals.

         "Existing Pulp Mill ESA" has the meaning set forth in the Recitals.

         "Existing Tissue Mill ESA" has the meaning set forth in the Recitals.

         "Extension Conditions" has the meaning set forth in Section 9.2.

         "Financing Services" means SERI's obligations as set forth in Section 2.7.

         "Funding Termination" has the meaning set forth in Section 3.2.

         "GAAP" means generally accepted accounting principles in the United States of America, as in effect from time to time.

         "GE" means General Electric Company and its Affiliates.

         "GE Cogen LTSA" means a long-term service agreement to be developed by SEI and GE pursuant to which the terms of the GE Master LTSA that are applicable to the GE Cogen Turbine will be set forth, which long term service agreement shall be on terms materially no less favorable to SEI (and, in turn, MESC or the Cogen Subsidiary as assignee) than the terms of the GE Master LTSA (insofar as the GE Master LTSA relates to the GE Turbine), together with such changes as have been approved by MESC and the Lender Representative. Until such separate agreement is entered into by SEI and GE, the term GE Cogen LTSA shall mean the terms of the GE Master LTSA that are applicable to the GE Cogen Turbine.

         "GE Cogen Turbine" means the GE 7FA turbine being manufactured by GE for SEI and currently designated for delivery to SEI at Mobile, Alabama, or such replacement GE 7FA turbine as SEI may designate in accordance with Section 4.4.

         "GE Cogen Turbine Contract" means a procurement contract between SEI and GE to be developed by SEI and GE pursuant to which the terms of the GE Master Turbine Contract that are applicable to the GE Cogen Turbine will be set forth, which procurement contract shall be on terms materially no less favorable to SEI (and, in turn, MESC or the Cogen Subsidiary as assignee) than the terms of the GE Master Turbine Contract (insofar as the GE Master Turbine Contract relates to the GE Turbine), together with such changes as have been approved by MESC and the Lender Representative. Until such separate contract is executed by GE and SEI, the term GE Cogen Turbine Contract shall mean the terms of the GE Master Turbine Contract that are applicable to the GE Cogen Turbine.

         "GE Master LTSA" means the long-term service agreement between GE and SEI dated March 26, 1999, pursuant to which SEI has the right to direct GE to perform long-term services for GE turbines at a number of SEI projects.

         "GE Master Turbine Contract" means the contract between SEI and GE pursuant to which SEI has the right to procure GE turbines for a number of SEI projects.

         "GE Turbine Costs" means any and all amounts payable to GE under the GE Master Turbine Contract or the GE Master LTSA related to the GE Cogen Turbine or under the GE Cogen Turbine Contract or the GE Cogen LTSA, plus all costs incurred by SEI or its assignee in administering these contracts (as they relate to the GE Cogen Turbine in the case of the GE Master Turbine Contract or the GE Master LTSA), including any storage or shipping costs related to the GE Cogen Turbine.

         "Indemnified Parties" has the meaning set forth in Section 16.1.

         "Indemnifying Party" has the meaning set forth in Section 16.1.

         "Initial Budget" means the initial budget for the Cogen Project attached hereto as Exhibit C.

         "Initial Project Schedule" means the initial project schedule for the Cogen Project attached hereto as Exhibit D.

         "Interest Rate" means the sum of (i) the London Interbank Offered Rate (LIBOR) for one month deposits as reported in The Wall Street Journal on the first business day of each month, plus (ii) two and one-half percent (2 1/2%) per annum.

         "IRR" has the meaning set forth in Section 9.1(b)(v)(A).

         "KCTC" has the meaning set forth in the Recitals.

         "KCTC Compromise Approval" has the meaning set forth in Section 2.9.

         "Lender Representative" means (i) prior to the effectiveness of a Plan of Reorganization for MESC, CIBC or such alternative representative as members of the Committee holding at least two-thirds of the principal amount of the Taxable Bonds and at least two-thirds of the principal amount of the Tax Exempt Bonds may appoint by written notice to the Parties and (ii) from and after the effectiveness of a Plan of Reorganization for MESC, such representative as owners of at least two-thirds of the principal amount of the debt instruments distributed in respect of the Taxable Bonds and at least two-thirds of the principal amount of the debt instruments distributed in respect of the Tax Exempt Bonds may appoint by written notice to the Parties.

         "Losses" means any and all costs, expenses (including reasonable attorney's fees), claims, demands, losses, liabilities, obligations, deficiencies, actions, lawsuits, other proceedings, judgments, and awards.

         "Master Operating Agreement" means that Amended and Restated Master Operating Agreement dated July 13, 1995, among KCTC, MESC, and Sappi.

         "Maximum Development Exposure Amount" has the meaning set forth in
Section 3.1(b).

         "MESC" has the meaning set forth in the Recitals.

         "MESC Transfer Obligations" has the meaning set forth in Section 7.2.

         "MESH" has the meaning set forth in the Recitals.

         "Mezzanine Debt" has the meaning set forth in Section 9.1(b)(v)(C).

         "New KCTC ESA" means that certain energy services agreement to be entered into by MESC and KCTC, pursuant to the terms of the Settlement Term Sheet, pursuant to which MESC shall provide certain energy services to KCTC in connection with KCTC's tissue mill, process water plant and waste water treatment plant, each located in the vicinity of the Cogen Facility.

         "New Pulp Mill" has the meaning set forth in Section 2.9.

         "Non-SEI Equity Investment" has the meaning set forth in Section 8.2.

         "Non-SEI Equity Investment Notice" has the meaning as set forth in
Section 8.2.

         "No. 9 Carry-Over Amount" means, for any year, the amount by which the No. 9 Reduction Amount for the preceding year, if any, exceeded the aggregate of the scheduled interest and principal payments on debt senior to the Mezzanine Debt (other than the Cogen Project Financing) for such preceding year.

         "No. 9 Reduction Amount" means, (i) for any year in which Sappi significantly reduces the operation of Sappi's number 9 paper machine from levels in effect in 1999 and no No. 9 Carry-Over Amount exists, an amount equal to the lesser of (x) fifty percent (50%) of the reduction in EBITDA suffered by MESC due to such reduction taking into consideration any revenues and costs related to efforts by MESC to mitigate the reduction in revenues from Sappi or
(y) fifty percent (50%) of the amount by which MESC's EBITDA for such year is less than the EBITDA projected for MESC for such year, as set forth in the projections referred to in Section 9.1(b)(v)(A); (ii) for any year in which a No. 9 Carry-Over Amount exists and Sappi significantly reduces the operation of Sappi's number 9 paper machine from levels in effect in 1999, an amount equal to
(A) the No. 9 Carry-Over Amount plus (B) the amount calculated under clause (i) above; and (iii) for any year in which a No. 9 Carry-Over Amount exists and Sappi does not significantly reduce the operation of Sappi's number 9 paper machine from levels in effect in 1999, an amount equal to the No. 9 Carry-Over Amount.

         "O&M Agreement" has the meaning set forth in Section 10.1.

         "Operating Services" has the meaning set forth in Section 10.1.

         "Option Agreement" means that certain option agreement to be entered into by MESC and KCTC, pursuant to the terms of the Settlement Term Sheet, relating to KCTC's pulp mill assets located in the vicinity of the Cogen Facility.

         "Paper Mill ESA" has the meaning set forth in the Recitals.

         "Party" or "Parties" has the meaning set forth in the Recitals.

         "Permitted Variance" means a variance from the Budget for any year by up to ten percent (10%) of any line item but not to exceed $2,000,000 in the aggregate.

         "Person" means any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organization, trust, state, agency of a state or other legal entity (in each case, whether or not having separate legal personality).

         "Plan of Reorganization" means a plan of reorganization submitted to the Bankruptcy Court pursuant to the Bankruptcy Code.

         "Project Schedule" means the Initial Project Schedule as superseded from time to time pursuant to Section 2.6 by the most recent Adjusted Project Schedule.

         "PUHCA" shall mean the Public Utility Holding Company Act of 1935, as amended.

         "Releases" means the releases, substantially in the form attached hereto as Exhibit E, by MESC, MESH, the Taxable Bond Indenture Trustee, the Tax Exempt Bond Trustee, the Collateral Agent for the Senior Debt and the holders of the Senior Debt identified on Exhibit F, in favor of the Southern Parties.

         "Requirement of Law" means, as to any Person, any constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty or other legislative or judicial measure having the force of law, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Sappi" has the meaning set forth in the Recitals.

         "SEC" shall mean the Securities and Exchange Commission.

         "Security Agreements" means mortgages, other security agreements and other similar agreements and consents, in form and substance reasonably satisfactory to SEI and SERI, executed by MESC and the Cogen Subsidiary, as the case may be, granting the Security Interests to SERI, SEI and, if appropriate, SERI's Affiliates.

         "Security Interests" shall mean a first priority lien on and security interest in all real and personal property (including any leasehold and easement interest in real property) of MESC and the Cogen Subsidiary, as the case may be, senior to all obligations of MESC and the Cogen Subsidiary, as the case may be, including any Senior Debt, authorized, granted and effectuated pursuant to (a) during the period beginning on the date hereof and ending immediately prior to the filing of the Confirmation Orders, an order of the Bankruptcy Court approving such first priority lien and security interest, and (b) during the period beginning immediately prior to the filing of the Confirmation Orders and thereafter, the Security Agreement and the Senior Debt Intercreditor and Subordination Agreement.

         "SEI" has the meaning set forth in the Recitals.

         "SEI Cogen Investment" has the meaning set forth in Section 8.2.

         "SEI Cogen Investment Notice" has the meaning set forth in Section 8.2.

         "SEI Equity Funding Conditions" has the meaning set forth in Section 9.1(b).

         "SEI Turbine Cancellation Costs" means any amounts payable by SEI or its Affiliates as a result of the cancellation of the GE Cogen Turbine Contract or the GE Cogen LTSA.

         "SEI Turbine Costs" means any and all GE Turbine Costs paid or payable by SEI or its Affiliates.

         "Senior Debt" means (i) prior to the effectiveness of a Plan of Reorganization for MESC, the Working Capital Facility (if not terminated), the Taxable Bonds and the Tax Exempt Bonds and (ii) from and after the effectiveness of such Plan, the debt instruments distributed in respect of the Taxable Bonds and the Tax Exempt Bonds.

         "Senior Debt Intercreditor and Subordination Agreements" mean intercreditor and subordination agreements and other similar agreements and consents, in form and substance reasonably satisfactory to SEI and SERI, executed by MESC, the Collateral Agent, the Taxable Bond Indenture Trustee, the Tax-Exempt Bond Indenture Trustee and all other necessary parties to effectuate the subordination of MESC's obligations (and, if created, the obligations of the Cogen Subsidiary) to the holders of the Senior Debt (and their respective successors and assigns) and the subordination of the liens and security interests held by such parties to the obligations described in, and Security Interests granted to, SEI and SERI pursuant to this Agreement. Such debt subordination shall provide that the Senior Debt shall be subordinate to the prior payment in full of all obligations of MESC (and, if created, the obligations of the Cogen Subsidiary) now or hereafter existing under this Agreement, including (i) the reimbursement of all Development Costs, (ii) the repayment of all Cogen Development Advances made to MESC by SERI or an Affiliate of SERI, (iii) the payment of the Equity Option Fee and GE Turbine Costs payable hereunder and (iv) MESC's indemnification obligations hereunder.

         "SERI" has the meaning set forth in the Recitals.

         "SERI Funding Obligation" has the meaning set forth in Section 3.1(b).

         "Settlement Agreement" means that certain settlement agreement to be entered into by MESH, MESC and KCTC, pursuant to the terms of the Settlement Term Sheet.

         "Settlement Term Sheet" has the meaning set forth in the Recitals.

         "Southern" has the meaning set forth in the Recitals.

         "Southern Parties" has the meaning set forth in Section 11.1.

         "Steering Committee" has the meaning set forth in Section 2.15(a).

         "Steering Committee Member" has the meaning set forth in Section
2.15(a).

         "Tax Allocation Agreement" means that certain Tax Allocation Agreement, dated December 29, 1981, as amended, to which Southern, MESH and certain other Affiliates of Southern are parties.

         "Taxable Bond Indenture Trustee" means First Union National Bank, successor by merger to First Union National Bank of Georgia, as Trustee, under the Trust Indenture, dated as of August 1, 1995, as supplemented by the First Supplemental Indenture, dated as of August 1, 1995, with Mobile Energy Services Company, LLC and Mobile Energy Services Holdings, Inc.

         "Taxable Bonds" means the $255,210,000 aggregate principal amount of 8.665% First Mortgage Bonds due 2017 issued by MESC.

         "Tax Exempt Bond Indenture Trustee" means First Union National Bank, successor by merger to First Union National Bank of Georgia, as Trustee, under the Amended and Restated Trust Indenture, dated as of August 1, 1995, as supplemented by the Second Supplemental Trust Indenture, with the Industrial Development Board of the city of Mobile, Alabama.

         "Tax Exempt Bonds" means the $85,000,000 principal amount of 6.95% Solid Waste Revenue Refunding Bonds (Mobile Energy Services Company, L.L.C. Project) Series 1995 due 2020 issued by the Industrial Development Board of the City of Mobile, Alabama.

         "Technical Dispute" has the meaning set forth in Section 15.3(a).

         "Technical Dispute Notice" has the meaning set forth in Section 15.2.

         "Technical Expert" has the meaning set forth in Section 15.3(a).

         "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person (other than an individual), the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

         "Working Capital Facility" means the Revolving Credit Agreement, dated as of August 1, 1995, among MESC, MESH, the lenders named therein and Banque Paribas, as agent.

         1.2 Interpretation. Unless the context otherwise requires, the following rules shall apply to the interpretation of this Agreement:

         (a) the singular number includes the plural number and vice versa;

         (b) reference to any Person includes such Person's successors and assigns but only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity;

         (c) reference to any gender includes the other gender;

         (d) reference to any agreement (including this Agreement and the Schedules and Exhibits hereto), document or instrument (i) means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; and (ii) shall include all exhibits, schedules and other attachments thereto;

         (e) reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder;

         (f) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or Schedule or Exhibit of this Agreement;

         (g) "hereunder," "herein," "hereof," hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular provision, unless otherwise indicated;

         (h) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

         (i) unless the context clearly requires otherwise, "or" is not exclusive;

         (j) relative to the determination of any period of time, "from" means "from and including" and "to" and "through" mean "to but excluding";

         (k) unless otherwise indicated, references to "days" shall mean calendar days and reference to a time of day means such time of day in Atlanta, Georgia; and

         (l) all accounting terms not specifically defined herein shall be construed in accordance with GAAP, as consistently applied by the accounting entity to which they refer.

         1.3 Legal Representation. This Agreement was negotiated by the Parties with the benefit of legal representation and any rule of construction or interpretation requiring this Agreement to be construed or interpreted in any respect against any Party shall not apply to any construction or interpretation hereof.


                                   ARTICLE II

                   DEVELOPMENT SERVICES TO BE PROVIDED BY SERI
                         AND ROLE OF STEERING COMMITTEE

         2.1 Development Services. Commencing on the Effective Date, SERI shall provide the Development Services in accordance with the terms of this Agreement. The Development Services shall mean those services described in Sections 2.2 through 2.10 and related ancillary services reasonably necessary to develop the Cogen Project in accordance with the terms hereof.

         2.2 Procurement. SERI shall perform procurement activities for the Cogen Project as follows, subject to the review and approval of the Steering Committee, as specified in Section 2.15:

         (a)      SERI shall create bid packages and select a qualified EPC
                  Contractor.

         (b) SERI shall negotiate a turnkey fixed price EPC Agreement between MESC or the Cogen Subsidiary, as the case may be, and the EPC Contractor. The EPC Agreement will contain market provisions, including (i) representations and warranties, (ii) provisions regulating change orders, (iii) provisions addressing retention and withholding from amounts paid to the EPC Contractor, (iv) provisions dealing with the EPC Contractor's security supporting its performance (i.e. performance bond or appropriate letter of credit), (v) provisions allowing for review of progress of construction prior to any periodic payment being made to the EPC Contractor, (vi) provisions requiring payment by the EPC Contractor of liquidated damages in the event of a failure to complete the Cogen Project on a timely basis in accordance with the requirements of the EPC Agreement, and (vii) provisions specifying the nature, and amount, of insurance coverage to be procured and maintained by the EPC Contractor and subcontractors. It is the expectation of the Parties that the EPC Agreement may not be effective until after the issuance of the Confirmation Order and, as a result, SERI, subject to review and approval by the Steering Committee, may negotiate such interim arrangements with the EPC Contractor as may be appropriate, such as engaging the EPC Contractor on a time and materials basis, pursuant to which the cost of the EPC Contractor's services prior to the issuance of the Confirmation Order may be minimized.

         (c) To the extent set forth in the EPC Agreement, SERI shall review and approve all agreements between the EPC Contractor and key vendors and subcontractors.

         (d) SERI shall monitor the EPC Contractor during the construction period, including (i) reviewing the progress of the construction and approving/denying the EPC Contractor's payment applications, (ii) maintaining the retention account and any other construction accounts, (iii) enforcing the terms of the EPC Agreement in the event of a default on the part of the EPC Contractor, and (iv) overseeing the achievement of substantial and final completion of the Cogen Project, including all performance testing.

         (e) SERI shall negotiate and arrange all other contracts necessary to the development, design, engineering, construction, and start-up of the Cogen Project (including the development of the GE Cogen Turbine Contract and the GE Cogen LTSA).

         2.3 Insurance. Each of the Parties will, and will cause its subsidiaries to, maintain such insurance or, in the case of SERI and SEI, self insure, to such extent and against such risks as is customary with Persons in the same or similar business. With respect to the GE Cogen Turbine, to the extent not insured by GE as provided in the GE Cogen Turbine Contract, SEI or its Affiliates will maintain insurance or self insure with respect thereto until the transfer thereof to MESC or the Cogen Subsidiary, as the case may be. All insurance policies with respect to coverage maintained by each Party to this Agreement shall, where appropriate, waive any right of subrogation of the insurer thereunder against any Party, the owners of any Existing Senior Debt at any time during the term of this Agreement, the owners of any debt constituting Cogen Project Financing, any trustee, collateral agent or other fiduciary on behalf of any of such owners, and the Lender Representative, and the officers, directors and employees of each of them, and any right of insurers to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any such person insured under such policy.

         2.4 Permitting. SERI shall prepare applications for and use commercially reasonable efforts to obtain, or engage one or more contractors to prepare applications for and use commercially reasonable efforts to obtain, in each case in a timely manner, all necessary permits, licenses and consents required by MESC in order to develop, construct and operate the Cogen Project. SERI shall provide the Steering Committee periodic reports as to the progress of such permit applications and shall prosecute with due diligence the permits to be obtained.

         2.5 Budget and Financial Reports.

         (a) SERI may incur or arrange for MESC to incur expenses in accordance with the Budget and may exceed the Budget by the Permitted Variance without obtaining approval from the Steering Committee. In the event SERI determines in its reasonable judgment that a cost should be incurred in connection with the Cogen Project that would exceed the Budget by more than the Permitted Variance, SERI, shall by written notice to the Steering Committee (which notice will include a pro forma Adjusted Budget giving effect to such proposed modification) promptly seek the approval of the Steering Committee to modify the Budget to include such cost, provided that SERI shall have the right to increase the Budget by the amount of costs incurred as a result of actions taken by SERI under Section 2.6 (c) or Section 3.2(b) without such prior approvals. For the avoidance of doubt, the Parties hereby acknowledge that, upon delivery by SERI to the Steering Committee of such notice and accompanying pro forma Adjusted Budget, SERI shall have no obligation to incur Development Costs that would cause it to exceed the Budget by more than the Permitted Variance until the Steering Committee has approved SERI's proposed Adjusted Budget and agreed that such cost should be incurred and will be reimbursed. Any Budget modified in accordance with this Section 2.5 shall be an "Adjusted Budget," and such Adjusted Budget shall be the Budget for purposes of this Agreement. Any dispute among SERI, MESC, and the Lender Representative regarding whether an expense should be incurred that would be in excess of the Budget by more than the Permitted Variance shall be deemed to be a Technical Dispute to be resolved in accordance with
                  Article XV.

         (b) SERI and SEI shall keep proper books of record and accounts relating to the Cogen Project, in conformity with GAAP. SERI and SEI shall, upon two (2) days prior written notice by MESC and/or the Lender Representative, allow MESC and/or the Lender Representative reasonable access to such books of record and accounts and shall allow MESC and/or the Lender Representative to make copies of the same.

         2.6      Project Schedule.

         (a) In the event SERI determines in its reasonable judgment that the Project Schedule either (x) no longer accurately reflects the timing of the development of the Cogen Project, or (y) shall shortly cease to so accurately reflect, SERI, shall by written notice to MESC and the Lender Representative, promptly seek the approval of the Steering Committee (which approval shall not be unreasonably withheld) to modify the Project Schedule so that the Project Schedule shall accurately reflect the historic and predicted development of the Cogen Project (which notice shall include a proposed Amended Project Schedule giving effect to such proposed modification); provided that SERI shall, after giving prior or concurrent written notice to MESC and the Lender Representative, have the right to revise the Project Schedule in accordance with Section 2.6(c) or Section 4.4. Any revision to the Project Schedule made in accordance with Section 2.6 or
                  4.4 shall be an "Adjusted Project Schedule" and such Adjusted Project Schedule shall be the Project Schedule for purposes of this Agreement.

         (b) On the tenth (10th) day of each calendar month (or the next business day if such tenth (10th) day is not a business day), SERI shall submit a written progress report to the Steering Committee, informing the Steering Committee of all key Cogen Project activities performed during the calendar month immediately preceding the month during which such report is given, and identifying the key activities expected to be performed during the month in which such report is given. However, any Steering Committee Member shall, upon five (5) days prior written notice, be entitled to request a status update at any time, whereupon SERI shall promptly furnish such update to each Steering Committee Member, either verbally or in written form, as requested. Any report submitted by SERI pursuant to this Section 2.6(b) shall include an explanation, if required, of any significant discrepancy between the activities that the Project Schedule predicted would be performed during the month in question and the extent of the activities actually performed during such month.

         (c) Each of MESC, with the consent of the Lender Representative, and SERI shall, after giving prior or concurrent written notice to the other Party and the Lender Representative, have the right to defer all or a portion of the development of the Cogen Project (other than, in the case of SERI, SERI's obligations pursuant to Section 2.7) in order to minimize the incurrence of Development Costs until the Cogen Project Financing is arranged; provided, however, such deferment shall not extend the occurrence of the Equity Notice Date beyond July 31, 2000.

         2.7 Financing Services. SERI shall exercise commercially reasonable efforts to assist MESC or the Cogen Subsidiary in arranging for the Cogen Project Financing, so that such Cogen Project Financing shall be available as soon as practical after the Bankruptcy Court issues the Confirmation Order with respect to MESC. SERI shall, in accordance with Section 2.15, (i) solicit proposals from a selected number of banks and other financial institutions for the Cogen Project Financing, (ii) select an appropriate lender or lenders, and
(iii) negotiate a term sheet and definitive agreements with such lender or lenders for the Cogen Project Financing. SERI shall, in accordance with Section 2.15, also negotiate credit agreements, select advisors and perform or arrange for the performance of such other services as may be necessary to assist MESC in obtaining such Cogen Project Financing in accordance with the terms of this Agreement.

         2.8 Personnel. SERI shall provide such personnel as are necessary to meet its obligations set forth in this Article II, including all associated administrative assistance.

         2.9 Additional Cooperation. SERI shall cooperate and assist MESC and the Lender Representative in connection with all of the transactions and negotiations relating to the restructuring of MESC, including negotiations with KCTC and/or Sappi relating to (i) the development and construction of the Cogen Project and the proposed new pulping operation (the "New Pulp Mill"), (ii) the location of the Cogen Project, (iii) the obtaining of all rights of way and easements necessary for the construction and operation of the proposed New Pulp Mill and the Cogen Project, (iv) any necessary amendments of, or supplements to, any Energy Services Agreement, the Master Operating Agreement or any other agreement relating thereto, and (v) any common site services. The Parties will use commercially reasonable efforts either (x) to cause the filing of a Comprehensive POR with the Bankruptcy Court or (y) or to obtain the approval of the Bankruptcy Court of a motion to compromise approving those material agreements described in the Settlement Term Sheet, including the New KCTC ESA, the Settlement Agreement (certain portions of which may not be approved until the Confirmation Order for MESC), and the Option Agreement and authorizing MESC to implement such transactions (the "KCTC Compromise Approval"), in either case on or before February 29, 2000.

         2.10 Appointment as Agent. Subject to Section 2.15, MESC hereby appoints SERI as its agent (i) to execute in the name of MESC any and all contracts, applications and other documents as SERI deems necessary or appropriate in connection with the provisions of Development Services in compliance with the terms of this Agreement and (ii) to represent MESC with regard to the Cogen Project before governmental agencies (including in obtaining any required permits or regulatory approvals), in dealing with the news media, and in otherwise dealing with members of the public. SERI shall use commercially reasonable efforts to have all contracts, applications and other documents entered into with respect to the Cogen Project (other than the GE Cogen Turbine Contract and the GE Cogen LTSA) entered into in the name of MESC; provided, however, that SERI shall, subject to Section 2.15, have the option to enter into such contracts in its own name if it determines it is not commercially reasonable to do so as agent of MESC. If SERI enters into such contracts in its own name, it shall use commercially reasonable efforts to include in such contracts a right to assign such contracts to MESC. Notwithstanding the foregoing, SERI shall not be obligated to enter into any agreement that would impose obligations on SERI or its Affiliates that are not consistent with SERI's obligations under this Agreement.

         2.11 Term of Development Services. SERI shall continue its performance of the Development Services through the date on which the Cogen Project is Commercially Operable unless the Development Services are earlier terminated as follows:

         (a) SERI may, upon giving written notice to MESC, MESH and the Lender Representative, terminate the Development Services:

                  (i) upon an Event of Default by MESC (or the Cogen Subsidiary, if applicable);

                  (ii) in the event MESC's rights to the GE Cogen Turbine, the GE Cogen Turbine Contract and GE Cogen LTSA are terminated in accordance with the terms of this Agreement;

                  (iii) upon sixty (60) days prior written notice to MESC, MESH and the Lender Representative, if the Cogen Project is not Commercially Operable by December 31, 2002 or by such later date as may be consented to in writing by SERI;

                  (iv) in the event of a Non-SEI Equity Investment pursuant to which a third party unaffiliated with the holders of the Senior Debt becomes the equity investor in the Cogen Project; or

                  (v) in the event that (x) the conditions precedent to the making of the SEI Cogen Investment have not been satisfied, and (y) the Non-SEI Equity Investment has not occurred, on or before the date that is sixty
                           (60) days after the Equity Notice Date.

         (b) MESC shall have the right to terminate the Development Services at any time upon thirty (30) days prior written notice to SERI and SEI.

         2.12 Obligations Upon Termination. In the event of any termination of the Development Services pursuant to Section 2.11:

                  (a) all unreimbursed Development Costs and, subject to Sections 4.3(g) and 4.5(e), the Equity Option Fee shall be immediately due and payable by MESC;

                  (b) SEI's obligations to transfer the GE Cogen Turbine, the GE Cogen Turbine Contract and the GE Cogen LTSA shall terminate; provided, however, that this clause
                           (b) shall not apply in the event of a termination of the Development Services pursuant to clause (iv) of
                           Section 2.11(a) where MESC has satisfied the MESC Transfer Obligations on or before the Closing Date; provided, further, that if the GE Cogen Turbine, the GE Cogen Turbine Contract and the GE Cogen LTSA have already been transferred by SEI to MESC or the Cogen Subsidiary, all unreimbursed SEI Turbine Costs shall be immediately due and payable by MESC; and

                  (c) all contracts related to the Cogen Project with third party vendors or service providers to which SERI, SEI, or any Affiliate of SERI is a party shall either be terminated, assumed by or assigned to MESC or the Cogen Subsidiary in accordance with the terms set forth in Section 7.2.

         2.13 Formation of Cogen Subsidiary. If MESC and the Lender Representative, with the approval of SERI (unless SEI and its Affiliates no longer own any interest in MESC), agree to the formation of a Cogen Subsidiary to own, in whole or in part, the Cogen Facility, MESC may assign its rights under this Agreement to such Cogen Subsidiary and the Cogen Subsidiary shall assume MESC's obligations hereunder and shall secure its obligations hereunder as provided in Section 6.1 In such an event, (i) MESC shall not be released from any obligations hereunder, (ii) MESC and the Cogen Subsidiary shall be jointly and severally liable for all obligations of MESC and the Cogen Subsidiary hereunder, and (iii) SEI and SERI shall continue to retain a security interest in the assets of MESC in accordance with Section 6.1.

         2.14 No Guarantee of Successful Development Notwithstanding any other provision of this Agreement, none of SEI, SERI or their Affiliates guarantee the successful development of the Cogen Project, the technical or financial performance of the Cogen Facility, or the arrangement of the Cogen Project Financing.

         2.15     Steering Committee

         (a)      General. Each of (i) SERI and SEI, (ii) MESC and MESH and
                  (iii) the Lender Representative shall appoint one person (a "Steering Committee Member") to be their representative on the Cogen Project steering committee (the "Steering Committee"). All actions or decisions of the Steering Committee shall be taken only with the unanimous consent of each of the Steering Committee Members. Actions or decisions of the Steering Committee shall not be countermanded independently by any Party.


         (b) Steering Committee Members. Each Party's and the Lender Representative's initial Steering Committee Member is set forth on Exhibit G hereto. Each Party and the Lender Representative may replace its Steering Committee Member upon giving each other Party and the Lender Representative (if the Lender Representative is not the Person giving such notice) five (5) days prior written notice of such change. In addition, each Steering Committee Member may designate (upon at least one (1) days prior written notice) a substitute representative to act in his/her stead. By nominating a Steering Committee Member or designating a substitute representative, each Party represents that the person so nominated or designated by such Party has appropriate authority to carry out the responsibilities of a Steering Committee Member under this Agreement.

         (c) Meetings. Subject to Section 2.15(d) below, the Steering Committee will meet on not less than a bi-weekly basis to review the strategy, progress and any significant issues that have arisen in connection with the Cogen Project. Additional meetings will be held on an ad hoc basis at the request of any Party or the Lender Representative. All Steering Committee meeting shall be held in Atlanta, Georgia, or at such other location as Steering Committee Members may unanimously select.

         (d) Written Consent in Lieu of Meeting. Any action or decision that is required to, or which may, be taken by the Steering Committee at a Steering Committee meeting may be taken without a meeting if a consent thereto in writing, setting forth the action or decision to be taken, is signed by all the Steering Committee Members.

         (e) Responsibilities of the Steering Committee. The Steering Committee shall have the following rights and responsibilities:

                           (i) Liaison. Provide a forum for discussions between
               the Parties and the Committee at the management level with respect to the development of the Cogen Project.

                           (ii) EPC Agreement. Review and approve (x) any bid
               packages that SERI proposes to distribute to any potential EPC Contractor, (y) any potential EPC Contractor that SERI proposes be retained, and (z) the EPC Agreement and all associated documentation. The Steering Committee shall also consult with SERI as to the performance of SERI's monitoring responsibilities pursuant to Section 2.2(d).

                           (iii) Project Budget. Except as otherwise provided in
               this Agreement, review and approve any request by SERI for any modification to the Budget, in accordance with the terms of
               Section 2.5(a) hereof, which approval shall not be unreasonably withheld. The Steering Committee shall also review (x) the books of records and accounts maintained by SERI and SEI pursuant to
               Section 2.5(b), and (y) any report delivered by SERI pursuant to
               Section 5.1.

                           (iv) Project Schedule. Except as otherwise provided
               in this Agreement, review and approve any request by SERI for any modification of the Project Schedule, in accordance with the terms of Section 2.6(a) hereof.

                           (v) Financing Services. Review and approve (x) any
               solicitation materials that SERI proposes to distribute to any potential lender that SERI proposes to solicit to provide the Cogen Project Financing, (y) any potential lender that SERI proposes be retained to provide the Cogen Project Financing, and
               (z) the indenture, security documents and all other financing documents required to be entered into in connection with the Cogen Project Financing.

                           (vi) Certain Agreements, Bonds etc. Review and
               approve all agreements, performance bonds, letters of credit, guarantees, letters of intent, or commitment letters with a potential value in excess of five hundred thousand dollars ($500,000) to be entered into by, or issued on behalf of, SEI, SERI, or any Affiliate of SERI, as the case may be, in connection with the Cogen Project.

                           (vii) Consultants. Review and approve any consultant
                  to be retained to provide material services in connection with the Cogen Project.

         (f) Failure to Reach Agreement. In the event that the Steering Committee Members are unable to reach a unanimous decision as to whether to act or refrain from acting in relation to a particular matter, the meeting shall be adjourned and the matter shall be resolved in accordance with the terms of
                  Article XV.


                                   ARTICLE III

                               FUNDING OBLIGATIONS

         3.1 Funding Obligations. Prior to the Closing Date the Parties shall be responsible for the costs of the development of the Cogen Project as follows:

         (a) SEI, SERI, and their Affiliates shall initially incur all Development Costs; provided that SEI, SERI, and their Affiliates shall not be obligated to incur Development Costs at any time that would cause the Maximum Development Exposure Amount to exceed five million dollars ($5,000,000). On the fifth (5th) day of each calendar month (or the next business day if such fifth (5th) day is not a business day), SERI shall submit an invoice to MESC (together with all supporting documentation) and, subject to Section 5.1, MESC shall pay, for all Development Costs incurred by SERI or its Affiliates during the immediately preceding month; provided, however, that, certain third party costs of SERI and its Affiliates for services and equipment procurement may be deferred by MESC in accordance with subsection (b) below.

         (b) Until a Funding Termination occurs, SERI or its Affiliates shall defer collection from MESC for, or advance to MESC the funds to pay for (which advance shall be promptly applied by MESC to such payment), Development Costs in the nature of equipment procurement and other third party costs incurred by SERI or its Affiliates or MESC or the Cogen Subsidiary in developing the Cogen Project in accordance with this Agreement, including costs incurred or any cancellation charges owed in connection with the EPC Agreement and the heat recovery steam generator contract (all such advances being referred to herein as "Cogen Development Advances"); provided, however, that SERI and its Affiliates shall not be obligated to incur or be liable for an aggregate Maximum Development Exposure Amount of more than five million dollars ($5,000,000) at any time. As used herein, the term "Maximum Development Exposure Amount" means, as of any date, the sum of (i) the unreimbursed amount of (x) all Cogen Development Advances and
                  (y) SERI's and its Affiliates' actual Development Costs, and
                  (ii) cancellation costs (other than SEI Turbine Cancellation Costs) for which SERI or its Affiliates would be liable under any contracts entered into by SERI or its Affiliates with third parties related to the Cogen Project if such contracts were terminated as of such date. SERI's obligation to defer recovery of Development Costs from or to (or have one or more of its Affiliates to) advance funds to MESC under this Section 3.1(b) is referred to herein as the "SERI Funding Obligation." The SERI Funding Obligation is contingent upon the issuance by the Bankruptcy Court of an order acceptable in form and substance to SERI and the Committee authorizing MESC to use, if necessary to fund the Cogen Project after SERI has fulfilled its SERI Funding Obligation, all cash generated after January 1, 2000 in excess of its operating costs to pay Development Costs or costs incurred by MESC related to the Cogen Project and not to be distributed to the holders of the Senior Debt.

         3.2      Termination of Funding Obligation.

         (a) The SERI Funding Obligation shall terminate (the "Funding Termination") upon the earliest to occur of: (i) a termination of Development Services in accordance with the terms hereof,
                  (ii) an Event of Default by MESC (or the Cogen Subsidiary, if applicable), (iii) the Maximum Development Exposure Amount equals or exceeds five million dollars ($5,000,000), (iv) the date thirty (30) days after the Equity Notice Date, if MESC has, on or prior to such date, given SEI the Non-SEI Equity Investment Notice, in accordance with the terms hereof, provided that such date shall be extended to the date sixty
                  (60) days after the Equity Notice Date, if one or more of the Extension Conditions exists, (v) the date sixty (60) days after the Equity Notice Date, if MESC has, on or prior to such date, given SEI the SEI Equity Investment Notice, in accordance with the terms hereof, (vi) the closing of the Cogen Project Financing, (vii) February 29, 2000, in the event that both (x) the Comprehensive POR is not filed with the Bankruptcy Court and (y) the KCTC Compromise Approval is not issued, in each case on or before February 29, 2000, for any reason other than a breach by SEI or SERI or any of their obligations hereunder, and (viii) the closing of the SEI Cogen Investment or the Non-SEI Equity Investment.

         (b) Without limiting any other right of SEI or SERI hereunder, from and after a Funding Termination, SERI and its Affiliates shall not be required to advance any funds or incur any further Development Costs, and SERI may take such action as it deems reasonable to minimize its liability for Development Costs thereafter, including issuing a stop work order on any contract related to the Cogen Project for which SERI or its Affiliates are liable, deferring the performance of the EPC Contractor (to the extent SERI or its Affiliates would be liable for costs or other liability under the EPC Agreement) and deferring the manufacture and installation of any equipment to be supplied by a third party, including the GE Cogen Turbine and the heat recovery steam generator.

                                   ARTICLE IV

              TURBINE PROCUREMENT AND LONG-TERM SERVICES AGREEMENT

         4.1 GE Cogen Turbine Contract. SEI is a party to the GE Master Turbine Contract, pursuant to which SEI has designated a GE turbine to be manufactured and delivered to SEI in Mobile, Alabama or to a storage facility identified by the Parties. Commencing on the Effective Date, SEI shall develop and negotiate with GE to enter into a GE Cogen Turbine Contract which shall be assignable to MESC or the Cogen Subsidiary, as the case may be, for the Cogen Facility.

         4.2 GE Long-Term Services Agreement. SEI is a party to the GE Master LTSA, pursuant to which SEI may direct GE to perform long term services for the GE Cogen Turbine. Commencing on the Effective Date, SEI shall develop and negotiate with GE to enter into a GE Cogen LTSA which be assignable to MESC or the Cogen Subsidiary, as the case may be, for the Cogen Facility.

         4.3 Responsibilities of the Parties Relating to GE Turbine and LTSA. The Parties shall have the following responsibilities and obligations regarding the GE Cogen Turbine, the GE Cogen Turbine Contract and GE Cogen LTSA:

         (a) Provided that all MESC Transfer Obligations are satisfied on or before the Closing Date, SEI hereby agrees to assign or delegate on the Closing Date to MESC or the Cogen Subsidiary, as the case may be, the GE Cogen Turbine Contract and all rights and obligations associated therewith.

         (b) Provided that all MESC Transfer Obligations are satisfied on or before the Closing Date, SEI hereby agrees to assign or delegate on the Closing Date to MESC or the Cogen Subsidiary, as the case may be, the GE Cogen LTSA and all rights and obligations associated therewith.

         (c) SEI shall be responsible for and pay all GE Turbine Costs until the Closing Date, at which time MESC shall reimburse SEI for all such GE Turbine Costs incurred by SEI through the Closing Date and shall assume the obligation to pay all GE Turbine Costs from and after the Closing Date and either (x) obtain from GE a release of SEI from all obligations of SEI to GE under the GE Cogen Turbine Contract and the GE Cogen LTSA or (y) indemnify SEI from and against any and all costs, liability and expense arising from the GE Cogen Turbine, GE Cogen Turbine Contract and the GE Cogen LTSA and provide security for such indemnity as provided in Section 6.1.

         (d) SEI shall retain title to the GE Cogen Turbine until all of SEI's rights with respect thereto are transferred to MESC on the Closing Date.

         (e) MESC and the Lender Representative may by written notice to SEI delivered on or before February 29, 2000, terminate MESC's rights to the GE Cogen Turbine, the GE Cogen Turbine Contract and GE Cogen LTSA.

         (f) In the event of (i) a MESC Event of Default, (ii) failure of MESC to satisfy the MESC Transfer Obligations within sixty
                  (60) days after the Equity Notice Date or (iii) the termination of MESC's rights to the GE Cogen Turbine, the GE Cogen Turbine Contract and GE Cogen LTSA in accordance with
                  Section 4.3(e) or Section 4.5(e), any and all rights of MESC with respect to the GE Cogen Turbine, the GE Cogen Turbine Contract and the GE Cogen LTSA shall terminate, and MESC shall not have any responsibility for any GE Turbine Costs.

         (g) MESC shall pay SEI the Equity Option Fee, in accordance with the terms hereof, at the earliest of (x) the Closing Date, (y) the termination of Development Services by SERI or MESC, or
                  (z) the termination of this Agreement, in accordance with the terms hereof; provided, however, that MESC shall not be obligated to pay the Equity Option Fee if:

                  (i) this Agreement is terminated as a result of an Event of Default by SEI or SERI;

                  (ii) SEI breaches its obligation to assign to MESC, or the Cogen Subsidiary, SEI's rights to the GE Cogen Turbine, the GE Cogen Turbine Contract and the GE Cogen LTSA;

                  (iii) MESC's rights to the GE Cogen Turbine, the GE Cogen Turbine Contract and GE Cogen LTSA are terminated in accordance with Section 4.3(e) or Section 4.5(e); or

                  (iv)     an SEI Cogen Investment is made;

provided that payment of the Equity Option Fee may be delayed by SEI until such time as any approvals required under PUHCA for such Equity Option Fee, if any, have been obtained.

         4.4 Deferral of Scheduled Delivery Date. SEI may, in its sole discretion, defer the delivery of the GE Cogen Turbine to the Cogen Project site (either by deferring delivery by GE or by taking delivery from GE and placing the GE Cogen Turbine in storage and deferring delivery to the Cogen Facility site) until thirty (30) days after the Closing Date, provided that SEI shall, prior to the originally scheduled delivery date (as specified in the then current Project Schedule) have delivered to MESC and the Lender Representative a proposed Adjusted Project Schedule giving effect to such deferral. SEI or SERI shall advise MESC and the Lender Representative from time to time regarding any change made by SEI in the scheduled delivery date for the GE Cogen Turbine and the impacts on the Project Schedule and Project Budget related thereto. In the event of a change in the Project Schedule, in accordance with the terms hereof, that provides for a change in the delivery date to after December 31, 2000, SEI shall have the right to have the GE turbine designated for delivery to the site delivered to another SEI project and then designate another GE turbine for delivery to the Cogen Project; provided that if such change would cause a change of more than three (3) months in the date that the Cogen Project would be expected to be Commercially Operable without any change in the GE turbine (taking into account the changes in the Project Schedule that prompt a change in the delivery date for the GE turbine), SEI may make such a change in the GE turbine designated for delivery to the Cogen Facility site only with the written consent of MESC and the Lender Representative, which consent shall not be unreasonably withheld. MESC hereby acknowledges that such change in the GE turbine designated for delivery to the Cogen Facility site may result in other impacts to the Project Schedule and Project Budget which shall be reflected in the proposed Adjusted Project Schedule and Adjusted Budget to be provided by SEI.

         4.5 Failure to File Comprehensive POR or Receive KCTC Compromise Approval. In the event that both (x) the Comprehensive POR is not filed with the Bankruptcy Court and (y) the KCTC Compromise Approval is not issued, in each case, on or before February 29, 2000, for any reason other than the breach by SERI or SEI of any of their obligations under this Agreement, the following shall occur:

         (a) All Development Costs paid by SEI, SERI or an Affiliate of SERI that have not been previously reimbursed or Cogen Development Advances made to MESC by SERI or an Affiliate of SERI that have not been repaid shall be immediately due and payable by MESC;

         (b) MESC shall have the right, exercisable by the delivery of written notice to SEI within ten (10) days after February 29, 2000, to retain its rights with respect to the GE Cogen Turbine, the GE Cogen Turbine Contract and the GE Cogen LTSA, in which event (i) SEI shall continue to pay the GE Turbine Costs until the Closing Date, and (ii) all other terms contained in this Agreement relating to the transfer of the GE Cogen Turbine, the GE Cogen Turbine Contract and the GE Cogen LTSA shall continue to apply (including MESC's right to require SEI to transfer the GE Cogen Turbine, the GE Cogen Turbine Contract and the GE Cogen LTSA in accordance with the terms hereof).

         (c) If MESC exercises its right to retain the rights to the GE Cogen Turbine and GE Cogen LTSA in accordance with Section 4.5(b), SERI and its Affiliates, as appropriate, shall assign and delegate to MESC and the Cogen Subsidiary and MESC and the Cogen Subsidiary shall assume all rights and obligations under all contracts with third parties to which SERI or any of its Affiliates is a party relating to the Cogen Project, and MESC shall either (x) obtain from each such third party a release of SERI and its Affiliates from all obligations to such third party under such contracts or (y) indemnify SERI and its Affiliates for all such contractual obligations that are not so released and provide security for such indemnity as provided in Section 6.1.

         (d) If MESC exercises its right to retain the rights to the GE Cogen Turbine, the GE Cogen Turbine Contract and GE Cogen LTSA in accordance with Section 4.5(b), MESC shall perform the MESC Transfer Obligations set forth in Section 7.2 on or before the Closing Date. If MESC fails to perform such MESC Transfer Obligations on or before the Closing Date, (i) all rights of MESC with respect to the GE Cogen Turbine, the GE Cogen Turbine Contract and the GE Cogen LTSA shall terminate, and
                  (ii) SERI and its Affiliates may terminate any contract relating to the Cogen Project and MESC shall reimburse SERI and its Affiliates for any costs incurred by SERI and its Affiliates under such contracts not previously reimbursed by MESC, including any cancellation costs (other than SEI Turbine Cancellation Costs) imposed as a result of such termination.

         (e)      If MESC fails to exercise in a timely manner its right under
                  Section 4.5(b) to retain rights to the GE Cogen Turbine, the GE Cogen Turbine Contract and GE Cogen LTSA, all rights and obligations of MESC with respect to the GE Cogen Turbine, the GE Cogen Turbine Contract and the GE Cogen LTSA shall terminate and SEI may direct GE to deliver (or, if GE has already delivered the GE Cogen Turbine, SEI may deliver) the GE Cogen Turbine for use at another location. In such an event, (i) MESC shall not have any responsibility for any SEI Turbine Costs, (ii) SERI and SEI may terminate this Agreement and the O&M Agreement, (iii) MESC shall not owe SEI the Equity Option Fee, and (iv) SERI and its Affiliates may terminate any contract relating to the Cogen Project and MESC shall reimburse SERI and its Affiliates for any costs incurred by SERI and its Affiliates under such contracts not previously reimbursed by MESC, including any cancellation costs (other than SEI Turbine Cancellation Costs) imposed as a result of such termination.

         4.6 Resale of GE Cogen Turbine Prohibited. Except as part of a (i) sale of all of MESC's or the Cogen Subsidiary's assets, or (ii) collateral assignment or transfer to a secured lender of MESC or the Cogen Subsidiary pursuant to the terms of the relevant security documents, neither MESC nor the Cogen Subsidiary may assign, sell, or otherwise transfer the GE Cogen Turbine, the GE Cogen Turbine Contract or the GE Cogen LTSA. The prohibitions on transfer of the GE Cogen Turbine, the GE Cogen Turbine Contract or the GE Cogen LTSA imposed by this Section 4.6 shall survive the expiration or termination of this Agreement.


                                    ARTICLE V

                         PAYMENTS; FEES AND INDEMNITIES

         5.1 Invoice for Development Costs. SERI shall invoice MESC monthly for all Development Costs payable by MESC in accordance with Section 3.1. Such invoice shall separately identify those Development Costs for which payment may be deferred under Section 3.1(b). Subject to Section 3.1(b), such invoice shall be payable by MESC within twenty (20) days after receipt. Such statement shall be adjusted from time to time by SERI based on its records. If in any calendar month the amount of the Development Costs or the GE Turbine Costs incurred during such month differ by more than the Permitted Variance from the amount of the Development Costs or the GE Turbine Costs that the Project Budget predicted would be incurred during such month, on the tenth (10th) day (or the next business day if such tenth (10th) day is not a business day) of the calendar month immediately following such month, SERI shall submit a written financial report to the Steering Committee identifying in detail (x) the amount and nature of all Development Costs and GE Turbine Costs so incurred (accompanied by supporting documentation), and (y) explaining the discrepancies between such costs and the costs that the Project Schedule predicted would be incurred during the month in question.

         5.2 Deferred Development Costs; Cogen Development Advances.

         (a) SERI shall provide MESC on a monthly basis a statement of the outstanding amount of the Development Costs and GE Turbine Costs previously deferred by MESC and Cogen Development Advances by SERI or its Affiliates pursuant to Section 3.1(b).

         (b) MESC shall, on the earliest of (i) the Closing Date, (ii) the termination of Development Services by SERI, or (iii) the termination of this Agreement by SEI and SERI in accordance with the terms hereof, pay SERI (or its Affiliates as applicable) for (x) all Development Costs not previously reimbursed by MESC, including Development Costs previously deferred by MESC, and (y) all Cogen Development Advances by SERI or its Affiliates pursuant to Section 3.1(b) not previously repaid.

         5.3 SEI Turbine Costs. Provided that all MESC Transfer Obligations are satisfied on or before the Closing Date and SEI's rights and obligations with respect to the GE Cogen Turbine, the GE Cogen Turbine Contract and the GE Cogen LTSA are assigned to MESC or the Cogen Subsidiary, MESC shall reimburse SEI for all SEI Turbine Costs on or before the Closing Date.

         5.4 Equity Option Fee. MESC shall pay SEI the Equity Option Fee in accordance with Section 4.3(f).

         5.5 Interest.

         (a) Interest shall accrue at an annual rate equal to the Interest Rate on (i) all Development Costs paid or incurred by SERI or an Affiliate of SERI that are deferred by MESC pursuant to
                  Section 3.1(b), from the date payment would have been due from MESC under the terms of this Agreement had such Development Costs not been deferred until such Development Costs are reimbursed by MESC, (ii) all Cogen Development Advances to MESC by SERI or its Affiliates pursuant to Section 3.1(b), from the date such advance was made until repaid by MESC, and
                  (iii) all GE Turbine Costs to be reimbursed by MESC under the terms of this Agreement, from the date of the payment or incurrence thereof by SEI or an Affiliate thereof until such costs are reimbursed by MESC; provided that in each case such interest shall accrue only to the extent permitted under applicable Requirements of Law. Such interest shall be due and payable on the date that such deferred Development Costs, Cogen Development Advances, or GE Turbine Costs, as the case may be, are due and payable by MESC pursuant to the terms of this Agreement.

         (b) In the event any amount due and payable under this Agreement is not paid on the date due, such amount shall accrue interest at the lower of (i) the Interest Rate plus two percent (2%) per annum, or (ii) the maximum interest rate payable by law, until paid in full; provided that such interest shall accrue only to the extent permitted under applicable Requirements of Law.

         5.6 Indemnities. MESC shall indemnify SERI, SEI and SERI's Affiliates from and against (i) subject to Section 3.1, any and all Development Costs, including any costs incurred in connection with the cancellation of contractual arrangements with third parties related to the Cogen Project (other than the GE Cogen Turbine Contract or the GE Cogen LTSA) where such cancellation is in accordance with the terms of this Agreement and (ii) following the assignment of the GE Cogen Turbine, the GE Cogen Turbine Contract and the GE Cogen LTSA to MESC, any and all GE Turbine Costs.


                                   ARTICLE VI

                        APPLICATION OF FUNDS AND SECURITY

         6.1 Security Interest.

         (a) As security for timely performance of all obligations of MESC and the Cogen Subsidiary to SEI or SERI (and, if appropriate, SERI's Affiliates) under this Agreement, including (i) the reimbursement of all Development Costs, (ii) the repayment of all Cogen Development Advances made to MESC by SERI or an Affiliate of SERI, (iii) the payment of the Equity Option Fee and GE Turbine Costs payable hereunder and (iv) MESC's indemnification obligations hereunder, SERI and SEI shall be granted the Security Interests. SERI and SEI shall subordinate their respective Security Interests to the Cogen Project Financing by entering into a consent to such subordination (the "Cogen Lender Consent") in form and substance reasonably satisfactory to SERI, SEI, MESC and the Lender Representative. With respect to MESC's or the Cogen Subsidiary's indemnity obligations hereunder, the Security Interests shall secure only those indemnification claims asserted within two (2) years after the later of (i) the Closing Date, or (ii) the termination of Development Services.

         (b) Each of MESC and the Cogen Subsidiary, as the case may be, shall, on demand, (i) execute and deliver the Security Agreements and the Senior Debt Intercreditor and Subordination Agreements, (ii) use commercially reasonable efforts to cause the Senior Debt Intercreditor and Subordination Agreements to be executed and delivered by the Collateral Agent, the Taxable Bond Indenture Trustee, the Tax-Exempt Bond Indenture Trustee and all other necessary parties to effectuate the subordination of MESC's obligations (and, if created, the obligations of the Cogen Subsidiary) to the holders of the Senior Debt (and their respective successors and assigns) and the subordination of the liens and security interests held by such parties to the obligations described in, and Security Interests granted to, SEI and SERI pursuant to this Agreement, and (iii) do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers, agreements and assurances as SEI and SERI shall, from time to time, reasonably require for better assuring, conveying, assigning, transferring and confirming unto SEI and SERI the property and rights to be mortgaged or assigned pursuant to the Security Interests granted in accordance with the terms hereof, or intended now or hereafter so to be, or that MESC and Cogen Subsidiary, as the case may be, may be or may hereafter become bound to convey, mortgage or assign to SEI and SERI pursuant to the Security Agreements and the Senior Debt Intercreditor and Subordination Agreements, or for carrying out the intention or facilitating the performance of the terms hereof. 6.2 Application of Funds. Prior to SERI or SEI realizing upon any collateral security granted by MESC or the Cogen Subsidiary, as the case may be, pursuant to Section 6.1, SERI and SEI shall look to MESC or the Cogen Subsidiary, as the case may be, for payment of any sums due to SERI or SEI, as the case may be, from MESC or the Cogen Subsidiary, as the case may be, first from the proceeds then available from (i) cash held by MESC or the Cogen Subsidiary, as the case may be, (ii) any payment from KCTC to be received pursuant to the Settlement Term Sheet, (iii) investment proceeds from any equity investors in the Cogen Project, and (iv) the proceeds from any Cogen Project Financing; provided, however, if MESC or the Cogen Subsidiary, as the case may be, fails to pay such sums upon demand therefor, SEI and SERI may proceed at their election to realize upon their collateral pursuant to the Security Agreements or applicable law.

                                   ARTICLE VII

                    MESC OBLIGATIONS AND TRANSFER CONDITIONS

         7.1 Conditions to Transfer. As a condition to SEI's obligation to transfer the GE Cogen Turbine, the GE Cogen Turbine Contract and GE Cogen LTSA to MESC on the Closing Date or any time prior thereto, MESC shall satisfy the MESC Transfer Obligations.

         7.2 MESC Transfer Obligations. As used herein, the "MESC Transfer Obligations" are:

         (a) MESC shall reimburse SEI for all GE Turbine Costs paid or incurred by SEI through the date on which the transfer is to be made, together with accrued but unpaid interest.

         (b) Whether or not SEI or its Affiliate is an equity investor in the Cogen Project, all of SEI's contractual rights and obligations under the GE Cogen Turbine Contract and the GE Cogen LTSA shall be assigned to or assumed by MESC, and MESC shall either (x) obtain from GE a release of SEI from all obligations to GE under the GE Cogen Turbine Contract and the GE Cogen LTSA or (y) indemnify SEI from and against any and all costs, liability and expense arising from the GE Cogen Turbine Contract and the GE Cogen LTSA and provide security for such indemnity as provided in Section 6.1.

         (c) MESC shall pay SEI the Equity Option Fee, unless SEI is the equity investor in the Cogen Project.

         (d) MESC shall reimburse SERI (or its Affiliates as applicable) for (i) all unreimbursed Development Costs, including all Developments Costs previously deferred by MESC under Section 3.1(b), and (ii) all unpaid Cogen Development Advances by SERI its Affiliates pursuant to Section 3.1(b), in each case together with accrued but unpaid interest.

         (e) Whether or not SEI or its Affiliate is an equity investor in the Cogen Project, MESC shall assume all of SERI's, and, where appropriate, all of SERI's Affiliates',contractual obligations under each contract with a third party to which SERI, or any of its Affiliates, is a party relating to the Cogen Project, and either (x) obtain from each such third party a release of SERI and its Affiliates from all obligations to such third party under such contract or (y) indemnify SERI and its Affiliates for all such contractual obligations and provide security for such indemnity as provided in Section 6.1. If MESC fails to comply with the foregoing with respect to any third-party contract, SERI or its Affiliate, as the case may be, may terminate such contract and MESC shall reimburse SERI or its Affiliate, as the case may be, for any cancellation costs (other than SEI Turbine Cancellation Costs) imposed as a result of such termination.

                                  ARTICLE VIII

                                 EQUITY FUNDING

         8.1 Equity Investment in Cogen Project. At any time until and including the Equity Notice Date, MESC shall have the right, with the concurrence of the Lender Representative, to structure a Non-SEI Equity Investment.

         8.2 Equity Notice Date. MESC shall have until and including the Equity Notice Date to provide SEI with either (i) a written notice (the "Non-SEI Equity Investment Notice") stating that MESC will invest or arrange for a third party or group of holders of Senior Debt to invest equity in the Cogen Project (the "Non-SEI Equity Investment"), or (ii) a written notice (the "SEI Cogen Investment Notice") (x) stating that the SEI Equity Funding Conditions have been met and that, subject to the satisfaction of the Extension Conditions, MESC is requiring SEI to make an equity investment of up to thirty million dollars ($30,000,000) (the "SEI Cogen Investment"), and (y) specifying the date on which the closing of the SEI Cogen Investment will be made. If MESC fails to give to SEI either the Non-SEI Equity Investment Notice or the SEI Cogen Investment Notice on or before the Equity Notice Date, SERI and SEI shall have the right to terminate this Agreement effective upon written notice to MESC.

         8.3 Deferral of Closing. MESC shall arrange for the Closing Date to occur promptly after the Equity Notice Date; provided, however, MESC may defer the Closing Date for up to sixty (60) days after the Equity Notice Date to the extent necessary to satisfy the Extension Conditions. If MESC delivers either the Non-SEI Equity Investment Notice or the SEI Cogen Investment Notice to SEI and the Closing Date does not occur within sixty (60) days after the Equity Notice Date for reasons other than an Event of Default by SERI or SEI, then SEI shall have no further obligation to make the SEI Cogen Investment (in the case where MESC delivered the SEI Cogen Investment Notice to SEI) and SEI and SERI may terminate this Agreement effective upon written notice to MESC.

                                   ARTICLE IX

                     SEI EQUITY INVESTMENT IN COGEN PROJECT

         9.1 SEI Cogen Investment. At any time on or before the Equity Notice Date, and provided (i) MESC has not given SERI the Non-SEI Equity Investment Notice and (ii) the Equity Funding Conditions have been satisfied and remain satisfied, MESC shall have the right to give SEI the SEI Cogen Investment Notice and to require SEI to make the SEI Cogen Investment in accordance with the following:

         (a) Subject to Section 8.3 and Section 9.2, and provided the Equity Funding Conditions remain satisfied, the closing of the SEI Cogen Investment shall occur on the date specified by MESC in the SEI Cogen Investment Notice for making the SEI Cogen Investment and, beginning on such date, SEI or an Affiliate thereof will from time to time provide the equity required to be invested in MESC or a subsidiary of MESC to fund the equity component of the capital required for the Cogen Project up to a maximum of thirty million dollars ($30,000,000).

         (b)      The "Equity Funding Conditions" are:

                  (i) A third party (A) has acquired KCTC's pulp mill assets under the Option Agreement, or (B) is obligated under a definitive agreement (other than the Option Agreement) to acquire, subject to customary closing conditions, KCTC's pulp mill assets under that certain Option Agreement described in the Settlement Term Sheet and either (x) MESC has provided evidence satisfactory to SEI in its commercially reasonable judgment that such third party has thirty million dollars ($30,000,000) available to fund the cash equity required for a new pulping operation based upon the pulp mill assets to be acquired from KCTC or (y) such third party is otherwise reasonably acceptable to SEI.

                  (ii) KCTC and MESC have entered into a revised energy services agreement for the provision of steam processing and electricity by MESC to KCTC's facilities in Mobile, Alabama consistent with the terms set out in the Settlement Term Sheet or otherwise reasonably acceptable to SEI, which agreement has become effective.

                  (iii) A financial restructuring of MESC and MESH has occurred or will occur upon the entry of Confirmation Orders by the Bankruptcy Court for MESC and MESH under which (x) any cancellation of indebtedness of MESC or MESH or other transaction that would trigger payment by Southern of taxes on the amount of its excess loss account related to its investment in MESH did not occur or will not occur until after the payment to be made by KCTC under the terms outlined in the Settlement Term Sheet has been received by MESC and the members of MESC have recognized income as a result of such payment and (y) upon the closing of the SEI Cogen Investment any taxable income or tax losses attributed to MESC's members for that year would be allocated based on the proration method and MESC would distribute to its members (and MESH would dividend to Southern) amounts adequate to pay any income tax owed by such members based upon MESC's operations in that year.

                  (iv) MESC and the Cogen Subsidiary, if applicable, shall have provided SEI, SERI and, if appropriate, SERI's Affiliates, the security specified in Section 6.1.

                  (v) SEI's investment of equity in the cogeneration project would meet the following return criteria:

                           (A) The after-tax cash return on the amount invested by SEI or its Affiliates in the Cogen Project (i.e., the internal rate of return) (such return, the "SEI IRR") will be greater than or equal to sixteen percent (16%) (excluding the benefits of any reduction in taxes owed by Southern on its excess loss account related to its investment in MESH, but considering future tax benefits generated by MESC's operations) based on a thirty (30) year cash flow projection at the member level (excluding terminal value), which projection shall be made using a model and assumptions satisfactory to SEI in its reasonable judgment that takes into account expected business risks, regulatory risks and environmental risks.

                           (B) Separately taking into account reasonable down-side sensitivities related to revenues, costs, market electricity prices, gross margin (revenue minus fuel costs), interest rates, construction costs, and demands for steam and electricity from KCTC and Sappi, in each case the net present value of the investment made by SEI or its Affiliates in the Cogen Project calculated using a discount rate of ten percent (10%) will not be negative.

                           (C) At least one half of the SEI IRR would be earned through debt service on secured debt having a ten year maturity issued to SEI or its Affiliates (such debt, the "Mezzanine Debt") that would be subordinate only to the Cogen Project Financing and an amount of restructured debt for MESC sized so that under each sensitivity analysis referred to in Section 9.1(b)(v)(B) MESC would have sufficient cash flow in each year to pay any principal and interest due on the Mezzanine Debt for that year.

                           (D) Concurrent with repayment of the Mezzanine Debt, the SEI IRR will be projected (as described above) to be greater than or equal to eleven percent (11%) based on a combination of returns attributable to the debt service payments on the Mezzanine Debt and cumulative dividends.

                           (E) The investment is accretive to book earnings of Southern, based on projections (as described above) at the time of the investment.

                           (F) The internal rate of return crossover, or the point in time at which the SEI IRR surpasses a zero percent (0%) cumulative return, should occur no later than the sixth anniversary of the Closing Date, based on projections (as described above) at the time of the investment.

                           (G) The members of MESC should not, at any time following the Cogen Project becoming Commercially Operable, have negative net income or negative after tax cash flows based on projections (as described above) at the time of the investment.

                           (H) For any year in which a No. 9 Reduction Amount exists, (i) the interest payable on any debt senior to the Mezzanine Debt (other than the Cogen Project Financing) in such year shall be reduced by the No. 9 Reduction Amount and (ii) to the extent that the No. 9 Reduction Amount for such year exceeds the interest to be paid on such debt in such year, principal to be paid on such debt in such year (including principal amounts previously deferred) shall be deferred until the following year in an amount equal to such excess.

                  (vi) Following SEI's investment of equity in the Cogen Project (A) Southern shall retain ownership of at least eighty one percent (81%) of MESH and fifty one percent (51%) of MESC, (B) Southern would retain control of MESH and MESC, and (C) MESH will be the sole manager of MESC.

         9.2 SEI's Right to Defer Making Investment. SEI may defer making the SEI Cogen Investment until (w) the conditions set forth in Section 18 of the Settlement Agreement have been satisfied or waived and the Settlement Agreement and the agreements described therein have become fully effective, (x) any required approvals from the SEC under the PUHCA have been obtained, (y) the Cogen Project Financing is in place and (z) the Bankruptcy Court issues Confirmation Orders with respect to MESC and MESH that have become effective and remain in effect (the conditions set forth in (w), (x), (y) and (z), the "Extension Conditions"). If the Extension Conditions are not satisfied within sixty (60) days after the Equity Notice Date, SEI and SERI may terminate this Agreement, in which case (i) MESC shall reimburse SERI and SEI for all Development Costs and Cogen Development Advances that have not been paid or reimbursed by MESC or the Cogen Subsidiary (other than the SEI Turbine Costs),
(ii) MESC shall pay SEI the Equity Option Fee, (iii) SEI's obligations to transfer the GE Cogen Turbine, the GE Cogen Turbine Contract and GE Cogen LTSA shall terminate and (iv) all contracts related to the Cogen Project shall either be terminated by SERI and its Affiliate or assigned to or assumed by MESC in accordance with the terms set forth in 7.2(e).

         9.3 Waiver of Equity Option Fee. In the event that the SEI Cogen Investment is made, SEI shall not be entitled to the Equity Option Fee.

         9.4 Transfer of Interests in MESC and MESH. In the event of a Non-SEI Equity Investment, if it has not already done so, SEI or its Affiliates shall transfer title to the stock of MESH and the member interests in MESC (i) as directed by MESC and the Lender Representative in accordance with the terms hereof; provided that if (A) any cancellation of indebtedness of MESC or MESH or other transaction that would trigger liability by Southern for taxes on the amount of its excess loss account related to MESH occurs before MESC receives the payment to be made by KCTC under the terms outlined in the Settlement Term Sheet on a basis that causes the members of MESC to recognize income as a result of such payment or (B) the income recognized by MESC's members owned by Southern as a result of MESC's receipt of the payment from KCTC exceeds the amount of Southern's excess loss account with respect to its investment in MESH, then MESC shall pay to Southern an amount equal to any federal and state income tax owed by members of MESC owned by Southern for the year in which such transfer occurs, or (ii) as specified in the Confirmation Orders applicable to MESC and MESH. The timing of such transfer will be made as jointly determined by the Parties taking into account the effect of such timing on all the Parties or as determined by the Bankruptcy Court. Any such transfer shall also be subject to the receipt of all applicable regulatory consents and approvals.

                                    ARTICLE X

                         O&M SERVICES AND OTHER SERVICES

         10.1 O&M Services. SERI shall agree to operate the Cogen Project (the "Operating Services") pursuant to a Cogeneration Facility Operations and Maintenance Agreement between SERI and MESC substantially in the form attached as Exhibit H (the "O&M Agreement"). SERI and MESC shall enter into the O&M Agreement upon SERI's execution of this Agreement and the O&M Agreement shall become effective on the Effective Date.

         10.2 Term of O&M Agreement. The term of the O&M Agreement shall be three years from the date of its execution, unless terminated earlier in accordance with its terms or the terms of this Agreement.

         10.3 Assignment of O&M Agreement. Subject to the consent of KCTC and Sappi, if any such consent is required, SERI will have the right to assign its rights and delegate its obligations under the O&M Agreement to another Person
(i) approved by MESC, which approval shall not be unreasonably withheld, or (ii) having recognized experience and capability in operating power generation facilities similar to, or of greater size and complexity than, the Cogen Project, in accordance with customary prudent operating standards. Upon such assignment and delegation, SERI shall be released by MESC for any obligations under the O&M Agreement arising thereafter.

                                   ARTICLE XI

                                    RELEASES

         11.1 Releases.

         (a) Upon execution of this Agreement, MESC shall deliver to SERI, SEI and Southern (collectively, the "Southern Parties") the executed Releases. The Releases shall be effective upon delivery; provided, however, if SEI acknowledges in writing that it has breached (or is found in a final, non-appealable determination to have breached) its obligation under Section
                  4.3 or Section 4.5(b) to assign its rights to the GE Cogen Turbine, the GE Cogen Turbine Contract and GE Cogen LTSA to MESC or the Cogen Subsidiary, the Releases shall be nullified and shall be of no force and effect. Notwithstanding the foregoing, and in the event that any Person granting a Release contends that SEI has breached its obligations under Section
                  4.3 or Section 4.5(b), nothing herein or in the Releases shall be construed as preventing such Person from filing suit or taking such other steps as may be necessary for the limited purpose of avoiding the expiration of any applicable period of limitation prescribed by law, contract or otherwise while a determination is made whether SEI has breached such obligations, and such Person's rights to do so shall be fully preserved. In the event such a suit or other proceeding is commenced, and if SEI has not acknowledged in writing that it has breached its obligation under Section 4.3 or Section 4.5
                  (b) (and SEI has not been found in a final, non-appealable determination to have breached such obligations), then the parties agree that such suit or other proceeding shall be stayed until a final, binding determination has been made pursuant to the dispute resolution procedure set out in
                  Article XV with respect to the claim that SEI has breached its obligations under Section 4.3 or Section 4.5(b), which determination shall be binding on the Person commencing the suit or other proceeding.

         (b) If the Committee and its members do not support the inclusion in the Plan of Reorganization for MESC and the Plan of Reorganization for MESH of releases of the Southern Parties referred to in clause (ii) of the definition of "Comprehensive POR" in Section 1.1, SERI and SEI may terminate this Agreement upon written notice to MESC and MESH; provided, however, that the Parties understand and agree that neither the confirmation of a Plan of Reorganization for MESC or a Plan of Reorganization for MESH, nor the effectiveness of the O&M Agreement or this Agreement, shall be conditioned upon the approval of such releases by the Bankruptcy Court as part of the Confirmation Order (or as part of either of such Plans), and the Plan of Reorganization for MESC and the Plan of Reorganization for MESH approved by the Confirmation Order, the O&M Agreement and this Agreement shall be effective even if such releases are not approved by the Bankruptcy Court as part of the Confirmation Order (or as part of either of such Plans).

         11.2 Southern Parties' Representation and Warranty. Each of SEI and SERI hereby represents and warrants to MESC and MESH that, except as set forth on Exhibit I hereto, (i) none of the Southern Parties owes any amounts to MESC and/or MESH, and (ii) there are no guaranties provided by any Southern Party to MESC and MESH. The Parties agree that the amounts owed to MESH under the Tax Allocation Agreement with respect to tax benefits generated by MESH for 1998 (as shown Exhibit I) are not being released pursuant to the terms of this Agreement or the Releases. The Parties further agree that such amounts may be held by Southern until the entry of a Confirmation Order with respect to the Plan of Reorganization for MESH and that the disposition of such amounts, and the resolution of claims by Southern or its Affiliates with respect to income taxes paid by Southern or its Affiliates (other than MESH or MESC) for income taxes owed with respect to taxable income of MESH in 1999 and 2000, shall be determined in the Plan of Reorganization or through order of the Bankruptcy Court.

                                   ARTICLE XII

                             LIMITATION OF LIABILITY

         12.1 Limitation of Liability. The aggregate liability of SEI, SERI, and any Affiliates of SERI for all damages of any type to MESC or the Bondholders arising from SEI's or SERI's (or SERI's Affiliates') performance or failure to perform their respective obligations under this Agreement, the O&M Agreement, or any other agreement contemplated by this Agreement to which SEI, SERI or an Affiliate of SERI, as the case may be, is or shall become a party shall be limited to nine million dollars ($9,000,000); provided, however, that where under applicable law MESC or the Bondholders are entitled to recover consequential, indirect, or incidental damages for any such performance or failure to perform by SEI, SERI or an Affiliate of SERI, the aggregate liability of SEI, SERI and any Affiliate of SERI for such consequential, indirect or incidental damages shall be limited to four million five hundred thousand dollars ($4,500,000). Such limitations shall not apply to direct damages incurred by MESC or the Bondholders as a result of the gross negligence or willful misconduct of SEI, SERI, or any Affiliate of SERI. In no event shall SEI, SERI or any Affiliate of SERI be liable for any special or punitive damages.

                                  ARTICLE XIII

                             COOPERATION AND SUPPORT

         13.1 Cooperation and Support. The Parties agree to cooperate and support all actions necessary to obtain Bankruptcy Court approval of this Agreement and the Releases.

         13.2 Regulatory Consents. Each of MESC, SEI and SERI agrees to use their commercially reasonable efforts to obtain, in a timely manner, all applicable regulatory consents and approvals required in order to enter into and carry out the transactions contemplated hereby, and shall consult with the Lender Representative as to the strategy to be used in obtaining such approvals.

                                   ARTICLE XIV

                                     DEFAULT

         14.1 Event of Default. With respect to a Party, it shall be an "Event of Default" if any of the following events shall occur and be continuing:

         (a) such Party shall fail to pay in full (i) any amounts owed under 3.1(a) and 5.1 within fifteen (15) days after the same becomes due and payable or (ii) any amount owed hereunder (other than amounts referred to in clause (i)) when the same becomes due and payable;

         (b) with respect to MESC, MESH and Cogen Subsidiary, such Party shall fail to perform or comply with (i) any term of Sections 6.1 and 11.1 on its part to be performed or observed and (ii) any other material term, covenant or agreement contained in this Agreement on its part to be performed or observed and, in the case of clause (ii), such failure shall remain unremedied for thirty
(30) days after notice thereof;

         (c) with respect to SERI and SEI, such Party shall fail to perform or comply with any other material term, covenant or agreement contained in this Agreement on its part to be performed or observed and such failure shall remain unremedied for thirty (30) days after notice thereof;

         (d) with respect to MESC, MESH and Cogen Subsidiary, if the Releases shall for any reason cease to be valid and enforceable or if MESC, MESH, Cogen Subsidiary or any holder of Senior Debt that has executed a Release shall challenge the validity or enforceability of the Releases; or

         (e) with respect to MESC, MESH and Cogen Subsidiary, if a Security Interest shall for any reason cease to be valid and enforceable or if MESC, MESH, Cogen Subsidiary or any holder of Senior Debt that has executed a Release shall challenge the validity or enforceability of the Security Interests.

         Any Event of Default which has been waived by all the Parties hereto shall not be considered to be continuing from and after the time as of which such waiver has become effective.


         14.2 Remedies.

         (a) Upon the occurrence of an Event of Default by MESH, MESC, or the Cogen Subsidiary (if applicable), SEI and SERI may (i) terminate this Agreement;
(ii) obtain specific performance of the obligations of MESC, MESH and the Cogen Subsidiary hereunder by way of an arbitration proceeding conducted in accordance with the arbitration provisions set forth in Article XV hereof (the Parties hereto hereby stipulating that the arbitrator appointed pursuant to said Article XV shall have the power and authority to grant a request for specific performance in such arbitration proceeding where such arbitrator considers specific performance to be an appropriate remedy under applicable law or applicable equitable principles); or (iii) subject to the arbitration provisions set forth in Article XV hereof, pursue any and all other remedies available at law or in equity.

         (b) Upon the occurrence of an Event of Default by SEI or SERI, MESH and MESC may (i) terminate this Agreement; (ii) obtain specific performance of the obligations of SERI and SEI hereunder by way of an arbitration proceeding conducted in accordance with the arbitration provisions set forth in Article XV hereof (the Parties hereto hereby stipulating that the arbitrator appointed pursuant to said Article XV shall have the power and authority to grant a request for specific performance in such arbitration proceeding where such arbitrator considers specific performance to be an appropriate remedy under applicable law or applicable equitable principles); or (iii) subject to Article XII and the arbitration provisions set forth in Article XV hereof, pursue any and all other remedies available at law or in equity.


                                   ARTICLE XV

                               DISPUTE RESOLUTION

         15.1 Dispute Resolution Committee. In the event of a (i) dispute, controversy or claim (x) among any of the Parties, or (y) between any Party and the Lender Representative (with respect to disputes involving rights granted herein to the Committee or the Lender Representative) respecting any of the terms and conditions of this Agreement or the performance, or failure to perform, by any Party, and (ii) failure by the Steering Committee to reach a unanimous decision as to whether to act or refrain from acting in relation to a particular matter (any such dispute, controversy, claim or deadlock, a "Dispute"), any Party or the Lender Representative may deliver to the other Parties hereto and the Lender Representative (if the Lender Representative is not the Person delivering such notice) a notice specifying the nature of the Dispute in question (the "Dispute Notice") no later than six (6) months after such Party or the Lender Representative becomes aware of the facts underlying the dispute, controversy or claim. Each Party and the Lender Representative shall within two (2) business days of its receipt of the Dispute Notice appoint one of its officers (the "Dispute Committee Representative") to represent it in resolving such dispute. The Person issuing the Dispute Notice shall in that notice designate one of its officers to act as its Dispute Committee Representative. The Dispute Committee Representatives for SEI and SERI or for MESH and MESC may be the same individual. The Dispute Committee Representatives (collectively, the "Dispute Resolution Committee") shall within five (5) days of the date on which the Dispute Notice was delivered to the last of the Parties or the Lender Representative to receive the Dispute Notice (such date, the "Dispute Initiation Date") confer together in person or by phone at a mutually agreed time at least once in an attempt to resolve the matter. No decisions shall be taken by the Dispute Resolution Committee without the unanimous consent of all Dispute Committee Representatives.

         15.2 Mediation. If the Dispute identified in the Dispute Notice provided for in Section 15.1 has not been resolved within ten (10) days of the Dispute Initiation Date, any Party or the Lender Representative may thereafter refer the Dispute to non-binding mediation under the commercial mediation rules of the American Arbitration Association by written notice to the other Parties and the Lender Representative (if the Lender Representative is not the Person giving such notice); provided, however, that the mediation shall not commence until five (5) days after the last non-initiating Person receives such notice. If the Parties and the Lender Representative have not resolved the Dispute through mediation or other means within thirty (30) days of the Dispute Initiation Date, then any Party or the Lender Representative may thereafter invoke the dispute resolution procedures set out in either Section 15.3 by written notice (such notice, the "Technical Dispute Notice") or Section 15.4 by an Arbitration Notice, as appropriate, in either case to the other Parties and the Lender Representative (if the Lender Representative is not the Person giving such notice).

         15.3 Technical Disputes.

         (a) In the event that a Dispute that is deemed a Technical Dispute under the terms of this Agreement or that the Parties and the Lender Representative (with respect to disputes involving rights granted herein to the Committee) mutually agree in writing is a dispute of a technical nature (in either case a "Technical Dispute") cannot be resolved under the procedures specified in Section 15.1 and Section 15.2, then the Parties and the Lender Representative shall, no later than ten (10) days after the delivery of the Technical Dispute Notice, unanimously appoint a technical expert (the "Technical Expert"), to resolve such Technical Dispute.

         (b) If the Parties and the Lender Representative are unable to agree to the appointment of the Technical Expert, then each Party and the Committee shall within ten (10) days of their receipt of the Technical Dispute Notice choose an expert and those experts shall choose the Technical Expert jointly. If those experts cannot agree upon the Technical Expert within five (5) days, then the dispute shall be resolved through the procedures set out in Section 15.4 with the Technical Dispute Notice being treated as an Arbitration Notice delivered at the end of such five (5) day period. Once the Technical Expert is appointed:

                  (i) the Technical Expert shall promptly (x) fix a reasonable time and place for receiving representations, submissions, or information from the Parties and the Lender Representative, and (y) issue directions to the Parties and the Lender Representative for the proper conduct of any hearing;

                  (ii) the Parties and the Lender Representative shall provide the Technical Expert with all evidence and information (including, without limitation, the production of documentation and witnesses) within their respective possession or control as the Technical Expert may consider necessary for resolving the Technical Dispute or that, in the opinion of the providing Party or Lender Representative, is relevant to and bears upon the matter to be determined;

                  (iii) each Party and the Lender Representative may utilize such lawyers, consultants, and advisers as it feels appropriate to present their respective cases, provided, that the Parties and the Lender Representative shall cooperate and seek to narrow and limit the issues to be determined;

                  (iv) the Technical Expert shall render his decision with full reasons within thirty (30) days after the date of his appointment;

                  (v) the determination of the Technical Expert shall, except in the event of fraud, be final and binding upon the Parties and the Lender Representative; and

                  (vi) each Party and the Lender Representative shall bear the costs and expenses of all lawyers, consultants, advisers, witnesses, and employees retained by it in any Technical Dispute referred to a Technical Expert, and the costs and expenses of the Technical Expert shall be shared equally by the Parties.

         15.4     Binding Arbitration.

         (a) With regard to any Dispute not resolved under the procedures specified in Section 15.1, Section 15.2, or Section 15.3 (in each case within the time limits set for such resolution in such Section), or in the event that any Party or the Lender Representative will not participate in such procedures, any Party or the Lender Representative may elect to have the dispute resolved by binding arbitration by providing the other Parties and the Lender Representative (if the Lender Representative is not the Person providing such notice) with a notice setting forth in detail the nature of the Dispute in question (an "Arbitration Notice") no later than six (6) months after the delivery of the Dispute Notice under Section
                  15.1. Such arbitration shall be conducted before a single arbitrator agreed upon by the Parties and the Lender Representative. If the Parties and the Lender Representative are unable to agree upon a single arbitrator within ten (10) days of the delivery of the Arbitration Notice to the last Person to receive it among the Parties and the Lender Representative, the arbitration shall be conducted before an arbitrator to be selected by the Parties and the Lender Representative from a list of eleven (11) names provided by the American Arbitration Association. On the fifth day after all of the Parties and the Lender Representative have received the list of names from the American Arbitration Association, the Parties and the Lender Representative shall meet in person or confer by phone and alternately strike names (with the Lender Representative striking first and the Parties then proceeding alphabetically) until one Person's name is left, who shall be the arbitrator, unless such Person does not meet the qualifications set out in Section 15.4(b) or is unable to serve, in which case the Person whose name was the last name stricken from the list of potential arbitrators shall be selected as the arbitrator instead. If that Person is also disqualified or unable to serve, then a new list of eleven
                  (11) names shall be obtained from the American Arbitration Association and the process repeated. The arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association but the arbitration will not be administered by the American Arbitration Association. The arbitrator shall render his determination in writing and shall provide an explanation of the rationale underlying his determination, including references to any relevant provisions of this Agreement. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C.
                  Section 1 et seq., and judgment upon the award rendered by the arbitrator may be recognized and enforced by any court having jurisdiction thereof. All decisions of the arbitrator shall be final and binding upon the Parties and the Committee.

         (b) The arbitrator shall be competent by virtue of education and experience in the particular subject matter of the Dispute and shall not have had any financial interest directly or indirectly in or any contractual relationship with any Party, the Lender Representative or any senior creditor of MESC or MESH within the prior three years or have been an officer, director or employee of any Person having such a financial interest or contractual relationship.

         (c) The arbitrator shall have jurisdiction or authority only to interpret or determine compliance with the provisions of this Agreement in so far as shall be necessary to the determination of issues properly appealed to the arbitrator. The arbitrator shall not have any jurisdiction or authority to add to, detract from, or alter in any way the provisions of this Agreement. The arbitrator is not empowered to award punitive damages.

         (d) The Parties shall equally share the cost of the fee or honorarium of the arbitrator and any service charges or other charges required by the American Arbitration Association. Each Party and the Lender Representative shall pay their own costs and expenses (including, without limitation, legal fees, stenographic costs and other hearing-related expenses, such as travel and lodging).

         15.5 Deadlines. All deadlines specified in this Article XV may be extended by mutual agreement of the Parties and the Lender Representative.

         15.6 Exclusive Procedure. The procedures specified in this Article XV shall be the sole and exclusive procedure for the resolution of disputes among the Parties and the Lender Representative (with respect to disputes involving rights granted herein to the Committee or the Lender Representative) arising out of or relating to this Agreement; provided, however, that a Party or the Lender Representative (with respect to disputes involving rights granted herein to the Committee or the Lender Representative) may seek a preliminary injunction or other preliminary judicial relief from a court if in its judgment such action is necessary to avoid irreparable damage. Despite such action the Parties and the Lender Representative (with respect to disputes involving rights granted herein to the Committee or the Lender Representative) will continue to participate in good faith in the procedures specified in this Article XV.

         15.7 Survival of Procedure. This Article XV shall survive the termination of this Agreement and shall operate to resolve any Dispute arising out of or relating to this Agreement subsequent to the termination of this Agreement.

         15.8 Continuation of Performance During Disputes. Unless this Agreement is terminated in accordance with its terms, in the event of, and during the continuation of, a Dispute, each Party agrees to proceed diligently with the performance of all of its contractual obligations hereunder, including, without limitation, the payment of all sums required to be paid under this Agreement and not in dispute, provided, however, that SERI and its Affiliates will have no obligation to incur Development Costs or advance funds to MESC during the pendency of a Dispute, notwithstanding this Section 15.8, in the event SERI determines in its reasonable judgment that a Funding Termination has occurred.


                                   ARTICLE XVI

                                 INDEMNIFICATION

         16.1 Indemnification. Each Party (the "Indemnifying Party") agrees to indemnify, defend and hold harmless each other Party, its Affiliates (other than the Indemnifying Party, if applicable), and its and their respective officers, directors, agents, employees, and representatives (collectively, the "Indemnified Parties") from and against any Losses incurred by or assessed against an Indemnified Party due to or resulting from personal injury, bodily injury, death or property damage suffered by a third party with respect to or arising out of the negligence or willful misconduct of the Indemnifying Party, its Affiliates (other than any Affiliate that is an Indemnified Party with respect to such Indemnifying Party) or any of their officers, directors, agents, employees, contractors, guests or representatives.

         16.2 Joint Liability. In the event that any Losses arise, directly or indirectly, in whole or in part, out of the joint or concurrent negligence of an Indemnified Party or its Affiliates (other than the Indemnifying Party, if applicable) and an Indemnifying Party or its Affiliates (other than any Affiliate that is an Indemnified Party with respect to such Indemnifying Party), or their respective officers, directors, employees, agents, contractors, guests or representatives, each party's liability therefore shall be limited to such party's proportionate degree of fault.

         16.3 Cooperation Regarding Claims. If an Indemnified Party shall receive notice or have knowledge of any claim, demand, action, suit or proceeding that may result in a claim by such party against an Indemnifying Party for indemnification pursuant to this Article 16, (collectively, "Claims"), such Indemnified Party shall, as promptly as is reasonably possible, give the Indemnifying Party notice of such Claim, including (i) a reasonably detailed description of the facts and circumstances relating to such Claim, (ii) a reasonably detailed description of the basis for its potential claim for indemnification with respect thereto, and (iii) a complete copy of all notices, pleadings and other papers related thereto; provided that failure promptly to give such notice or to provide such information and documents shall not relieve the Indemnifying Party of any indemnification obligation it may have under this
Article 16 unless such failure shall materially diminish the ability of the Indemnifying Party to respond to or to defend the party failing to give such notice against such Claim. The Indemnified Party and the Indemnifying Party shall consult and cooperate with each other regarding the response to and the defense of any Claim and the Indemnifying Party shall, upon its acknowledgment in writing of its obligation to indemnify the party seeking indemnification, be entitled to and shall assume the defense or represent the interests of the party seeking indemnification in respect of such Claim, which shall include the right to select and direct legal counsel and other consultants to appear in proceedings on behalf of such party and to propose, accept or reject offers of settlement, all at its sole cost; provided that no such settlement shall be made without the written consent of the relevant Indemnified Party, such consent not to be unreasonably withheld; provided further, that if any such settlement is reasonably likely to materially and adversely affect such Indemnified Party's business operations other than as a result of money damages or other money payments, then, notwithstanding the foregoing, such Indemnified Party shall be entitled to withhold its consent to such settlement, to take control of the defense and investigation of such Claim, to employ and engage attorneys of its own choice to handle and defend the same and to compromise or settle such Claim, all at the Indemnifying Party's cost, risk and expense; and provided further that if the Claim is settled without the Indemnifying Party's consent, the Indemnified Party shall be deemed to have waived all rights hereunder against the Indemnifying Party for damages arising out of such Claim. Nothing herein shall prevent an Indemnified Party from retaining its own counsel and participating in its own defense at its own cost and expense. The Parties shall cooperate with each other in any notifications to insurers.

         16.4 No Release of Insurers. The provisions of this Article 16 shall not be construed so as to relieve any insurer of its obligation to pay any insurance proceeds in accordance with the terms and conditions of valid and collectible insurance policies.

         16.5 Representatives. No officer, director, agent, employee or other individual representative of an Indemnifying Party shall be personally liable for the obligation of such Indemnifying Party to indemnify for any Losses under the provisions contained in this Article 16. Nothing herein shall relieve any Party of any liability to make any payment expressly required to be made by such Party pursuant to this Agreement.

         16.6 Effect on Other Remedies or Limitations on Liability. The indemnity provided by this Article 16 is not intended to supersede, override or limit any express remedy or limitation of liability provided in this Agreement.

         16.7 Survival of Indemnities. The provisions of this Article 16 shall survive the expiration of this Agreement, or any earlier termination thereof.


                                  ARTICLE XVII

                              TERM AND TERMINATION

         17.1 Term. The term of this Agreement shall commence on the Effective Date and shall terminate on January 1, 2003, unless sooner terminated in accordance with the terms of this Agreement.

         17.2 Survival. The provisions of this Agreement providing the Parties with rights, remedies, and obligations the exercise of which reasonably requires survival of the termination or expiration of this Agreement, including those provisions expressly stating that they will survive expiration or termination, shall remain in effect notwithstanding any such termination or expiration of this Agreement for a period of time reasonable to effectuate such rights, remedies and obligations.


                                  ARTICLE XVIII

                                     NOTICES

         18.1 Notices. All notices, requests and demands to or upon the respective Parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand or by nationally recognized overnight courier, when delivered, or (b) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows or to such other address as may be hereafter provided by the respective Parties hereto or the Lender Representative in a notice made in accordance with this Article XVIII:


         SERI and SEI:           c/o Southern Energy Resources, Inc.,
                                     900 Ashwood Parkway
                                     Suite 500
                                     Atlanta, Georgia 30338-4780
                                     Attention:  President
                                     Telephone:  (770) 821-7000
                                     Fax: (770) 821-7718

         MESC and MESH:          c/o Mobile Energy Services Company, LLC
                                     900 Ashwood Parkway
                                     Suite 500
                                     Atlanta, Georgia 30338-4780
                                     Attention: General Manager
                                     Telephone: (334) 330-1329
                                     Fax:  (334) 330-1301

         Lender Representative:      CIBC World Markets, Inc.
                                     425 Lexington Avenue
                                     3rd Floor
                                     New York, New York 10017
                                     Attention:   Nancy Mitchell
                                     Telephone:  (212) 885-4631
                                     Fax: (212) 885-4916


                                   ARTICLE XIX

                                  MISCELLANEOUS


         19.1 Entire Agreement. This Agreement and any agreement, document or instrument attached hereto or referenced herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior understandings, proposals and writings with respect to the subject matter hereof.

         19.2 Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by a Party therefrom, shall in any event be effective unless the same shall be in writing and signed by or on behalf of each of the Parties and the Lender Representative (with respect to rights granted herein to the Committee), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         19.3 No Waiver . No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

         19.4 Binding Effect and Third Party Beneficiaries. This Agreement shall become effective when it shall have been executed by each Party and upon the occurrence of the Effective Date and thereafter shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

         19.5 Assignment. Except as expressly set forth herein, none of the Parties shall have the right to assign its rights hereunder or any interest herein without the prior written consent of each of the other Parties; provided that each of SERI and SEI hereby consents to the assignment, at any time, by MESC of its right and interests under this Agreement (including, without limitation, its rights to and interests in the GE Cogen Turbine, the GE Cogen Turbine Contract and the GE Cogen LTSA) to the holders of the Senior Debt and/or the lenders who are providing the Cogen Project Financing, in each case as collateral security for MESC's obligations to such parties relating to such debt; provided, further, that, except to the extent provided in the Cogen Lender Consent entered into pursuant to Section 6.1(a), any such collateral assignment shall not, in any way, limit, modify or otherwise affect the rights or remedies of SERI and SEI hereunder against MESC and MESH or otherwise, including any rights of termination hereunder.

         19.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, provided that any conflict of laws rule of the State of New York that would require reference to the laws of any other state shall be disregarded.

         19.7 No Partnership. No party to this Agreement is in any way or for any purpose, by reason of this Agreement or the transactions contemplated herein, a partner, joint venturer, employer or employee of any other party.

         19.8 Captions. The captions to sections throughout this Agreement are intended solely to facilitate reading and reference to all sections and provisions of this Agreement. Such captions shall not affect the meaning or interpretation of this Agreement.

         19.9 Severability. Any provision of this Agreement that shall be found to be prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof. In the event any provision of this Agreement is so held invalid, the Parties shall promptly renegotiate in good faith new provisions to restore this Agreement as nearly as possible to its original intent and effect. To the extent permitted by applicable law, the Parties hereto hereby waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

         19.10 Decision-Making . Except where this Agreement expressly provides for a different standard, whenever this Agreement provides for a determination, decision, permission, consent or approval of a Party or the Lender Representative, the Party or Lender Representative shall promptly make such determination, decision, grant or withholding of permission, consent or approval in a commercially reasonable manner and without unreasonable delay. Any denial of consent required to be made in a commercially reasonable manner shall include in reasonable detail the reason for denial or aspect of the request that was not acceptable.

         19.11 No Recourse to Affiliates. This Agreement is solely and exclusively among SEI, SERI, MESC, MESH and, if applicable, Cogen Subsidiary, and any obligations created herein shall be the sole obligations of the Parties hereto. No Party shall have recourse to any parent, subsidiary, partner, joint venturer, affiliate, director or officer of any other Party for performance of said obligations unless the obligations are assumed in writing by the Person against whom recourse is sought.

         19.12 Execution in Counterparts. This Agreement may be executed in two or more counterparts, any of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same Agreement. Any signature page of any such counterpart, or any facsimile transmission thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart of this Agreement, and any facsimile transmission of any signature of a Party shall be deemed an original and shall bind such Party.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective duly authorized officers as of the date and year first above written.


         SOUTHERN ENERGY RESOURCES, INC.



         By:
            -----------------------------------------
         Its:
             ----------------------------------------


         SOUTHERN ENERGY, INC.



         By:
            -----------------------------------------
         Its:
             ----------------------------------------


         MOBILE ENERGY SERVICES COMPANY, LLC



         By:
            -----------------------------------------
         Its:
             ----------------------------------------


         MOBILE ENERGY SERVICES HOLDING, INC.



         By:
            -----------------------------------------
         Its:
             ----------------------------------------

Exhibit A

The Cogen Project will consist of the addition of a new combustion turbine-generator (CTG) and heat recovery steam generator (HRSG) system to the existing power complex for the purpose of supplementing the production of process steam and the generation of electrical power.

The new CTG/HRSG addition will produce approximately 600,000 MMBTU/hour steam for the 1325-psig header and the 50-psig header. Electrical power will be produced primarily for sale at wholesale. The new CT will be a General Electric Model 7241 (7FA) combustion turbine with a nominal rating of 170 MW (gross). The new heat recovery steam generator will be a two pressure level design with a supplemental burner.

Exhibit B

1. CS First Boston
2. Franklin Advisers, Inc.
3. Miller Anderson and Sherrerd, LLP
4. Pan American Life Insurance Company
5. Van Kampen Investment Advisory Corp.
6. First Union National Bank as Trustee for the Taxable Bonds and the Tax-Exempt Bonds(ex-officio)

Exhibit C

Attached as Exhibit A to Joint Motion of Debtors and Bondholder Steering Committee for Approval: (1) of Out of Ordinary Course
Business Transaction; (2) to Obtain Secured and Unsecured Credit and (3) to Compromise Claims with The Southern Company and Related
Entities Pursuant to Bankruptcy Codess.ss.363 and 364 and Bankruptcy Rule 9019, filed on December 31, 1999, in connection with In Re:

Mobile Energy Services Company, L.L.C., Debtor, Case No. 99-10168, and In Re:
Mobile Energy Services Holdings, Inc., Debtor, Case No. 99-10170 (United States Bankruptcy Court, Southern District of Alabama)

Exhibit D

[NEEDS TO BE PROVIDED]

Exhibit E

                       [MESC Release of Southern Parties]

                                     RELEASE
         In consideration of the provisions of that certain Development Agreement, dated as of February 9, 2000 (the "Development Agreement") by and among Southern Energy Resources, Inc. ("SERI"), Southern Energy Inc. ("SEI"), Mobile Energy Services Company, L.L.C. ("MESC") and Mobile Energy Services Holdings, Inc. ("MESH"), and in consideration of the transactions contemplated by the Development Agreement, MESC, on behalf of itself and its predecessor and successor companies, and their respective assigns, does hereby release and forever discharge (i) MESH, SERI, SEI and The Southern Company (collectively, the "Southern Parties"), (ii) the Southern Parties' respective affiliated, related, parent, predecessor, successor, and subsidiary companies past and present other than MESC or MESH (the "Southern Parties' Affiliates"), (iii) the Southern Parties' (other than MESH's) and the Southern Parties Affiliates' respective shareholders, officers, directors, agents, employees, attorneys, insurers, heirs and assigns (the "Southern Related Parties"), and (iv) any individuals or entities (other than MESH) that were members, directors, officers, or employees of MESC or MESH (the "MESC Related Parties") from any and all claims, actions, causes of action, losses, damages, rights, suits, and demands whatsoever, in law or equity, known or unknown, fixed or contingent, liquidated or unliquidated, arising prior to the effective date of the Development Agreement and arising from or relating to:

         (a) any dividend or distribution, repayment of debt, or other transfer of funds directly or indirectly to any of the Southern Parties prior to the effective date of the Development Agreement from MESC or MESH, including, without limitation, any claim based on fraudulent conveyance, fraudulent transfer, preferential payments, the approval or payment of distributions or dividends, or breach of fiduciary duty, in each case under state or federal law;

         (b) (x) the issuance of (1) the $255,210,000 principal amount of 8.665% First Mortgage Bonds due 2017 issued by MESC (such First Mortgage Bonds, the "First Mortgage Bonds") or (2) the $85,000,000 principal amount of 6.95% Solid Waste Revenue Refunding Bonds (Mobile Energy Services Company, L.L.C. Project) Series 1995 due 2020 issued by the Industrial Development Board of the City of Mobile, Alabama (such Solid Waste Revenue Refunding Bonds, the "IDB Bonds") and (y) the entry by MESC into the Amended and Restated Lease and Agreement dated August 1, 1995, among MESC, MESH and the Industrial Revenue Board of the City of Mobile;

         (c) that certain Debt Service Reserve Account Southern Guaranty Agreement, dated August 1, 1995, entered into by The Southern Company;

         (d) the purchase by MESH of the Energy Complex (as defined in that certain Intercreditor and Collateral Agency Agreement, dated August 1, 1995, to which MESC and MESH are parties (as supplemented, amended, modified or restated through the date hereof, the "Intercreditor Agreement")) and certain related assets from Scott Paper Company in 1994 and the transfer by MESH of its assets to MESC in 1995;

         (e) any filings or disclosures made by MESC or MESH with the Securities and Exchange Commission (the "SEC"), any allegation that additional filings or disclosures should have been made by MESC or MESH with the SEC, or any other claim related to securities issued by MESC or MESH or the IDB Bonds and based upon federal or state securities laws;

         (f) any filings, disclosures, or certificates made by MESC, MESH, SERI, or any of their directors, officers, or employees to the Collateral Agent (as defined in the Intercreditor Agreement), to the Indenture Trustee (as defined in the Intercreditor Agreement), to the Tax-Exempt Indenture Trustee (as defined in the Intercreditor Agreement), or to the Working Capital Facility Provider (as defined in the Intercreditor Agreement); and

         (g) any acts or omissions of the Southern Parties, the Southern Parties' Affiliates, the Southern Related Parties, or the MESC Related Parties related to (1) the closure of Kimberly-Clark Tissue Company's ("KCTC") pulp mill in Mobile, Alabama, (2) the pursuit of claims or potential claims against KCTC, (3) the management of MESC or MESH with respect to any of the items identified in paragraphs (a) through (g) of this Release, (4) the retention of advisors to MESH or MESC, (5) efforts to develop new business opportunities for MESC after KCTC's announcement of its intent to close its pulp mill in Mobile, Alabama, (6) the filing of bankruptcy petitions by MESC or MESH, (7) the restructuring of MESC or MESH, (8) the possible investment of additional equity in MESH or MESC by any of the Southern Parties, (9) efforts of MESC to obtain a right to purchase the KCTC pulp mill or certain of its assets;
                  (10) the administration of or negotiation of revisions to MESC's contracts with KCTC or S.D. Warren Alabama, L.L.C. (or its affiliates), (11) efforts to develop a new cogeneration facility to be owned by MESC (or a subsidiary of MESC), (12) the design, procurement, and installation of the number 7 turbine by MESC, (13) any agreements entered into by MESC or SERI with labor unions representing the workers operating MESC's facilities; provided, however, that if SEI acknowledges in writing that it has breached (or is found in a final, non-appealable determination to have breached) its obligations under Section 4.3 or Section 4.5(b) of the Development Agreement, this Release shall be nullified and shall be of no force and effect. Notwithstanding the foregoing, and in the event that MESC contends that SEI has breached its obligations under Section 4.3 or Section 4.5(b) of the Development Agreement, nothing herein shall be construed as preventing MESC from filing suit or taking such other steps as may be necessary for the limited purpose of avoiding the expiration of any applicable period of limitation prescribed by law, contract or otherwise while a determination is made whether SEI has breached such obligation, and MESC's rights to do so shall be fully preserved. In the event such a suit or other proceeding is commenced, and if SEI has not acknowledged in writing that it has breached its obligation under Section 4.3 or Section 4.5(b) of the Development Agreement (and SEI has not been found in a final, non-appealable determination to have breached such obligations), then MESC agrees that such suit or other proceeding shall be stayed until a final, binding determination has been made pursuant to the dispute resolution procedure set forth in Article XV of the Development Agreement with respect to the claim that SEI has breached its obligations under Section 4.3 or Section 4.5(b) of the Development Agreement, which determination shall be binding on MESC.

         Notwithstanding any of the foregoing, nothing herein shall be deemed to release any claim, demand, action or cause of action that is based on claims of actual fraud, except that the Release shall apply (i) to claims of securities fraud under state or federal law, and (ii) claims of fraudulent conveyance, fraudulent transfer, wrongful payments of dividends or distributions, or breach of fiduciary duty under state or federal law. In addition, nothing herein shall be construed as releasing MESC or MESH from any obligations that either of them may have regarding the payment of principal, interest, default interest, or other sums with respect to the First Mortgage Bonds and/or the IDB Bonds, or from any other obligations that MESC, MESH or either of them may owe under the Intercreditor Agreement or under the indentures for the First Mortgage Bonds and/or the IDB Bonds. The claims released shall not be an offset or defense to any claims asserted by any of the Southern Parties against the bankruptcy estates of MESC or MESH. Specifically, without limiting the foregoing, the claims released shall not be a basis for disallowance, whether under 11 U.S.C. ss. 502(d) or otherwise, of claims filed by any of the Southern Parties against the bankruptcy estates of MESC or MESH.
         This Release shall not be effective unless and until the Development Agreement has been executed and delivered by the parties thereto.
         This Release shall be governed by, and construed in accordance with the laws of the State of New York, without giving effect to its conflict of law rules.
         This Release supersedes any and all prior negotiations and sets forth the full scope of the releases being granted by MESC in connection with the Development Agreement. This Release may not be modified or amended except in a writing signed by MESC, with such Bankruptcy Court approval as may be needed.
         The undersigned represents that (s)he has full authority to execute this Release on behalf of MESC.

         WHEREFORE MESC, acting through its duly authorized representative, has executed this Release on this ___ day of __________, 2000.

                                       MOBILE ENERGY SERVICES COMPANY L.L.C.


                                       By: _________________________
                                       Name:
                                       Title:

                 [Collateral Agent Release of Southern Parties]

                                     RELEASE

         In consideration of the provisions of that certain Development Agreement, dated as of February 9, 2000, (the "Development Agreement") by and among Southern Energy Resources, Inc. ("SERI"), Southern Energy Inc. ("SEI"), Mobile Energy Services Company, L.L.C. ("MESC") and Mobile Energy Services Holdings, Inc. ("MESH"), and in consideration of the transactions contemplated by the Development Agreement, Bankers Trust (Delaware), as collateral agent under that certain Intercreditor and Collateral Agency Agreement, dated August 1, 1995 (as supplemented, amended, modified or restated through the date hereof, the "Intercreditor Agreement") (Bankers Trust (Delaware) in such capacity, the "Collateral Agent"), on behalf of itself and its predecessor and successor companies, and their respective assigns, does hereby release and forever discharge (i) SERI, SEI and The Southern Company (collectively, the "Southern Parties"), (ii) the Southern Parties' respective affiliated, related, parent, predecessor, successor, and subsidiary companies past and present other than MESC or MESH (the "Southern Parties' Affiliates"), (iii) the Southern Parties' and the Southern Parties Affiliates' respective shareholders, officers, directors, agents, employees, attorneys, insurers, heirs and assigns (the "Southern Related Parties"), and (iv) any individuals or entities (other than
MESH) that were members, directors, officers, or employees of MESC or MESH (the "MESC Related Parties") from any and all claims, actions, causes of action, losses, damages, rights, suits, and demands whatsoever, in law or equity, known or unknown, fixed or contingent, liquidated or unliquidated, arising prior to the effective date of the Development Agreement and arising from or relating to:

         (a) any dividend or distribution, repayment of debt, or other transfer of funds directly or indirectly to any of the Southern Parties prior to the effective date of the Development Agreement from MESC or MESH, including, without limitation, any claim based on fraudulent conveyance, fraudulent transfer, preferential payments, the approval or payment of distributions or dividends, or breach of fiduciary duty, in each case under state or federal law;

         (b) (x) the issuance of (1) the $255,210,000 principal amount of 8.665% First Mortgage Bonds due 2017 issued by MESC (such First Mortgage Bonds, the "First Mortgage Bonds") or (2) the $85,000,000 principal amount of 6.95% Solid Waste Revenue Refunding Bonds (Mobile Energy Services Company, L.L.C. Project) Series 1995 due 2020 issued by the Industrial Development Board of the City of Mobile, Alabama (such Solid Waste Revenue Refunding Bonds, the "IDB Bonds") and (y) the entry by MESC into the Amended and Restated Lease and Agreement dated August 1, 1995, among MESC, MESH and the Industrial Revenue Board of the City of Mobile;

         (c) that certain Debt Service Reserve Account Southern Guaranty Agreement, dated August 1, 1995, entered into by The Southern Company;

         (d) the purchase by MESH of the Energy Complex (as defined in the Intercreditor Agreement) and certain related assets from Scott Paper Company in 1994 and the transfer by MESH of its assets to MESC in 1995;

         (e) any filings or disclosures made by MESC or MESH with the Securities and Exchange Commission (the "SEC"), any allegation that additional filings or disclosures should have been made by MESC or MESH with the SEC, or any other claim related to securities issued by MESC or MESH or the IDB Bonds and based upon federal or state securities laws;

         (f) any filings, disclosures, or certificates made by MESC, MESH, SERI, or any of their directors, officers, or employees to the Collateral Agent, to the Indenture Trustee (as defined in the Intercreditor Agreement), to the Tax-Exempt Indenture Trustee (as defined in the Intercreditor Agreement), or to the Working Capital Facility Provider (as defined in the Intercreditor Agreement); and

         (g) any acts or omissions of the Southern Parties, the Southern Parties' Affiliates, the Southern Related Parties, or the MESC Related Parties related to (1) the closure of Kimberly-Clark Tissue Company's ("KCTC") pulp mill in Mobile, Alabama, (2) the pursuit of claims or potential claims against KCTC, (3) the management of MESC or MESH with respect to any of the items identified in paragraphs (a) through (g) of this Release, (4) the retention of advisors to MESH or MESC, (5) efforts to develop new business opportunities for MESC after KCTC's announcement of its intent to close its pulp mill in Mobile, Alabama, (6) the filing of bankruptcy petitions by MESC or MESH, (7) the restructuring of MESC or MESH, (8) the possible investment of additional equity in MESH or MESC by any of the Southern Parties, (9) efforts of MESC to obtain a right to purchase the KCTC pulp mill or certain of its assets;
                  (10) the administration of or negotiation of revisions to MESC's contracts with KCTC or S.D. Warren Alabama, L.L.C. (or its affiliates), (11) efforts to develop a new cogeneration facility to be owned by MESC (or a subsidiary of MESC), (12) the design, procurement, and installation of the number 7 turbine by MESC, (13) any agreements entered into by MESC or SERI with labor unions representing the workers operating MESC's facilities; provided, however, that if SEI acknowledges in writing that it has breached (or is found in a final, non-appealable determination to have breached) its obligations under Section 4.3 or Section 4.5(b) of the Development Agreement, this Release shall be nullified and shall be of no force and effect. Notwithstanding the foregoing, and in the event that the Collateral Agent contends that SEI has breached its obligations under Section 4.3 or Section 4.5(b) of the Development Agreement, nothing herein shall be construed as preventing the Collateral Agent from filing suit or taking such other steps as may be necessary for the limited purpose of avoiding the expiration of any applicable period of limitation prescribed by law, contract or otherwise while a determination is made whether SEI has breached such obligation, and the Collateral Agent's rights to do so shall be fully preserved. In the event such a suit or other proceeding is commenced, and if SEI has not acknowledged in writing that it has breached its obligation under Section 4.3 or Section 4.5(b) of the Development Agreement (and SEI has not been found in a final, non-appealable determination to have breached such obligations), then the Collateral Agent agrees that such suit or other proceeding shall be stayed until a final, binding determination has been made pursuant to the dispute resolution procedure set forth in Article XV of the Development Agreement with respect to the claim that SEI has breached its obligations under Section 4.3 or Section 4.5(b) of the Development Agreement, which determination shall be binding on the Collateral Agent.

         Notwithstanding any of the foregoing, nothing herein shall be deemed to release any claim, demand, action or cause of action that is based on claims of actual fraud, except that the Release shall apply (i) to claims of securities fraud under state or federal law, and (ii) claims of fraudulent conveyance, fraudulent transfer, wrongful payments of dividends or distributions, or breach of fiduciary duty under state or federal law. In addition, nothing herein shall be deemed to release any claim, demand or cause of action that the Collateral Agent may have in its individual capacity against The Southern Company under the Maintenance Plan Funding Subaccount Southern Guaranty Agreement, dated as of August 1, 1995, between The Southern Company and the Collateral Agent in respect of the Collateral Agent's fees and expenses, including, without limitation, legal fees and expenses. In addition, nothing herein shall be construed as releasing MESC or MESH from any obligations that either of them may have regarding the payment of principal, interest, default interest, or other sums with respect to the First Mortgage Bonds and/or the IDB Bonds, or from any other obligations that MESC, MESH or either of them may owe under the Intercreditor Agreement or under the indentures for the First Mortgage Bonds and/or the IDB Bonds, including, without limitation, any fees and expenses (including legal fees and expenses) owed thereunder.
         This Release shall not be effective unless and until the Development Agreement has been executed and delivered by the parties thereto.
         This Release shall be governed by, and construed in accordance with the laws of the State of New York, without giving effect to its conflict of law rules.
         This Release supersedes any and all prior negotiations and sets forth the full scope of the releases being granted by the Collateral Agent in connection with the Development Agreement. This Release may not be modified or amended except in a writing signed by the Collateral Agent.
         The undersigned represents that (s)he has full authority to execute this Release on behalf of the Collateral Agent.

         WHEREFORE the Collateral Agent, acting through its duly authorized representative, has executed this Release on this ____ day of ________, 2000.

                                            BANKERS TRUST (DELAWARE)


                                            By: _________________________
                                            Name:
                                            Title:

                       [MESH Release of Southern Parties]

                                     RELEASE
         In consideration of the provisions of that certain Development Agreement, dated as of February 9, 2000 (the "Development Agreement") by and among Southern Energy Resources, Inc. ("SERI"), Southern Energy Inc. ("SEI"), Mobile Energy Services Company, L.L.C. ("MESC") and Mobile Energy Services Holdings, Inc. ("MESH"), and in consideration of the transactions contemplated by the Development Agreement, MESH, on behalf of itself and its predecessor and successor companies, and their respective assigns, does hereby release and forever discharge (i) SERI, SEI and The Southern Company (collectively, the "Southern Parties"), (ii) the Southern Parties' respective affiliated, related, parent, predecessor, successor, and subsidiary companies past and present other than MESC or MESH (the "Southern Parties' Affiliates"), (iii) the Southern Parties' and the Southern Parties Affiliates' respective shareholders, officers, directors, agents, employees, attorneys, insurers, heirs and assigns (the "Southern Related Parties"), and (iv) any individuals or entities (other than
MESH) that were members, directors, officers, or employees of MESC or MESH (the "MESC Related Parties") from any and all claims, actions, causes of action, losses, damages, rights, suits, and demands whatsoever, in law or equity, known or unknown, fixed or contingent, liquidated or unliquidated, arising prior to the effective date of the Development Agreement and arising from or relating to:

         (a) any dividend or distribution, repayment of debt, or other transfer of funds directly or indirectly to any of the Southern Parties prior to the effective date of the Development Agreement from MESC or MESH, including, without limitation, any claim based on fraudulent conveyance, fraudulent transfer, preferential payments, the approval or payment of distributions or dividends, or breach of fiduciary duty, in each case under state or federal law;

         (b) (x) the issuance of (1) the $255,210,000 principal amount of 8.665% First Mortgage Bonds due 2017 issued by MESC (such First Mortgage Bonds, the "First Mortgage Bonds") or (2) the $85,000,000 principal amount of 6.95% Solid Waste Revenue Refunding Bonds (Mobile Energy Services Company, L.L.C. Project) Series 1995 due 2020 issued by the Industrial Development Board of the City of Mobile, Alabama (such Solid Waste Revenue Refunding Bonds, the "IDB Bonds") and (y) the entry by MESC into the Amended and Restated Lease and Agreement dated August 1, 1995, among MESC, MESH and the Industrial Revenue Board of the City of Mobile;

         (c) that certain Debt Service Reserve Account Southern Guaranty Agreement, dated August 1, 1995, entered into by The Southern Company;

         (d) the purchase by MESH of the Energy Complex (as defined in that certain Intercreditor and Collateral Agency Agreement, dated August 1, 1995, to which MESC and MESH are parties (as supplemented, amended, modified or restated through the date hereof, the "Intercreditor Agreement")) and certain related assets from Scott Paper Company in 1994 and the transfer by MESH of its assets to MESC in 1995;

         (e) any filings or disclosures made by MESC or MESH with the Securities and Exchange Commission (the "SEC"), any allegation that additional filings or disclosures should have been made by MESC or MESH with the SEC, or any other claim related to securities issued by MESC or MESH or the IDB Bonds and based upon federal or state securities laws;

         (f) any filings, disclosures, or certificates made by MESC, MESH, SERI, or any of their directors, officers, or employees to the Collateral Agent (as defined in the Intercreditor Agreement), to the Indenture Trustee (as defined in the Intercreditor Agreement), to the Tax-Exempt Indenture Trustee (as defined in the Intercreditor Agreement), or to the Working Capital Facility Provider (as defined in the Intercreditor Agreement); and

         (g) any acts or omissions of the Southern Parties, the Southern Parties' Affiliates, the Southern Related Parties, or the MESC Related Parties related to (1) the closure of Kimberly-Clark Tissue Company's ("KCTC") pulp mill in Mobile, Alabama, (2) the pursuit of claims or potential claims against KCTC, (3) the management of MESC or MESH with respect to any of the items identified in paragraphs (a) through (g) of this Release, (4) the retention of advisors to MESH or MESC, (5) efforts to develop new business opportunities for MESC after KCTC's announcement of its intent to close its pulp mill in Mobile, Alabama, (6) the filing of bankruptcy petitions by MESC or MESH, (7) the restructuring of MESC or MESH, (8) the possible investment of additional equity in MESH or MESC by any of the Southern Parties, (9) efforts of MESC to obtain a right to purchase the KCTC pulp mill or certain of its assets;
                  (10) the administration of or negotiation of revisions to MESC's contracts with KCTC or S.D. Warren Alabama, L.L.C. (or its affiliates), (11) efforts to develop a new cogeneration facility to be owned by MESC (or a subsidiary of MESC), (12) the design, procurement, and installation of the number 7 turbine by MESC, (13) any agreements entered into by MESC or SERI with labor unions representing the workers operating MESC's facilities;

provided, however, that if SEI acknowledges in writing that it has breached (or is found in a final, non-appealable determination to have breached) its obligations under Section 4.3 or Section 4.5(b) of the Development Agreement, this Release shall be nullified and shall be of no force and effect. Notwithstanding the foregoing, and in the event that MESH contends that SEI has breached its obligations under Section 4.3 or Section 4.5(b) of the Development Agreement, nothing herein shall be construed as preventing MESH from filing suit or taking such other steps as may be necessary for the limited purpose of avoiding the expiration of any applicable period of limitation prescribed by law, contract or otherwise while a determination is made whether SEI has breached such obligation, and MESH's rights to do so shall be fully preserved. In the event such a suit or other proceeding is commenced, and if SEI has not acknowledged in writing that it has breached its obligation under Section 4.3 or
Section 4.5(b) of the Development Agreement (and SEI has not been found in a final, non-appealable determination to have breached such obligations), then MESH agrees that such suit or other proceeding shall be stayed until a final, binding determination has been made pursuant to the dispute resolution procedure set forth in Article XV of the Development Agreement with respect to the claim that SEI has breached its obligations under Section 4.3 or Section 4.5(b) of the Development Agreement, which determination shall be binding on MESH.
         Notwithstanding any of the foregoing, nothing herein shall be deemed to release any claim, demand, action or cause of action that is based on claims of actual fraud, except that the Release shall apply (i) to claims of securities fraud under state or federal law, and (ii) claims of fraudulent conveyance, fraudulent transfer, wrongful payments of dividends or distributions, or breach of fiduciary duty under state or federal law. In addition, nothing herein shall be construed as releasing MESC or MESH from any obligations that either of them may have regarding the payment of principal, interest, default interest, or other sums with respect to the First Mortgage Bonds and/or the IDB Bonds, or from any other obligations that MESC, MESH or either of them may owe under the Intercreditor Agreement or under the indentures for the First Mortgage Bonds and/or the IDB Bonds. The claims released shall not be an offset or defense to any claims asserted by any of the Southern Parties against the bankruptcy estates of MESC or MESH. Specifically, without limiting the foregoing, the claims released shall not be a basis for disallowance, whether under 11 U.S.C. ss. 502(d) or otherwise, of claims filed by any of the Southern Parties against the bankruptcy estates of MESC or MESH.
         This Release shall not be effective unless and until the Development Agreement has been executed and delivered by the parties thereto.
         This Release shall be governed by, and construed in accordance with the laws of the State of New York, without giving effect to its conflict of law rules.
         This Release supersedes any and all prior negotiations and sets forth the full scope of the releases being granted by MESH in connection with the Development Agreement. This Release may not be modified or amended except in a writing signed by MESH, with such Bankruptcy Court approval as may be needed.
         The undersigned represents that (s)he has full authority to execute this Release on behalf of MESH.
         WHEREFORE MESH, acting through its duly authorized representative, has executed this Release on this ____ day of ________, 2000.

                                         MOBILE ENERGY SERVICES HOLDINGS, INC.


                                         By: _________________________
                                         Name:
                                         Title:

                    [Bondholder Release of Southern Parties]

                                     RELEASE
         In consideration of the provisions of that certain Development Agreement, dated as of February 9, 2000, (the "Development Agreement") by and among Southern Energy Resources, Inc. ("SERI"), Southern Energy Inc. ("SEI"), Mobile Energy Services Company, L.L.C. ("MESC") and Mobile Energy Services Holdings, Inc. ("MESH"), and in consideration of the transactions contemplated by the Development Agreement, _____________________ in its capacity solely as a holder of certain of the 8.665% First Mortgage Bonds due 2017 issued by MESC and/or certain of the 6.95% Solid Waste Revenue Refunding Bonds (Mobile Energy Services Company, L.L.C. Project) Series 1995 due 2020 issued by the Industrial Development Board of the City of Mobile, Alabama (the "Bondholder"), on behalf of itself and its predecessor and successor companies, and their respective assigns, does hereby release and forever discharge (i) SERI, SEI and The Southern Company (collectively, the "Southern Parties"), (ii) the Southern Parties' respective affiliated, related, parent, predecessor, successor, and subsidiary companies past and present other than MESC or MESH (the "Southern Parties' Affiliates"), (iii) the Southern Parties' and the Southern Parties Affiliates' respective shareholders, officers, directors, agents, employees, attorneys, insurers, heirs and assigns (the "Southern Related Parties"), and
(iv) any individuals or entities (other than MESH) that were members, directors, officers, or employees of MESC or MESH (the "MESC Related Parties") from any and all claims, actions, causes of action, losses, damages, rights, suits, and demands whatsoever, in law or equity, known or unknown, fixed or contingent, liquidated or unliquidated, arising prior to the effective date of the Development Agreement and arising from or relating to:

         (a) any dividend or distribution, repayment of debt, or other transfer of funds directly or indirectly to any of the Southern Parties prior to the effective date of the Development Agreement from MESC or MESH, including, without limitation, any claim based on fraudulent conveyance, fraudulent transfer, preferential payments, the approval or payment of distributions or dividends, or breach of fiduciary duty, in each case under state or federal law;

         (b) (x) the issuance of (1) the $255,210,000 principal amount of 8.665% First Mortgage Bonds due 2017 issued by MESC (such First Mortgage Bonds, the "First Mortgage Bonds") or (2) the $85,000,000 principal amount of 6.95% Solid Waste Revenue Refunding Bonds (Mobile Energy Services Company, L.L.C. Project) Series 1995 due 2020 issued by the Industrial Development Board of the City of Mobile, Alabama (such Solid Waste Revenue Refunding Bonds, the "IDB Bonds") and (y) the entry by MESC into the Amended and Restated Lease and Agreement dated August 1, 1995, among MESC, MESH and the Industrial Revenue Board of the City of Mobile;

         (c) that certain Debt Service Reserve Account Southern Guaranty Agreement, dated August 1, 1995, entered into by The Southern Company;

         (d) the purchase by MESH of the Energy Complex (as defined in that certain Intercreditor and Collateral Agency Agreement, dated August 1, 1995, to which MESC and MESH are parties (as supplemented, amended, modified or restated through the date hereof, the "Intercreditor Agreement")) and certain related assets from Scott Paper Company in 1994 and the transfer by MESH of its assets to MESC in 1995;

         (e) any filings or disclosures made by MESC or MESH with the Securities and Exchange Commission (the "SEC"), any allegation that additional filings or disclosures should have been made by MESC or MESH with the SEC, or any other claim related to securities issued by MESC or MESH or the IDB Bonds and based upon federal or state securities laws;

         (f) any filings, disclosures, or certificates made by MESC, MESH, SERI, or any of their directors, officers, or employees to the Collateral Agent (as defined in the Intercreditor Agreement), to the Indenture Trustee (as defined in the Intercreditor Agreement), to the Tax-Exempt Indenture Trustee (as defined in the Intercreditor Agreement), or to the Working Capital Facility Provider (as defined in the Intercreditor Agreement); and

         (g) any acts or omissions of the Southern Parties, the Southern Parties' Affiliates, the Southern Related Parties, or the MESC Related Parties related to (1) the closure of Kimberly-Clark Tissue Company's ("KCTC") pulp mill in Mobile, Alabama, (2) the pursuit of claims or potential claims against KCTC, (3) the management of MESC or MESH with respect to any of the items identified in paragraphs (a) through (g) of this Release, (4) the retention of advisors to MESH or MESC, (5) efforts to develop new business opportunities for MESC after KCTC's announcement of its intent to close its pulp mill in Mobile, Alabama, (6) the filing of bankruptcy petitions by MESC or MESH, (7) the restructuring of MESC or MESH, (8) the possible investment of additional equity in MESH or MESC by any of the Southern Parties, (9) efforts of MESC to obtain a right to purchase the KCTC pulp mill or certain of its assets;
                  (10) the administration of or negotiation of revisions to MESC's contracts with KCTC or S.D. Warren Alabama, L.L.C. (or its affiliates), (11) efforts to develop a new cogeneration facility to be owned by MESC (or a subsidiary of MESC), (12) the design, procurement, and installation of the number 7 turbine by MESC, (13) any agreements entered into by MESC or SERI with labor unions representing the workers operating MESC's facilities;

provided, however, that if SEI acknowledges in writing that it has breached (or is found in a final, non-appealable determination to have breached) its obligations under Section 4.3 or Section 4.5(b) of the Development Agreement, this Release shall be nullified and shall be of no force and effect. Notwithstanding the foregoing, and in the event that the Bondholder contends that SEI has breached its obligations under Section 4.3 or Section 4.5(b) of the Development Agreement, nothing herein shall be construed as preventing the Bondholder from filing suit or taking such other steps as may be necessary for the limited purpose of avoiding the expiration of any applicable period of limitation prescribed by law, contract or otherwise while a determination is made whether SEI has breached such obligation, and the Bondholder's rights to do so shall be fully preserved. In the event such a suit or other proceeding is commenced, and if SEI has not acknowledged in writing that it has breached its obligation under Section 4.3 or Section 4.5 (b) of the Development Agreement (and SEI has not been found in a final, non-appealable determination to have breached such obligations), then the Bondholder agrees that such suit or other proceeding shall be stayed until a final, binding determination has been made pursuant to the dispute resolution procedure set forth in Article XV of the Development Agreement with respect to the claim that SEI has breached its obligations under Section 4.3 or Section 4.5(b) of the Development Agreement, which determination shall be binding on the Bondholder.
         Notwithstanding any of the foregoing, nothing herein shall be deemed to release any claim, demand, action or cause of action that is based on claims of actual fraud, except that the Release shall apply (i) to claims of securities fraud under state or federal law, and (ii) claims of fraudulent conveyance, fraudulent transfer, wrongful payments of dividends or distributions, or breach of fiduciary duty under state or federal law. In addition, nothing herein shall be construed as releasing MESC or MESH from any obligations that either of them may have regarding the payment of principal, interest, default interest, or other sums with respect to the First Mortgage Bonds and/or the IDB Bonds, or from any other obligations that MESC, MESH or either of them may owe under the Intercreditor Agreement or under the indentures for the First Mortgage Bonds and/or the IDB Bonds, including, without limitation, any fees and expenses (including legal fees and expenses) owed thereunder.
         This Release shall not be effective unless and until (i) the execution and delivery of the Development Agreement have been approved in a final order or final orders entered by the Bankruptcy Court having jurisdiction over MESC's and MESH's pending Chapter 11 cases, and (ii) the Development Agreement has been executed and delivered by the parties thereto.
         This Release shall be governed by, and construed in accordance with the laws of the State of New York, without giving effect to its conflict of law rules.
         This Release supersedes any and all prior negotiations and sets forth the full scope of the releases being granted by the Bondholder in connection with the Development Agreement. This Release may not be modified or amended except in a writing signed by the Bondholder.
         The undersigned represents that (s)he has full authority to execute this Release on behalf of the Bondholder.

         WHEREFORE the Bondholder, acting through its duly authorized representative, has executed this Release on this ____ day of ________, 2000.

                                            [BONDHOLDER]


                                            By: _________________________
                                            Name:
                                            Title:

           [Tax Exempt Indenture Trustee Release of Southern Parties]

                                     RELEASE
         In consideration of the provisions of that certain Development Agreement, dated as of February 9, 2000, (the "Development Agreement") by and among Southern Energy Resources, Inc. ("SERI"), Southern Energy Inc. ("SEI"), Mobile Energy Services Company, L.L.C. ("MESC") and Mobile Energy Services Holdings, Inc. ("MESH"), and in consideration of the transactions contemplated by the Development Agreement, First Union National Bank, successor by merger to First Union National Bank of Georgia, as trustee under that certain Amended and Restated Trust Indenture, dated August 1, 1995 by and between the Industrial Development Board of the City of Mobile, Alabama, and First Union National Bank (as supplemented, amended, modified or restated through the date hereof, the "Tax Exempt Trust Indenture") (First Union National Bank in such capacity, the "Tax Exempt Indenture Trustee"), on behalf of itself and its predecessor and successor companies, and their respective assigns, does hereby release and forever discharge (i) SERI, SEI and The Southern Company (collectively, the "Southern Parties"), (ii) the Southern Parties' respective affiliated, related, parent, predecessor, successor, and subsidiary companies past and present other than MESC or MESH (the "Southern Parties' Affiliates"), (iii) the Southern Parties' and the Southern Parties Affiliates' respective shareholders, officers, directors, agents, employees, attorneys, insurers, heirs and assigns (the "Southern Related Parties"), and (iv) any individuals or entities (other than
MESH) that were members, directors, officers, or employees of MESC or MESH (the "MESC Related Parties") from any and all claims, actions, causes of action, losses, damages, rights, suits, and demands whatsoever, in law or equity, known or unknown, fixed or contingent, liquidated or unliquidated, arising prior to the effective date of the Development Agreement and arising from or relating to:

         (a) any dividend or distribution, repayment of debt, or other transfer of funds directly or indirectly to any of the Southern Parties prior to the effective date of the Development Agreement from MESC or MESH, including, without limitation, any claim based on fraudulent conveyance, fraudulent transfer, preferential payments, the approval or payment of distributions or dividends, or breach of fiduciary duty, in each case under state or federal law;

         (b) (x) the issuance of (1) the $255,210,000 principal amount of 8.665% First Mortgage Bonds due 2017 issued by MESC (such First Mortgage Bonds, the "First Mortgage Bonds") or (2) the $85,000,000 principal amount of 6.95% Solid Waste Revenue Refunding Bonds (Mobile Energy Services Company, L.L.C. Project) Series 1995 due 2020 issued by the Industrial Development Board of the City of Mobile, Alabama (such Solid Waste Revenue Refunding Bonds, the "IDB Bonds") and (y) the entry by MESC into the Amended and Restated Lease and Agreement dated August 1, 1995, among MESC, MESH and the Industrial Revenue Board of the City of Mobile;

         (c) that certain Debt Service Reserve Account Southern Guaranty Agreement, dated August 1, 1995, entered into by The Southern Company;

         (d) the purchase by MESH of the Energy Complex (as defined in the Tax Exempt Trust Indenture) and certain related assets from Scott Paper Company in 1994 and the transfer by MESH of its assets to MESC in 1995;

         (e) any filings or disclosures made by MESC or MESH with the Securities and Exchange Commission (the "SEC"), any allegation that additional filings or disclosures should have been made by MESC or MESH with the SEC, or any other claim related to securities issued by MESC or MESH or the IDB Bonds and based upon federal or state securities laws;

         (f) any filings, disclosures, or certificates made by MESC, MESH, SERI, or any of their directors, officers, or employees to the Collateral Agent (as defined in the Tax Exempt Trust Indenture), to the Indenture Trustee (as defined in the Tax Exempt Trust Indenture), to the Tax-Exempt Indenture Trustee, or to the Working Capital Facility Provider (as defined in the Tax Exempt Trust Indenture); and

         (g) any acts or omissions of the Southern Parties, the Southern Parties' Affiliates, the Southern Related Parties, or the MESC Related Parties related to (1) the closure of Kimberly-Clark Tissue Company's ("KCTC") pulp mill in Mobile, Alabama, (2) the pursuit of claims or potential claims against KCTC, (3) the management of MESC or MESH with respect to any of the items identified in paragraphs (a) through (g) of this Release, (4) the retention of advisors to MESH or MESC, (5) efforts to develop new business opportunities for MESC after KCTC's announcement of its intent to close its pulp mill in Mobile, Alabama, (6) the filing of bankruptcy petitions by MESC or MESH, (7) the restructuring of MESC or MESH, (8) the possible investment of additional equity in MESH or MESC by any of the Southern Parties, (9) efforts of MESC to obtain a right to purchase the KCTC pulp mill or certain of its assets;
                  (10) the administration of or negotiation of revisions to MESC's contracts with KCTC or S.D. Warren Alabama, L.L.C. (or its affiliates), (11) efforts to develop a new cogeneration facility to be owned by MESC (or a subsidiary of MESC), (12) the design, procurement, and installation of the number 7 turbine by MESC, (13) any agreements entered into by MESC or SERI with labor unions representing the workers operating MESC's facilities;

provided, however, that if SEI acknowledges in writing that it has breached (or is found in a final, non-appealable determination to have breached) its obligations under Section 4.3 or Section 4.5(b) of the Development Agreement, this Release shall be nullified and shall be of no force and effect. Notwithstanding the foregoing, and in the event that the Tax Exempt Indenture Trustee contends that SEI has breached its obligations under Section 4.3 or
Section 4.5(b) of the Development Agreement, nothing herein shall be construed as preventing the Tax Exempt Indenture Trustee from filing suit or taking such other steps as may be necessary for the limited purpose of avoiding the expiration of any applicable period of limitation prescribed by law, contract or otherwise while a determination is made whether SEI has breached such obligation, and the Tax Exempt Indenture Trustee's rights to do so shall be fully preserved. In the event such a suit or other proceeding is commenced, and if SEI has not acknowledged in writing that it has breached its obligation under
Section 4.3 or Section 4.5(b) of the Development Agreement (and SEI has not been found in a final, non-appealable determination to have breached such obligations), then the Tax Exempt Indenture Trustee agrees that such suit or other proceeding shall be stayed until a final, binding determination has been made pursuant to the dispute resolution procedure set forth in Article XV of the Development Agreement with respect to the claim that SEI has breached its obligations under Section 4.3 or Section 4.5(b) of the Development Agreement, which determination shall be binding on the Tax Exempt Indenture Trustee.
         Notwithstanding any of the foregoing, nothing herein shall be deemed to release any claim, demand, action or cause of action that is based on claims of actual fraud, except that the Release shall apply (i) to claims of securities fraud under state or federal law, and (ii) claims of fraudulent conveyance, fraudulent transfer, wrongful payments of dividends or distributions, or breach of fiduciary duty under state or federal law. In addition, nothing herein shall be construed as releasing MESC or MESH from any obligations that either of them may have regarding the payment of principal, interest, default interest, or other sums with respect to the First Mortgage Bonds and/or the IDB Bonds, or from any other obligations that MESC, MESH or either of them may owe under the Intercreditor Agreement or under the indentures for the First Mortgage Bonds and/or the IDB Bonds, including, without limitation, any fees and expenses (including legal fees and expenses) owed thereunder.
         This Release shall not be effective unless and until the Development Agreement has been executed and delivered by the parties thereto.
         This Release shall be governed by, and construed in accordance with the laws of the State of New York, without giving effect to its conflict of law rules.
         This Release supersedes any and all prior negotiations and sets forth the full scope of the releases being granted by the Tax Exempt Indenture Trustee in connection with the Development Agreement. This Release may not be modified or amended except in a writing signed by the Tax Exempt Indenture Trustee.
         The undersigned represents that (s)he has full authority to execute this Release on behalf of the Tax Exempt Indenture Trustee.

         WHEREFORE the Tax Exempt Indenture Trustee, acting through its duly authorized representative, has executed this Release on this ____ day of ________, 2000.

                                            FIRST UNION NATIONAL BANK, successor
                                            by merger to FIRST UNION NATIONAL
                                            BANK OF GEORGIA, as trustee under
                                            the Tax Exempt Trust Indenture


                                            By: _________________________
                                            Name:
                                            Title:

                 [Indenture Trustee Release of Southern Parties]

                                     RELEASE
         In consideration of the provisions of that certain Development Agreement, dated as of February 9, 2000, (the "Development Agreement") by and among Southern Energy Resources, Inc. ("SERI"), Southern Energy Inc. ("SEI"), Mobile Energy Services Company, L.L.C. ("MESC") and Mobile Energy Services Holdings, Inc. ("MESH"), and in consideration of the transactions contemplated by the Development Agreement, First Union National Bank, successor by merger to First Union National Bank of Georgia, as trustee under that certain Trust Indenture, dated August 1, 1995 (as supplemented, amended, modified or restated through the date hereof, the "Trust Indenture") (First Union National Bank in such capacity, the "Indenture Trustee"), on behalf of itself and its predecessor and successor companies, and their respective assigns, does hereby release and forever discharge (i) SERI, SEI and The Southern Company (collectively, the "Southern Parties"), (ii) the Southern Parties' respective affiliated, related, parent, predecessor, successor, and subsidiary companies past and present other than MESC or MESH (the "Southern Parties' Affiliates"), (iii) the Southern Parties' and the Southern Parties Affiliates' respective shareholders, officers, directors, agents, employees, attorneys, insurers, heirs and assigns (the "Southern Related Parties"), and (iv) any individuals or entities (other than
MESH) that were members, directors, officers, or employees of MESC or MESH (the "MESC Related Parties") from any and all claims, actions, causes of action, losses, damages, rights, suits, and demands whatsoever, in law or equity, known or unknown, fixed or contingent, liquidated or unliquidated, arising prior to the effective date of the Development Agreement and arising from or relating to:

         (a) any dividend or distribution, repayment of debt, or other transfer of funds directly or indirectly to any of the Southern Parties prior to the effective date of the Development Agreement from MESC or MESH, including, without limitation, any claim based on fraudulent conveyance, fraudulent transfer, preferential payments, the approval or payment of distributions or dividends, or breach of fiduciary duty, in each case under state or federal law;

         (b) (x) the issuance of (1) the $255,210,000 principal amount of 8.665% First Mortgage Bonds due 2017 issued by MESC (such First Mortgage Bonds, the "First Mortgage Bonds") or (2) the $85,000,000 principal amount of 6.95% Solid Waste Revenue Refunding Bonds (Mobile Energy Services Company, L.L.C. Project) Series 1995 due 2020 issued by the Industrial Development Board of the City of Mobile, Alabama (such Solid Waste Revenue Refunding Bonds, the "IDB Bonds") and (y) the entry by MESC into the Amended and Restated Lease and Agreement dated August 1, 1995, among MESC, MESH and the Industrial Revenue Board of the City of Mobile;

         (c) that certain Debt Service Reserve Account Southern Guaranty Agreement, dated August 1, 1995, entered into by The Southern Company;

         (d) the purchase by MESH of the Energy Complex (as defined in the Trust Indenture) and certain related assets from Scott Paper Company in 1994 and the transfer by MESH of its assets to MESC in 1995;

         (e) any filings or disclosures made by MESC or MESH with the Securities and Exchange Commission (the "SEC"), any allegation that additional filings or disclosures should have been made by MESC or MESH with the SEC, or any other claim related to securities issued by MESC or MESH or the IDB Bonds and based upon federal or state securities laws;

         (f) any filings, disclosures, or certificates made by MESC, MESH, SERI, or any of their directors, officers, or employees to the Collateral Agent (as defined in the Trust Indenture), to the Indenture Trustee, to the Tax-Exempt Indenture Trustee (as defined in the Trust Indenture), or to the Working Capital Facility Provider (as defined in the Trust Indenture); and

         (g) any acts or omissions of the Southern Parties, the Southern Parties' Affiliates, the Southern Related Parties, or the MESC Related Parties related to (1) the closure of Kimberly-Clark Tissue Company's ("KCTC") pulp mill in Mobile, Alabama, (2) the pursuit of claims or potential claims against KCTC, (3) the management of MESC or MESH with respect to any of the items identified in paragraphs (a) through (g) of this Release, (4) the retention of advisors to MESH or MESC, (5) efforts to develop new business opportunities for MESC after KCTC's announcement of its intent to close its pulp mill in Mobile, Alabama, (6) the filing of bankruptcy petitions by MESC or MESH, (7) the restructuring of MESC or MESH, (8) the possible investment of additional equity in MESH or MESC by any of the Southern Parties, (9) efforts of MESC to obtain a right to purchase the KCTC pulp mill or certain of its assets;
                  (10) the administration of or negotiation of revisions to MESC's contracts with KCTC or S.D. Warren Alabama, L.L.C. (or its affiliates), (11) efforts to develop a new cogeneration facility to be owned by MESC (or a subsidiary of MESC), (12) the design, procurement, and installation of the number 7 turbine by MESC, (13) any agreements entered into by MESC or SERI with labor unions representing the workers operating MESC's facilities;

provided, however, that if SEI acknowledges in writing that it has breached (or is found in a final, non-appealable determination to have breached) its obligations under Section 4.3 or Section 4.5(b) of the Development Agreement, this Release shall be nullified and shall be of no force and effect. Notwithstanding the foregoing, and in the event that the Indenture Trustee contends that SEI has breached its obligations under Section 4.3 or Section 4.5(b) of the Development Agreement, nothing herein shall be construed as preventing the Indenture Trustee from filing suit or taking such other steps as may be necessary for the limited purpose of avoiding the expiration of any applicable period of limitation prescribed by law, contract or otherwise while a determination is made whether SEI has breached such obligation, and the Indenture Trustee's rights to do so shall be fully preserved. In the event such a suit or other proceeding is commenced, and if SEI has not acknowledged in writing that it has breached its obligation under Section 4.3 or Section 4.5 (b) of the Development Agreement (and SEI has not been found in a final, non-appealable determination to have breached such obligations), then the Indenture Trustee agrees that such suit or other proceeding shall be stayed until a final, binding determination has been made pursuant to the dispute resolution procedure set forth in Article XV of the Development Agreement with respect to the claim that SEI has breached its obligations under Section 4.3 or
Section 4.5(b) of the Development Agreement, which determination shall be binding on the Indenture Trustee.
         Notwithstanding any of the foregoing, nothing herein shall be deemed to release any claim, demand, action or cause of action that is based on claims of actual fraud, except that the Release shall apply (i) to claims of securities fraud under state or federal law, and (ii) claims of fraudulent conveyance, fraudulent transfer, wrongful payments of dividends or distributions, or breach of fiduciary duty under state or federal law. In addition, nothing herein shall be construed as releasing MESC or MESH from any obligations that either of them may have regarding the payment of principal, interest, default interest, or other sums with respect to the First Mortgage Bonds and/or the IDB Bonds, or from any other obligations that MESC, MESH or either of them may owe under the Intercreditor Agreement or under the indentures for the First Mortgage Bonds and/or the IDB Bonds, including, without limitation, any fees and expenses (including legal fees and expenses) owed thereunder.
         This Release shall not be effective unless and until the Development Agreement has been executed and delivered by the parties thereto.
         This Release shall be governed by, and construed in accordance with the laws of the State of New York, without giving effect to its conflict of law rules.
         This Release supersedes any and all prior negotiations and sets forth the full scope of the releases being granted by the Indenture Trustee in connection with the Development Agreement. This Release may not be modified or amended except in a writing signed by the Indenture Trustee.
         The undersigned represents that (s)he has full authority to execute this Release on behalf of the Indenture Trustee. WHEREFORE the Indenture Trustee, acting through its duly authorized representative, has executed this Release on this ____
day of ________, 2000.

                                            FIRST UNION NATIONAL BANK, successor
                                            by merger to FIRST UNION NATIONAL
                                            BANK OF GEORGIA, as trustee under
                                            the Trust Indenture


                                            By: _________________________
                                            Name:
                                            Title:

Exhibit F

The holders of an aggregate principal amount equal to over fifty percent (50%) of each of the Working Capital Facility, the Taxable Bonds and the Tax Exempt Bonds will execute the Releases.

Exhibit G

Steering Committee Representatives

MESC and MESH                       Dick Koch

SERI and SEI                        David Gallaspy

Lender Representative               Nancy Mitchell

Exhibit H



                              COGENERATION FACILITY

                      OPERATIONS AND MAINTENANCE AGREEMENT


                                     Between


                         SOUTHERN ENERGY RESOURCES, INC.


                                       and


                      MOBILE ENERGY SERVICES COMPANY, INC.

                          Dated as of February 9, 2000

                                                  TABLE OF CONTENTS



ARTICLE I.................................................................1
A. Definitions............................................................1
   -----------


ARTICLE II................................................................7
2.1 Term 7
    ----


ARTICLE III...............................................................7
3.1 Owner Representations and Warranties..................................7
    ------------------------------------
3.2 Operator Representations and Warranties...............................8
    ---------------------------------------


ARTICLE IV................................................................9
4.1 Operator's Services...................................................9
    -------------------
4.2 No Obligations.......................................................12
    --------------
4.3 Curtailment of Energy Complex Operations.............................12
    ----------------------------------------


ARTICLE V................................................................12
5.1 Items to be Furnished by Owner.......................................12
    ------------------------------
5.2 Access to and Use of Facilities and Equipment........................13
    ---------------------------------------------
5.3 Owner's Representative...............................................13
    ----------------------
5.4 Taxes................................................................13
    -----


ARTICLE VI...............................................................14
6.1 Payment of Operating Expenses........................................14
    -----------------------------
6.2 Annual Operating Plan and Budget.....................................15
    --------------------------------
6.3 Payments From Imprest Account........................................16
    -----------------------------
6.4 Payment of Other Operating Expenses..................................16
    -----------------------------------
6.5 Payment and Interest on Payment Delays; Disputes Concerning Payments.16
    --------------------------------------------------------------------
6.6 Taxes................................................................16
    -----


ARTICLE VII..............................................................17
7.1 Limitation of Liability..............................................17
7.2 Equipment............................................................17
    ---------
7.3 Disclaimer of Warranty...............................................17


ARTICLE VIII.............................................................18
8.1 Termination for Cause................................................18
    ---------------------
8.2 Additional Right of Either Party to Terminate........................18
    ---------------------------------------------
8.3 Payments to Operator Upon Termination................................18
    -------------------------------------


ARTICLE IX...............................................................18
9.1 Indemnification of Operator..........................................19
    ---------------------------
9.2 Survival.............................................................19
    --------
9.3 Notice and Legal Defense.............................................19
    ------------------------
9.4 Failure to Defend Action.............................................19
    ------------------------


ARTICLE X................................................................19
10.1 Obligation to Obtain................................................19
     --------------------
10.2 Coverage Which Must be Purchased by the Operator....................20
     ------------------------------------------------
10.3 Coverage Which Must be Purchased by the Owner.......................21
     ---------------------------------------------
10.4 Form and Content....................................................22
     ----------------
10.5 Certificates, Proof of Loss.........................................23
     ---------------------------
10.6 No Limitation on Liability..........................................23
     --------------------------


ARTICLE XI...............................................................23
11.1 Engagement of Third Parties.........................................23
     ---------------------------
11.2 Assignment of Rights or Obligations.................................23
     -----------------------------------


ARTICLE XII..............................................................24
12.1 Good Faith Resolution...............................................24
     ---------------------
12.2 Arbitration Notice..................................................24
     ------------------
12.3 Selection of Arbitrators............................................24
     ------------------------
12.4 Procedure...........................................................25
     ---------
12.5 Binding Nature......................................................25
     --------------
12.6 Enforceability......................................................25
     --------------


ARTICLE XIII.............................................................25
13.1 Notices.............................................................25
     -------
13.2 Governing Law.......................................................26
     -------------
13.3 Counterparts........................................................26
     ------------
13.4 Successors and Assigns..............................................26
     ----------------------
13.5 Waiver..............................................................26
     ------
13.6 Not for the Benefit of Third Parties................................26
     ------------------------------------
13.7 Attorneys' Fees.....................................................26
     ---------------
13.8 Confidential Information............................................26
     ------------------------
13.9   Force Majeure.....................................................27
       -------------
13.10   Severability.....................................................27
13.11 Owner's and Operator's Obligations Non-recourse....................28
      -----------------------------------------------
13.12 Interpretation.....................................................28
      --------------
13.13 Relationship of the Parties........................................28
      ---------------------------

SCHEDULES

         A........-        Description of Cogen Facility
         B........-        Cogen Facility Permits
         C........-        Outline of Operating Plan and Budget
         D........-        Reporting Requirements

           COGENERATION FACILITY OPERATIONS AND MAINTENANCE AGREEMENT


         This COGENERATION FACILITY OPERATIONS AND MAINTENANCE AGREEMENT, dated as of February 9, 2000, between Southern Energy Resources, Inc., a Delaware corporation with its principal business address in Atlanta, Georgia ("Operator"), and Mobile Energy Services Company, L.L.C., an Alabama limited liability company with its principal business address in Mobile, Alabama ("Owner").

                                    RECITALS

         A........Owner is developing a cogeneration facility described more particularly on Schedule A (the "Cogen Facility") located in Mobile, Alabama, and desires to engage Operator to operate and maintain the Cogen Facility on behalf of Owner and, in connection therewith, provide certain related administrative services; and

         B........Operator is willing to provide the necessary services to Owner in connection with operating and maintaining the Cogen Facility on and subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and their mutual covenants set forth in this Agreement, Owner and Operator agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         A........Definitions. In addition to other terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth below:

         "Affiliate" of a specified Person means any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person, or who holds or beneficially owns ten percent (10%) or more of any class of voting securities of the specified Person.

         "Agreement" means this Agreement and the Schedules attached hereto, as amended or supplemented in writing from time to time.

         "Applicable Law" means any Governmental Rule or Permit which is applicable to or affects the operation, maintenance, ownership, leasing or use of the Cogen Facility, including any zoning, environmental protection, pollution, sanitation or safety Governmental Rule or Permit and any waiver, exemption, release, variance, order, Permit, authorization, right or license of, from, imposed or otherwise issued by any Governmental Authority.

         "Billing Period" means a calendar month in any Contract Year, except that the first Billing Period shall begin on the Effective Date and shall end on the last day of the month during which the Effective Date occurred and the last Billing Period shall end on the last day of the last Contract Year.

         "Boiler Ash Disposal Agreement" means the Boiler Ash Disposal Agreement, dated as of December 12, 1994, between Owner and KCTC.

         "Capital Improvement" means any additions or modifications to the Cogen Facility and any replacement of existing equipment or facilities not included in the Operating Plan and Budget as part of Routine Maintenance and/or performed as the result of any Scheduled Outage or Major Maintenance Outage or Force Majeure.

         "Cogen Facility" shall have the meaning set forth in Recital A.

         "Cogen Facility Contracts" means any contracts between Owner and third parties for the sale of electricity or steam processing services from the Cogen Facility or related to the operation of the Cogen Facility other than this Agreement.

         "Cogen Facility Employees" means those persons hereafter employed by Operator and assigned to the Cogen Facility.

         "Cogen Facility Permits" means all Permits necessary for the conduct of, or relating to the ownership, use, operation or maintenance of, the Cogen Facility, as listed on Schedule B hereto and including any renewals, additions, deletions, modifications or amendments thereto after date hereof.

         "Cogen Financing" has the meaning set forth in the Development
Agreement.

         "Confidentiality Agreement" means the Confidentiality Agreement dated as of _______ __, 2000, among Owner and Operator, as amended, amended and restated or otherwise modified from time to time.

         "Contract Year" means (i) for the first Contract Year, the period beginning on the Effective Date and ending on December 31 of the then current calendar year, and (ii) thereafter, each calendar year, provided that the final Contract Year shall terminate on the date that the Agreement expires or is otherwise terminated in accordance with Article II hereof.

         "Development Agreement" means the Development Agreement dated as of February 9, 2000, among Owner, Operator, Mobile Energy Services Holdings, Inc., and Southern Energy, Inc.

         "Effective Date" means the first date upon which each of the following occurs or has occurred (i) the Bankruptcy Court approves the Development Agreement, this Agreement and the Releases (as defined in the Development Agreement), (ii) the Releases are delivered to The Southern Company, the Operator, and Southern Energy, Inc., and (iii) the Security Interests (as defined in the Development Agreement) are authorized, granted and effectuated pursuant to an order of the Bankruptcy Court approving such Security Interests.

         "Energy Services" means electricity and/or steam processing services.

         "Financing Documents" means the documents, instruments and other agreements evidencing, and securing the payment of, the Cogen Financing.

         "Force Majeure" means any circumstances beyond the reasonable control of a Party experiencing delay in the performance of, or inability to perform, its obligations hereunder by reason of the occurrence thereof, if such circumstances are not the fault of such Party, including, but not limited to, acts of God; unusually severe weather conditions; accident; fire; strikes or other labor unrest; war; riots; requirements, actions or failures to act on the part of Governmental Authorities preventing performance; inability despite due diligence to obtain or renew Permits; change of law; or failure or faulty design of major equipment which could not reasonably be detected through standard quality assurance/quality control procedures; provided that, as to Operator, Force Majeure shall not include any labor dispute at the Cogen Facility or involving the Cogen Facility Employees.

         "Governmental Authority" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, department, bureau or entity, (including any zoning authority, the Securities and Exchange Commission, Federal Energy Regulatory Commission, the Alabama Public Service Commission or any comparable authority) or any arbitrator with authority to bind a party at law.

         "Governmental Rule" means any law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, guideline, policy or similar form of decision of any Governmental Authority having the effect and force of law.

         "Hazardous Materials" means hazardous wastes, hazardous substances, hazardous constituents, air contaminants, toxic substances or related materials, whether solids, liquids or gases, including but not limited to substances defined or otherwise regulated as "hazardous wastes," "hazardous substances," toxic substances," "pollutants," "contaminants," "carcinogens," "hazardous air pollutants," "criteria pollutants," "reproductive toxins," "radioactive materials," "toxic chemicals," "solid waste" or other similar designations in, or otherwise subject to regulation under, any Governmental Rule, whether or not released, emitted, discharged or having otherwise entered the environment, including without limitation, petroleum hydrocarbons, asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls and radionuclides.

         "Imprest Account" means the deposit account established by Owner in accordance with Section 6.3 hereof.

         "Interim Budget" has the meaning set forth in Section 6.2(a).

         "KCTC" means Kimberly-Clark Tissue Company, a Pennsylvania corporation.

         "Labor Costs" means, for any Billing Period, the sum of

                  (i) all direct payroll costs associated with the Cogen Facility Employees, including wages and salaries and all direct payroll overhead costs paid or accrued on behalf of the Cogen Facility Employees, including pension and other employee benefits, bonuses, insurance, payroll taxes, and holiday, sick leave and vacation pay accruals; plus an additional amount equal to ten percent (10%) of such costs to cover Operator's general and administrative expenses; and

                  (ii) all direct payroll costs of Operator's employees other than the Cogen Facility Employees, as identified through Operator's work order system, as billed at the applicable salaries or hourly wage rates of such employees, which shall include an allocable portion of such employees' direct payroll overhead costs that is based on such salaries or hourly wage rates, plus an additional amount equal to ten percent (10%) of such costs to cover Operator's general and administrative expenses.

         "Lender" has the meaning set forth in Section 11.2(c).

         "Major Maintenance Outage" means the temporary shutdown of major equipment or machinery at the Cogen Facility for any major maintenance or overhaul thereof.

         "Master Operating Agreement" means the Master Operating Agreement dated as of December 12, 1994, as amended, among Owner, KCTC, KCTC in its capacity as owner of the Pulp Mill, KCTC in its capacity as owner of the Tissue Mill, and Sappi in its capacity as owner of the Paper Mill.

         "Mills" means the Pulp Mill, the Tissue Mill, and the Paper Mill.

         "Mill Owner" means KCTC, as owner of the Pulp Mill and Tissue Mill, or Sappi, as owner of the Paper Mill, as the context requires.

         "Operating Expenses" shall have the meaning given in Section 6.1.

         "Operating Plan and Budget" means the annual plan and budget prepared by Operator in accordance with Section 6.2(a), which shall indicate periods when the Cogen Facility is expected to be providing the Energy Services, the estimated expenses for the Cogen Facility during each Contract Year, including an annual expense budget, and Operator's forecast of Scheduled Outages and Major Maintenance Outages and the associated costs thereof, which plan and budget shall contain the information required by Schedule C attached hereto.

         "Operator" shall have the meaning given in the first paragraph of this Agreement.

         "Owner" shall have the meaning given in the first paragraph of this Agreement.

         "Paper Mill" means Sappi's paper mill in Mobile, Alabama.

         "Party" means the Operator or the Owner.

         "Permit" means any license, permit, franchise, approval, authorization, consent, waiver, exemption, variance or order of, or filing with, or other issuance by any Governmental Authority.

         "Person" means any natural person, corporation, limited liability company, partnership, firm, association, trust, unincorporated organization, Governmental Authority or any other entity whether acting in an individual, fiduciary or other capacity.

         "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank, N.A., as its prime rate in effect at its principal office in New York City.

         "Prudent Plant Operating Standards" means a spectrum of reasonable practices, methods and acts which (i) are commonly used to operate steam generating or processing and electricity generating equipment and associated facilities safely, reliably and efficiently and in compliance with all applicable Governmental Rules or (ii) in the exercise of reasonable judgment considering the facts known when such practices, methods or acts are engaged in, could have been expected to achieve the desired result safely, reliably and efficiently and having due regard to all applicable Governmental Rules, including, but not limited to, reasonable practices, methods and acts to (a) have available adequate materials and supplies to meet the Cogen Facility's needs under normal conditions and reasonably anticipated abnormal conditions;
(b) have available sufficient operating personnel with appropriate experience and training to operate facilities of the type that comprise the Cogen Facility properly and sufficiently and to respond to reasonably anticipated abnormal conditions; (c) perform preventative, routine and non-routine maintenance and repairs appropriate for facilities of the type that comprise the Cogen Facility;
(d) perform monitoring and testing appropriate for facilities of the type that comprise the Cogen Facility to ascertain whether the equipment will function as expected under both normal and reasonably anticipated abnormal conditions; and
(e) operate equipment with appropriate regard to safety and equipment limitations for facilities of the type that comprise the Cogen Facility.

         "Pulp Mill" means the pulp mill on the Site (as defined in the Master Operating Agreement).

         "Routine Maintenance" means the performance of all routine and preventive maintenance required to be performed periodically to keep the Cogen Facility and its components in good working order, other than maintenance activities performed in connection with Scheduled Outages and Major Maintenance Outages.

         "Sappi" means S.D. Warren Alabama, LLC, an Alabama limited liability company.

         "Scheduled Outage" means the temporary shutdown of any of the major machinery or equipment at the Cogen Facility for the inspection, repair or maintenance thereof (other than Major Maintenance Outages), the timing and duration of which shutdown is indicated in the Operating Plan and Budget.

         "Services" shall have the meaning given in Section 4.1.

         "Subcontractor(s)" means those Persons who have a contract with Operator for the performance of any part of the Services to be performed by Operator hereunder.

         "Supplies" means all necessary supplies, parts, stores, consumables and inventories (including, without limitation, supplemental fuel, water, back-up utility service, lubricants, spare parts and chemicals) required or used in connection with the operation and maintenance of the Cogen Facility.

         "Taxes" means all taxes, fees, assessments, charges, levies and impost of any kind or nature imposed by any Governmental Authority.

         "Term" means the term of this Agreement as specified in Section 2.1.

         "Tissue Mill" means KCTC's tissue mill in Mobile, Alabama.

         "Total Casualty" means any physical loss or destruction of, or destruction to, the Cogen Facility that results in damage or destruction to equipment, machinery, components or systems of the Cogen Facility that exceeds one hundred million dollars ($100,000,000) or that cannot be replaced, restored or rebuilt within thirty-six (36) months of the occurrence of such loss or destruction.

         "Unscheduled Outage" means any outage of the Cogen Facility which is not a Scheduled Outage or Major Maintenance Outage, other than any outage which is caused by a Force Majeure event.

         "Vendor(s)" means those persons or companies who supply materials or equipment to Operator or any Subcontractor for the Cogen Facility.

         "Warranties" means all rights of Owner under or pursuant to all warranties, representations and guarantees made by manufacturers and suppliers in connection with the Cogen Facility.


                                   ARTICLE II
                                TERM OF AGREEMENT

         2.1 Term. This Agreement shall be effective from the Effective Date and, unless earlier terminated in accordance with the terms of Article VIII, shall continue for a period of three (3) years from the date hereof, subject to termination in accordance with Article VIII hereof.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         3.1 Owner Representations and Warranties. Owner hereby represents and warrants to Operator as follows:

                  (a) Organization and Existence. Owner is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Alabama and has sufficient corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to carry on its business as it is now being conducted and as it is contemplated hereunder to be conducted in the future.

                  (b) Due Authorization. The execution, delivery and performance of this Agreement by Owner have been duly and effectively authorized by all requisite corporate action. This Agreement has been duly and effectively executed and delivered by Owner and constitutes the legal, valid and binding obligation of Owner, enforceable against Owner in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and by general principles of equity.

                  (c) Litigation. There is no action, suit, claim, proceeding or investigation pending or, to Owner's knowledge, threatened against Owner by or before any Governmental Authority having jurisdiction over Owner or its properties which, if adversely determined, would have a material adverse effect upon Owner's ability to enter into and perform its obligations and consummate the transactions contemplated by this Agreement. Owner is not subject to any outstanding judgment, order, writ, injunction or decree of any Governmental Authority having jurisdiction over Owner or its properties which would materially and adversely affect its ability to enter into and perform its obligations under this Agreement.

                  (d) No Material Violation, No Material Impairment. There is no provision of Owner's organizational documents, nor any existing statute, law, or regulation, nor any note, bond, resolution, indenture, agreement or instrument to which Owner is a party and which is enforceable against Owner which would be violated by or which would impair Owner's entry into this Agreement or the performance by Owner of its obligations hereunder in accordance with the terms hereof or the consummation of the transactions contemplated hereby in accordance with the terms hereof.

                  (e) Approvals. All approvals and consents, including, without limitation, all approvals and consents of Governmental Authorities, necessary for Owner to enter into this Agreement, to perform its obligation hereunder and to consummate the transactions contemplated hereby have been received and are in full force and effect.

         3.2 Operator Representations and Warranties. Operator hereby represents and warrants to Owner as follows:
                  ---------------------------------------

                  (a) Organization and Existence. Operator is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has sufficient corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to carry on its business as it is now being conducted and as it is contemplated hereunder to be conducted in the future.

                  (b) Due Authorization. The execution, delivery and performance of this Agreement by Operator has been duly and effectively authorized by all requisite corporate action. This Agreement has been duly and effectively executed and delivered by Operator and constitutes the legal, valid and binding obligation of Operator, enforceable against Operator in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights or creditors generally and by general principles of equity.

                  (c) Litigation. There is no action, suit, claim, proceeding or investigation pending or, to Operator's knowledge, threatened against Operator by or before any Governmental Authority having jurisdiction over Operator or its properties which, if adversely determined, would have a material adverse effect upon Operator's ability to enter into and perform its obligations under this Agreement. Operator is not subject to any outstanding judgment, order, writ, injunction or decree of any Governmental Authority having jurisdiction over Operator or its properties which would materially and adversely affect its ability to enter into and perform its obligations under this Agreement.

                  (d) No Material Violation, No Material Impairment. There is no provision of Operator's charter or bylaws, nor any existing statute, law, regulation, nor any material note, bond, resolution, indenture, agreement or instrument to which Operator is a party and which is enforceable against Operator which would be violated by or which would impair Operator's entry into this Agreement or the performance by Operator of its obligations hereunder in accordance with the terms hereof.

                  (e) Approvals. All approvals and consents, including, without limitation, all approvals and consents of Governmental Authorities, necessary for Operator to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby have been received and are in full force and effect.


                                                     ARTICLE IV
                                         SERVICES TO BE PROVIDED BY OPERATOR

         4.1 Operator's Services. On and after the Effective Date, Operator shall provide the operations, maintenance and administrative services (the "Services") specified in this Section 4.1 for the Cogen Facility and such additional Services as Owner may from time to time request for the Cogen Facility, provided that prior to the Cogen Facility becoming commercially operable, Operator shall provide the Services to the extent appropriate based upon the extent of completion of the Cogen Facility.

                  (a) Employees. As of the Effective Date, Operator shall hire and train Cogen Facility Employees, and shall implement training procedures and instructional programs designed to maintain the technical proficiency of all such employees, provided that prior to the Cogen Facility becoming commercially operable, Operator shall hire and train Cogen Facility Employees to the extent appropriate based upon the extent of completion of the Cogen Facility.

                  (b) Operation and Maintenance Services. Operator shall staff the Cogen Facility 24 hours a day, 365 or 366 days per year, as applicable, and shall use its commercially reasonable efforts to operate the Cogen Facility in accordance with each of the Cogen Facility Contracts, Prudent Plant Operating Standards, Warranties (to the extent consistent with Prudent Plant Operating Standards), operating manuals provided by Owner, all Governmental Rules and Permits applicable to the Cogen Facility, and the Operating Plan and Budget. As a part of such activities, Operator shall perform or assist Owner in carrying out all of the Owner's duties under the Cogen Facility Contracts and shall perform all Routine Maintenance and all maintenance activities in connection with Scheduled Outages and Major Maintenance Outages.

                  (c) Procurement of Supplies, Parts and Equipment. Operator shall procure in accordance with the Operating Plan and Budget or upon request by Owner and at Owner's expense all Supplies, replacement parts and equipment necessary or appropriate for the operation and maintenance of the Cogen Facility. As a part of such activity, Operator will review and make recommendations regarding a spare parts inventory and Supply procurement program, and shall manage the receipt, unloading, handling and storage of all Supplies, spare parts or other required materials.

                  (d) Capital Improvements. Operator shall, upon Owner's request and at Owner's expense, make Capital Improvements to the Cogen Facility, subject to agreement by the Parties upon the terms and conditions under which Operator is to make any such Capital Improvement, including time of performance, payment terms, and the availability of personnel and materials necessary therefor.

                  (e) Administration of Contracts. Operator on Owner's behalf shall administer all Cogen Facility Contracts (to the extent associated with the operations and maintenance of the Cogen Facility), all Financing Documents, and contracts for Supplies and Capital Improvements. As a part of such activities, Operator shall prepare all routine notices, reports and certificates and maintain all records required to be sent or maintained pursuant to any of the foregoing contracts. Copies of all records and reports shall be retained by Operator for the periods specified in the Cogen Facility Contracts.

                  (f) Collection of Payments to Owner. Operator shall collect on behalf of Owner all payments due Owner with respect to the Cogen Facility (including all amounts due Owner under the Cogen Facility Contracts), and account for and remit all such sums to Owner in accordance with subparagraph (g) of this Section, provided that Owner shall pay all costs and expenses of formal proceedings instituted to collect such payments;

                  (g) Administration of Owner Accounts. Operator shall maintain in the name and for the exclusive benefit of Owner accounts at one or more banks or other financial institutions designated by Owner, into or through which Operator shall deposit the funds received by it with respect to the Cogen Facility (and not any other project or facility managed or operated by Operator);

                  (h) Disbursements from Owner's Accounts. Operator shall direct the application of Owner's funds for payment of all taxes imposed upon or against Owner or the Cogen Facility and, at the direction of Owner, defend against any charges and seek revision of or appeal from any assessment or charge deemed improper by Owner, all such actions to be in the name and at the expense of Owner;

                  (i) Payment of Other Owner Expenses. Operator shall direct the application of Owner's funds for payment of all amounts due from Owner under the Cogen Facility Contracts and all other expenses properly attributable to Owner with respect to the Cogen Facility.

                  (j) Books and Records; Inspections. Operator shall prepare and maintain all books and records on behalf of Owner, including, without limitation, records of financial results, operating logs, maintenance reports, vendor invoices, and accounts and records of inventory and parts usage. Owner shall have the right, during normal business hours and with twenty-four (24) hours notice, to inspect all books and records relating to the Cogen Facility, and to cause an audit thereof at its own expense.

                  (k) Reports. Operator shall prepare, maintain and file the regulatory, financial and other reports specified
                           -------
in Schedule D.

                  (l) Insurance. Operator shall procure and maintain, at Owner's expense, all insurance coverages required of Owner under the terms of this Agreement, the Cogen Facility Contracts, and the Financing Documents.

                  (m) Waste Handling. Operator, as Owner's agent and at Owner's expense, shall arrange for the handling and proper preparation for disposal of all wastes produced by the Cogen Facility, other than such wastes as will be disposed of under the terms of the Boiler Ash Disposal Agreement (if any), provided that Owner shall be responsible for selection of the site for disposal of all Hazardous Substances produced by the Cogen Facility and shall sign all required manifests and shipping forms as the generator of such wastes.

                  (n) Sale of Used Equipment. Operator shall, as agent for Owner, undertake to sell equipment that is no longer used or useful in the operations of the Cogen Facility and for which a replacement has been obtained. The terms of any such sale shall be subject to Owner's prior approval.

                  (o) Cogen Facility Permits. Operator shall assist Owner in obtaining all Cogen Facility Permits, in each case on or before the dates on which such Permits are required to be obtained, and thereafter shall use its commercially reasonable efforts to maintain all such Permits in full force and effect.

                  (p) Operating Plan and Budget. Operator shall prepare the Operating Plan and Budget for each Contract Year in
                           -------------------------
accordance with Section 6.2.

                  (q) Additional Services. Subject to the availability of personnel and other resources, Operator agrees to provide and perform for Owner, upon request and at Owner's expense, such other and additional Services as Owner may from time to time request relating to the Cogen Facility. Operator shall have no obligation to hire additional employees to provide any such additional services.

         4.2 No Obligations. Operator shall not be responsible for any obligations of Owner, including, without limitation, obligations to make any payments pursuant to or otherwise comply with any Cogen Facility Contract or any other agreement to which Owner is or may be a party, nor shall Operator have any obligations with respect to the decommissioning or costs of decommissioning of the Cogen Facility, including remediation of the Cogen Facility site and dismantling and disposal of equipment.

         4.3      Curtailment of Cogen Facility Operations.
                  ----------------------------------------

                  (a) Operator shall have the right to curtail or to shut down the Cogen Facility if such curtailment or shut down is necessary in order to protect the Cogen Facility from any potential material damage or in order to comply with Prudent Plant Operating Standards, Permits, or Applicable Laws, provided however, that Operator shall not be relieved of its obligations to Owner if the necessity for curtailing or shutting down the Cogen Facility in order to comply with the foregoing is the result of Operator's action or inaction.

                  (b) The Parties agree that if any Mill Owner reasonably determines and notifies Operator that a condition exists which may have a material adverse physical impact on a Mill or any component thereof and which, in such Mill Owner's sole judgment, requires a change in any of the Energy Services provided to such Mill Owner by Owner, then Operator shall immediately suspend or reduce operations in a manner consistent with Prudent Plant Operating Standards as requested by such Mill Owner upon oral notice or written notice, as appropriate, to the extent required to eliminate such adverse impact, whether or not Owner has also received a copy of such notice.


                                                      ARTICLE V
                                              RESPONSIBILITIES OF OWNER

         5.1 Items to be Furnished by Owner. Owner shall furnish to Operator, at Owner's expense, the information, services, facilities, materials and other items described below in this Section 5.1. All such items shall be made available at such times and in such manner as may be required for the expeditious and orderly performance of the Services by Operator.

                  (a) Cogen Facility Contracts. Owner shall deliver to Operator full and complete copies of the Cogen Facility Contracts and shall promptly provide all amendments, modifications or revisions of any such agreements, as well as copies of all notices received by Owner from the other parties thereto.

                  (b) Cogen Facility Permits. Owner shall, with Operator's assistance, as provided in Section 4.1(o), obtain and maintain all Cogen Facility Permits (including renewals or updates thereof) and shall deliver to Operator copies of all Cogen Facility Permits together with all renewals or amendments thereof, as well as copies of all notices received by Owner from the Governmental Authorities issuing or granting such Permits.

                  (c) Supplies. Owner shall provide, at its expense, all Supplies necessary for the operation and maintenance of
                           --------
the Cogen Facility.

                  (d) Operating Manuals. Owner shall deliver to Operator operating manuals containing equipment descriptions and
                           -----------------
equipment operations and maintenance instructions for all equipment necessary to operate the Cogen Facility.


         5.2 Access to and Use of Facilities and Equipment. Owner shall provide Operator and its agents, employees, Subcontractors and Vendors full access to and use of the Cogen Facility and all facilities that are a part thereof, and shall be responsible for providing to Operator at Owner's cost all equipment and tools necessary for the operation and maintenance of the Cogen Facility and for the performance of the other Services to be provided by Operator hereunder, including motor vehicles, office equipment, telephone equipment and such other equipment and tools as may reasonably be necessary for Operator to provide the Services under this Agreement. In addition, Owner shall provide Operator and its agents, employees, Subcontractors and Vendors full access to and use of such other facilities (including facilities associated with the Mills) to which Owner has obtained rights of access and use, including dining facilities, office space, parking space, lavatories and locker rooms, infirmary, storage facilities, and work shops.

         5.3 Owner's Representative. On or before the Effective Date, Owner shall appoint a representative who shall be authorized to act on behalf of Owner, with whom Operator may consult, and whose instructions, requests and decisions will be binding on Owner as to all matters pertaining to this Agreement. All communications, requirements and instructions given to the Owner's representative shall have the same effect as if given to Owner. In no case will the decisions of Owner's representative be binding on Operator where, in the opinion of Operator, any such decision could cause injury or damage to personnel or equipment.

         5.4 Taxes. Owner shall promptly pay all Taxes and any assessments levied against or in connection with the Cogen Facility or the Cogen Facility site and all sales and use taxes on items to be provided by Owner hereunder.

                                                     ARTICLE VI
                                                EXPENSES AND PAYMENTS

         6.1 Payment of Operating Expenses. Owner shall pay, or reimburse Operator for, all Operating Expenses incurred by or on behalf of Operator in connection with the performance of the Services under this Agreement. "Operating Expenses" shall include, among other items, all Labor Costs and all other expenses incurred or paid by Operator in connection with operating and maintaining the Cogen Facility and providing the other Services under this Agreement that have been included in the Operating Plan and Budget, as such plan may be amended in accordance with this Agreement, and the costs of any additional Services that may be requested. In addition, Owner shall pay or reimburse Operator for all legal or other expenses incurred by Operator on Owner's behalf and at Owner's request that relate to the Cogen Facility, including, without limitation, costs of enforcing the Cogen Facility Contracts and other rights of Owner and/or Operator, and costs of complying with all Applicable Laws.

         6.2      Annual Operating Plan and Budget.
                  --------------------------------

                  (a) Preparation and Approval. Operator shall prepare and submit for Owner's approval at least one hundred fifty (150) days in advance of the beginning of each Contract Year a proposed Operating Plan and Budget for such Contract Year containing the information required by Schedule C, except that the Operating Plan and Budget for the first Contract Year shall be submitted for Owner's approval no later than sixty (60) days after the Effective Date. No later than sixty (60) days after receipt of the proposed Operating Plan and Budget, Owner shall notify Operator in writing of Owner's acceptance or disapproval thereof, and, if Owner disapproves of the proposed Operating Plan and Budget, or any part thereof, shall state the basis for its objection and suggest appropriate changes. The Parties shall proceed in good faith to resolve any objections to the proposed Operating Plan and Budget made by the Owner before the beginning of the next Contract Year. If the Parties are unable to resolve any such objections to the proposed Operating Plan and Budget before the beginning of the next Contract Year, then the interim annual operating budget ("Interim Budget") for such Contract Year shall be equal to the annual operating budget approved as a part of the Operating Plan and Budget for the preceding Contract Year, except that (i) the categories 1.1 through 1.5 as they appear on Schedule C hereto shall be escalated in accordance with the United States Producer Price Index, and (ii) any expenditures for Services in connection with Scheduled Outages and Major Maintenance Outages and any increases in costs attributable to additions to plant personnel approved by Owner shall be reimbursed in full. Operator shall operate and maintain the Cogen Facility on the basis set forth in the approved Operating Plan and Budget. If, during any Contract Year, Operator believes that a significant variance will occur between the total actual expenses of operating the Cogen Facility and the total expenses budgeted in the approved annual operating budget, Operator shall promptly notify Owner of such belief and advise Owner of the necessary revisions to the annual operating budget and the reasons for these revisions; provided that the foregoing is not intended to require such revision on a line item basis. The Parties shall proceed in good faith to revise the Operating Plan and Budget in such manner for the balance of such Contract Year.

                  (b) Amendments. In addition to the foregoing, Owner, subject to obtaining the consent of the Lender if and to the extent required by the Financing Documents, shall approve changes or amendments to the approved Operating Plan and Budget in any Contract Year as required to provide for changes in Cogen Facility operations and payment of, or reimbursement of Operator for, all increased Operating Expenses in connection with any of the following:

                      (i) The execution of new Cogen Facility Contracts or amendments, modifications or replacements of Cogen
                                    Facility Contracts;

                      (ii) Any failure of Owner to perform its material obligations under this Agreement in a timely manner;

                     (iii) The occurrence or continuation of any event of Force Majeure or of an event described in Section 4.3; or

                      (iv) Changes or additions to the Services to be rendered by Operator pursuant to this Agreement or any amendment hereof.

         6.3 Payments From Imprest Account. Owner shall establish and maintain an escrowed bank account in a bank approved in advance by Operator (the "Imprest Account") from which Operator shall have the unrestricted authority to draw funds for payment of Operating Expenses. Owner shall deposit funds into the Imprest Account on the first business day of each month during the Term hereof based on the amounts set forth in the Operating Plan and Budget (or Interim Budget) then in effect. If funds remain in the Imprest Account at the end of any month, the amount thereof shall be credited against the amount to be deposited therein on the first business day of the following month. Once Owner has deposited funds into the Imprest Account, Owner may not withdraw the funds without Operator's prior written consent. Within twenty (20) business days following the end of each calendar month during the Term of this Agreement, Operator shall submit to Owner as Owner may request from time to time invoices and other documentation to support the amount of any draws from the Imprest Account made during the immediately preceding calendar month for payment of Operating Expenses.

         6.4 Payment of Other Operating Expenses. If insufficient funds are available in the Imprest Account to cover any Operating Expenses, or if Operator incurs and pays Operating Expenses that are not budgeted, then Owner shall pay the amount thereof directly to Operator in cash or certified funds within thirty
(30) days of receipt of Operator's invoice for such payment, together with supporting documentation.

         6.5 Payment and Interest on Payment Delays; Disputes Concerning Payments. Except as otherwise provided herein, Owner shall pay all amounts owing to Operator under this Agreement within thirty (30) days after the date of Owner's receipt of an invoice therefor. Any such amounts which are not paid within such thirty (30) day period shall accrue interest at the Prime Rate on the date on which payment was due, plus two (2) percentage points. Interest at the rate defined above shall be computed monthly and prorated daily from the time such obligation arises. Should Owner dispute any portion of the amount invoiced, the undisputed portion of such amount shall be paid within the time stated above, and, at the same time, Owner shall advise Operator in writing of the disputed portion. Any disputes over payments shall be resolved in accordance with the procedures set forth in Article XII. The Parties shall continue to perform under this Agreement during the period in which any such disputes are being resolved.

         6.6 Taxes. The amounts payable to Operator hereunder are exclusive of any sales, use, service, excise, property, or other federal, state or local tax levied on the price, delivery or performance of the Operator's obligations under this Agreement. Owner shall reimburse Operator for all such taxes required to be paid by Operator (other than income taxes payable on Operator's net income).


                                                     ARTICLE VII
                                         LIMITATIONS ON OPERATOR'S LIABILITY

         7.1 Limitation of Liability . The aggregate liability of (i) Operator for any damages to Owner arising from Operator's performance or failure to perform its obligations under this Agreement and (ii) SEI, Operator, and any Affiliates of Operator for any damages to Owner or the Bondholders (as defined in the Development Agreement) arising from SEI's or Operator's (or Operator's Affiliates') performance or failure to perform their respective obligations under the Development Agreement or any other agreement contemplated by the Development Agreement to which SEI, Operator or an Affiliate of Operator, as the case may be, is or shall become a party shall be limited to nine million dollars ($9,000,000); provided that where under applicable law Owner or the Bondholders are entitled to recover consequential, indirect or incidental damages for any such performance or failure to perform by Operator, SEI, or an Affiliate of Operator, the aggregate liability of SEI, Operator and any Affiliate of Operator for such consequential, indirect or incidental damages shall be limited to four million five hundred thousand dollars ($4,500,000). Such limitations shall not apply to direct damages incurred by Owner or the Bondholders as a result of the gross negligence or willful misconduct of Operator. In no event shall Operator be liable for any special or punitive damages.

                  7.2 Equipment . Owner acknowledges that Operator is not a manufacturer or vendor of equipment and agrees that Operator shall not be liable to Owner for any damage, liability, judgment, settlement, penalty, cost, fine or expense, including without limitation attorneys' fees, court costs and other expenses of litigation, incurred by or imposed against Owner by reason of or in connection with any act or omission of any Vendor whether in contract, warranty, tort (including negligence), strict liability or any other cause or form of action whatsoever.

                  7.3 Disclaimer of Warranty. OPERATOR, FOR ITSELF, ALL OF ITS AFFILIATES AND THE SUCCESSORS AND ASSIGNS OF EACH OF THEM, MAKES NO WARRANTIES OR GUARANTEES, EXPRESSED OR IMPLIED, WRITTEN OR ORAL, RELATING TO ITS SERVICES, AND OPERATOR DISCLAIMS ALL IMPLIED WARRANTIES OR WARRANTIES IMPOSED BY LAW (INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ALL WARRANTIES OF COURSE OF DEALING OR USAGE OF TRADE) WHETHER CONCERNING ANY SERVICES OF, OR ANY EQUIPMENT, MATERIALS, SUPPLIES OR OTHER GOODS INSTALLED, USED, OPERATED, REPAIRED AND/OR APPROVED BY OPERATOR.


                                                    ARTICLE VIII
                                         TERMINATION, DEFAULTS AND REMEDIES

         8.1 Termination for Cause. Either Party may terminate this Agreement upon thirty (30) days written notice to the other Party in the event of a breach of any material provision of this Agreement by the defaulting Party if the defaulting Party does not cure such breach within thirty (30) days of the receipt of written notice thereof; provided, however, that the defaulting Party shall have such additional period of time as is reasonably necessary to correct or cure such breach, not to exceed ninety (90) additional days without the consent of the non-defaulting Party, if the defaulting Party commences and diligently pursues a cure within such thirty (30) day period, the breach or the conditions giving rise to it are not reasonably susceptible to correction or cure within such thirty (30) day period, and the non-defaulting Party is not, as a result of the continuation thereof, in breach of any material provision of any other agreement to which it is a party which cannot be cured within the additional time period provided to the defaulting Party to cure such breach under this Agreement.

         8.2 Additional Rights to Terminate. This Agreement may be terminated
(a) by either Party upon thirty (30) days' written notice in the event of (i) a Total Casualty, or condemnation of such a substantial portion of the Cogen Facility or Cogen Facility site that the remainder is not sufficient to permit the operation of the Cogen Facility on a commercially feasible basis, or (ii) the existence of an event of Force Majeure substantially preventing performance hereunder by either Party occurs and continues for more than twelve (12) months;
(b) by Operator upon sixty (60) days prior written notice, in the event that (A) the Development Agreement is terminated prior to its expiration for any reason other than an Event of Default (as defined in the Development Agreement) by Operator or SEI or (B) a Person or Persons unaffiliated with Operator or the holders of the Senior Debt (as defined in the Development Agreement) becomes or become, either directly or indirectly, the owner of fifty percent (50%) or more of any class of voting securities of the owner of the Cogen Facility; or (c) by Owner upon sixty (60) days prior written notice for any other reason, with or without cause; provided that Operator shall, at Owner's expense, cooperate with and assist Owner in the transition to a new operator.

         8.3 Payments to Operator Upon Termination. In the event of termination under this Article VIII, Operator shall be entitled, in addition to any other rights or remedies available to Operator at law or in equity, to receive compensation under Article VI for all Services provided hereunder prior to termination and reimbursement of all Operating Expenses and of all other reasonable and necessary costs and expenses of demobilization, including, without limitation, severance costs associated with the Cogen Facility Employees.


                                                     ARTICLE IX
                                                   INDEMNIFICATION

         9.1 Indemnification of Operator. Owner shall indemnify, save harmless and defend Operator and Operator's Affiliates, and their respective directors, officers, agents, employees, successors and assigns (each an "Indemnified Party") from and against any loss directly or indirectly arising out of or relating to the acts or omissions of Owner or any person employed or engaged by Owner, or to the Services to be performed by Operator hereunder, but only to the extent any such loss was not caused by Operator's breach of its obligations under this Agreement or by such Indemnified Party's gross negligence or willful misconduct. Owner shall also indemnify, save harmless and defend any Indemnified Party from and against all fines and clean-up costs levied against such Indemnified Party or the Cogen Facility as a result of Operator's performance of waste handling services under Section 4.1(m) hereof, except to the extent that any such fines and clean-up costs are the result of Operator's gross negligence or willful misconduct.

         9.2 Survival. The duty of Owner to indemnify under this Article IX will continue in full force and effect, notwithstanding the expiration or termination of this Agreement, with respect to any claim or action based on acts or conditions which occurred prior to such termination.

         9.3 Notice and Legal Defense. Promptly after receipt by any Indemnified Party of any claim or notice of the commencement of any action, administrative or legal proceeding, or investigation as to which the indemnity provided may apply, such Indemnified Party shall notify Owner in writing of such fact. Owner shall have the option to assume the defense of any such action, proceeding or investigation on behalf of such Indemnified Party, which, if exercised, it will conduct with due diligence and in good faith with counsel reasonably satisfactory to the Indemnified Party; provided that if the defendants in any such action include the Owner and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to, or inconsistent with, those available to Owner, the Indemnified Party shall have the right to select separate counsel to participate in the defense of such action on its own behalf at the Owner's expense.

         9.4 Failure to Defend Action. If any claim, action, proceeding or investigation arises as to which the indemnity provided for in Section 9.1 hereof may apply, and the Owner fails to assume the defense of such claim, action, proceeding or investigation, then the Indemnified Party may at the Owner's expense contest (or, with the prior written consent of the Owner, settle) such claim.


                                                      ARTICLE X
                                                      INSURANCE

         10.1 Obligation to Obtain. The Parties each agree to obtain and maintain insurance of the types, in the amounts, and otherwise in accordance with the provisions of this Article X. The Parties agree to coordinate their insurance acquisition efforts with respect to the Cogen Facility, the Services to be provided and the requirements of any Lender under any Financing Documents to avoid duplication of coverage, minimize premiums and ensure that the amounts payable under the policies required hereunder are not reduced by the existence of additional policies not required hereunder. The Parties further agree to provide all information required by any of the Parties in carrying out the requirements of this Article X, including copies of all Cogen Facility Contracts and documents which relate to the purchase and maintenance of insurance coverage on the Cogen Facility and/or of Owner and Operator. All insurance policies shall also contain any other provisions necessary to comply with the requirements of the Cogen Facility Contracts and with any other written requirements of the Owner. In the event that either Owner or Operator cannot obtain and maintain insurance of the types, and in the amounts, required under this Article X on commercially reasonable terms, then Owner and Operator shall, in good faith, attempt to reach agreement as to different types and amounts of coverages and/or allocation of risk, which may include self-insurance by either Party.

         10.2 Coverage Which Must be Purchased by the Operator. Subject to the foregoing, Operator shall obtain prior to commercial operation of the Cogen Facility the following insurance, and shall name the Owner as named insured under the policies specified in paragraphs (b), (c) and (d) of this Section
10.2. All premiums and other expenses associated with such insurance shall be Operating Expenses. In addition, Owner shall reimburse Operator for all payments made by Operator under such policies within the deductible limits thereof, except to be extent that any such payment is required as a result of Operator's gross negligence or willful misconduct.

                  (a) Workers' Compensation Insurance. Workers' Compensation insurance, in accordance with Alabama law, on all persons employed by Operator in conjunction with its performance of the duties under this Agreement with statutorily required limits, including "All States" Endorsement; and Employer's Liability insurance with limits of not less than $1,000,000.00 each person for injury by accident and $1,000,000.00 each person and aggregate for injury by disease. In lieu of purchasing and maintaining the foregoing Workers' Compensation policy coverages, Operator may qualify as a self-insurer under applicable Alabama law.

                  (b) Automobile Liability Insurance. Automobile liability insurance, including but not limited to, coverage for owned, non-owned and hired automobiles with limits of not less than $5,000,000.00 per occurrence and containing no-fault insurance provisions as required under Alabama law, covering automobiles used by the Operator or its agents in connection with Cogen Facility operations.

                  (c) Comprehensive General Liability Insurance. Comprehensive general liability insurance policy covering personal injury and property damage to third parties. The coverage referred to herein shall be provided either in a single policy or through a combination of policies. Such policy or policies may have personal injury deductible and property damage deductibles of not more than $1,000,000.00 per event or occurrence and shall have a limit of not less than $2,000,000.00 per occurrence, or such greater deductibles as may be agreed to by the Owner. Comprehensive general liability insurance policies shall contain a Broad Form Property Damage Endorsement and shall also insure contractual liability for all written, oral and implied contracts, including this Agreement.

                  (d) Umbrella Liability Insurance. Umbrella liability insurance increasing the limits and coverages of that
                       ----------------------------
         insurance required in paragraphs (b) and (c) hereof with a limit of not less than $10,000,000.00 per event or occurrence.

         10.3 Coverage Which Must be Purchased by the Owner. Subject to the foregoing Sections 10.1 and 10.2, Owner shall obtain and maintain at its expense, as of the dates set forth below, the following insurance, and shall name the Operator as an additional insured under the policies specified in paragraphs (b) and (c), below. Owner shall bear responsibility for all deductibles under Section 10.3.

                  (a) Workers' Compensation Insurance. Workers' Compensation insurance, if required, in accordance with Alabama law, on all persons employed by Owner in conjunction with its performance of its duties under this Agreement with statutorily required limits, including "All States" endorsement, and Employers' Liability insurance with limits of not less than $1,000,000.00 each person for injury by accident, and $1,000,000.00 each person and aggregate for injury by disease. In lieu of purchasing and maintaining the foregoing Workers' Compensation policy coverages, Owner may qualify as a self-insurer under applicable Alabama law.


                  (b) Automobile Liability Insurance. Automobile Liability Insurance, if required, including but not limited to, coverage for owned, non-owned and hired automobiles with limits of not less than $1,000,000 per occurrence and containing no-fault insurance provisions as required under Alabama law, covering automobiles used by the Owner or its agents in connection with Cogen Facility operations.

                  (c) All Risk Physical Damage/Business Interruption Insurance. "All-Risk" physical damage insurance, including coverage for the perils of earthquake and flood with limits in a minimum aggregate amount of the greater of (i) $200,000,000 (combined Property Damage and Business Interruption), or (ii) the aggregate amount of outstanding indebtedness of Mobile Energy under the Financing Documents. Earthquake, windstorm, and flood perils may be insured for sub-limits lower than the limit required for other "All-Risk" perils, if full replacement cost limits for these perils are not available or cannot be purchased on a commercially reasonable basis, but in no case shall flood, windstorm, and earthquake perils be insured for limits of less than $5,000,000.00 per event or occurrence. Deductibles for "All-Risk" perils shall not be in excess of $500,000.00 per event or occurrence. Deductibles for earthquake and flood perils shall not be in excess of five (5) percent of the total insured values of the Cogen Facility per event or occurrence. Such limitations shall only be exceeded with the prior written consent of the other Party to this Agreement. In conjunction with such physical damage insurance, Owner shall also purchase business interruption insurance covering Owner's net income and continuing fixed operating expenses in the case of a loss with an indemnity period of no less than twelve (12) months and a deductible no greater than sixty
         (60) days. All insurance amounts, deductibles, terms and conditions are subject to their availability at commercially reasonable terms.

         10.4 Form and Content. All insurance policies with respect to coverage maintained by either Operator or Owner pursuant to this Article X shall:

                  (a) Be placed with insurance companies authorized to do business in the State of Alabama with a rating of "A" or better (and a minimum size rating of IX by Best's Insurance Guide and Key Ratings (or an equivalent rating by another nationally recognized insurance rating agency of similar standing if Best's Insurance Guide and Key Ratings shall no longer be published) or other insurance companies of recognized responsibility satisfactory to the Owner's Lenders.

                  (b) State that it is primary, or excess only with respect to the specified primary policy provided by the same Party for such coverage, and not excess or contributing with respect to any other insurance (or self-insurance available to Owner, Operator or other named insured) and that all provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each named insured under each such policy.

                  (c) Provide that there will be no recourse against the named insured (other than the Party obtaining such policy) for the payment of premiums, additional premiums or assessments, it being understood that these are obligations of the Party providing such insurance pursuant to this Agreement.

                  (d) With respect to the insurance described in this Article X, where appropriate, waive any right of subrogation of the insurers thereunder against Owner, Operator, or the Lenders under any Financing Documents and the officers, directors and employees of each of them, and any right of the insurers to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any such person insured under such policy.

                  (e) Provide that it may not be canceled, non-renewed or materially changed without giving Owner, Operator, other named or additional insureds, and the Lenders under any Financing Documents sixty (60) days prior written notification thereof.

         10.5 Certificates, Proof of Loss. On or before the required date for the insurance to be provided hereunder, each Party shall furnish certificates of insurance to the other Party evidencing the insurance required of such Party pursuant to this Agreement. The Party maintaining each insurance hereunder shall make all proofs of loss under each such policy and shall take all other action reasonably required to ensure collection from insurers for any loss under each such policy.

         10.6 No Limitation on Liability. The provision of any insurance hereunder shall not be construed to limit or expand the
                  --------------------------
liability of either Party hereto under this Agreement.


                                                     ARTICLE XI
                                                    THIRD PARTIES

         11.1 Engagement of Third Parties. Except as otherwise provided herein, Operator may engage such persons, corporations or other entities, including Affiliates of Operator, as it deems advisable for the purpose of performing or carrying out any of the obligations of Operator under this Agreement, provided that Operator shall remain responsible for all obligations under this Agreement, and further provided that Operator shall not subcontract all or substantially all of its obligations under this Agreement without the prior written consent of Owner and Lender, which consent shall not be unreasonably withheld or delayed.

         11.2     Assignment of Rights or Obligations.
                  -----------------------------------

                  (a) Except as provided in this Section 11.2, neither Party shall assign all or any of the rights or obligations under this Agreement without the prior written consent of the other Party, and any assignment in violation of this Section 11.2 shall be null and void.

                  (b) Notwithstanding the foregoing, (a) Operator shall have the right to assign its interest under this Agreement to an Affiliate and to subcontract certain of its obligations to third parties (whether Affiliates or otherwise), provided that no such assignment or subcontract shall relieve Operator of its obligations hereunder; and (b) subject to the consent of KCTC and Sappi, if any such consent is required under the Master Operating Agreement or any agreement between MESC and KCTC or Sappi for the sale of energy services, Operator shall have the right to assign its rights and delegate its obligations hereunder (and, upon such assignment and delegation, Operator shall be released by Owner for any obligations hereunder arising thereafter) to another Person (i) approved by Owner, which approval shall not be unreasonably withheld, or (ii) having recognized experience and capability in operating power generation facilities similar to, or of greater size and complexity than, the Cogen Facility, in accordance with Prudent Plant Operating Standards.

                  (c) Owner may assign its rights and interest under this Agreement (i) to its Lenders and (ii) to the Lenders to any direct or indirect wholly-owned subsidiary of Owner that incurs debt to finance the Cogen Facility, as collateral security for the obligations of Owner and such subsidiary to their respective Lenders; provided, however, that, except to the extent provided in the immediately succeeding sentence, any such assignment shall not, in any way, limit, modify or otherwise affect the rights or remedies of Operator hereunder against Owner or otherwise, including any rights of termination hereunder. In connection with any such collateral assignment, Operator shall enter into a consent and agreement with such Lenders on terms as may be customary under the circumstances and as shall be reasonably required by such Lenders. The terms "Lenders" shall mean providers of debt financing, owners of debt instruments, and their respective successors and assigns, including transferees of debt instruments, and any trustee, collateral agent or other fiduciary or nominee acting on behalf of any of the foregoing Persons.




                                                     ARTICLE XII
                                                      DISPUTES

         12.1 Good Faith Resolution. The Parties agree to make a diligent, good faith attempt to resolve all disputes. If the representatives of the Parties are unable to resolve a dispute within fifteen (15) days after notice from one Party to the other, such dispute shall be submitted promptly to the chief executive officers of the Parties, who shall meet, in person or by telephone, not later than fourteen (14) days after the date such dispute was submitted to them. In the event that the officers cannot resolve the dispute within sixty (60) days after the matter is submitted to them, then, unless otherwise agreed, such dispute shall be submitted to arbitration.

         12.2 Arbitration Notice. If a Party elects to submit a dispute to arbitration, such Party shall serve an arbitration notice on the other Party. The arbitration notice shall contain a detailed description of the dispute, including the amount involved, the position of the Party serving the notice, the remedy sought and the name of one (1) independent arbitrator. Within twenty (20) days after receipt of an arbitration notice, the receiving Party shall send a notice to the other Party containing a detailed response to the claim giving the position of the Party and the remedy sought, and an acceptance of the arbitrator designated in the arbitration notice or a designation of a second arbitrator.

         12.3 Selection of Arbitrators. If the Parties agree to a single arbitrator, the arbitration shall be decided by such arbitrator. If the Parties each designate an arbitrator, the arbitrators designated by the Parties shall designate a third arbitrator within ten (10) days after the date of the notice in response to the arbitration notice, and the arbitration shall be decided by the three arbitrators. In the event the two arbitrators cannot or do not select a third independent arbitrator within ten (10) days of such second notice, either Party may apply to the American Arbitration Association for the purpose of appointing any person listed with the American Arbitration Association as the third independent arbitrator.

         12.4 Procedure. A hearing shall be held by the arbitrator(s) within sixty (60) days following designation of the arbitrator(s) and a resolution of the matter submitted shall be rendered within thirty (30) days after the hearing. The arbitration shall be conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association or such other additional procedures agreed to by the Parties; provided, however, that the Parties shall have the right to engage in reasonable discovery of documents involved in the dispute. All arbitration hearings shall be held in Atlanta, Georgia. Nothing contained herein shall limit the right of either Party, conferred elsewhere in this Agreement, to obtain documents from the other Party.

         12.5 Binding Nature. The arbitration shall be final and binding on the Parties and not subject to any appeal. The costs of arbitration and all expenses related thereto, including, without limitation, each Party's attorneys' fees, shall be borne and paid by the nonprevailing Party; provided that if a Party is nonprevailing only in part, such Party shall bear the expenses in proportion to the extent to which it is nonprevailing.

         12.6 Enforceability. The foregoing agreement to arbitrate shall be specifically enforceable, the award rendered by the arbitrator(s) shall be final and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.


                                                    ARTICLE XIII
                                                 GENERAL PROVISIONS

         13.1 Notices. Any notice required or permitted under this Agreement shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand or by nationally recognized overnight courier, when delivered, or (b) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed to the Party's address shown below or to such other address as a Party may designate by prior written notice given in accordance with this provisions to the other Party:

         If to Operator:

                                    Southern Energy Resources, Inc.
                                    900 Ashwood Parkway
                                    Suite 500
                                    Atlanta, Georgia 30338-4780
                                    Attention:  President
                                    Telephone:  (770) 821-7000
                                    Fax:

         If to Owner:

                                    Mobile Energy Services Company, L.L.C.
                                    900 Ashwood Parkway
                                    Suite 500
                                    Atlanta, Georgia 30338-4780
                                    Attention: General Manager
                                    Telephone: (334) 330-1329
                                    Fax:  (334) 330-1301

         13.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Georgia.
                  -------------

         13.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

         13.5 Waiver. The waiver of any breach of any term or condition of this Agreement shall not be deemed a waiver of any other or subsequent breach, whether of like or different nature.

         13.6 Not for the Benefit of Third Parties. This Agreement and each and every provision thereof is for the exclusive benefit of the Parties hereto and not for the benefit of any other third party.

         13.7 Attorneys' Fees. Notwithstanding any other provision of this Agreement, if any action or proceeding is brought by either Party to remedy a breach of this Agreement or to enforce any of its provisions, the prevailing Party shall be entitled, in addition to any other relief granted in such action or proceeding, to receive reasonable attorneys' fees, disbursements and court costs.

         13.8 Confidential Information. With respect to any information that may be obtained by either Party hereto in connection
                  ------------------------
with this Agreement, the Parties shall comply with all of the terms and provisions of the Confidentiality Agreement.

         13.9 Force Majeure. If either Party is rendered wholly or partially unable to perform or is delayed in performing its obligations under this Agreement because of the occurrence and existence of an event of Force Majeure, that Party will be excused from whatever performance is affected by such event of Force Majeure to the extent and for the time so affected, except that Owner shall not be excused from its obligations to make timely payments hereunder; provided that:

         (a) The non-performing Party gives the other Party notice describing the particulars of the occurrence within seventy-two (72) hours thereafter, including an estimate of its expected duration and probable impact on the performance of such Party's obligations hereunder, and continues to furnish timely regular reports with respect thereto during the continuation of the event of Force Majeure; provided that if such notice is not given within seventy-two (72) hours, then the non-performing Party's obligations shall be suspended only from the giving of such notice;

         (b) The suspension or delay of performance shall be of no greater scope and of no longer duration than is reasonably required by the event of Force Majeure;

         (c) No liability of either Party which arose before the occurrence of the event of Force Majeure causing the suspension or delay of performance shall be excused as a result of the occurrence;

         (d) The non-performing Party shall mitigate or limit damages to the other Party;

         (e) The non-performing Party shall use its commercially reasonable efforts to continue to perform such of its obligations hereunder as are not affected by the event of Force Majeure and to correct or cure the event or condition giving rise to the event of Force Majeure; and

         (f) When the non-performing Party is able to resume performance of its obligations under this Agreement, that Party shall give the other Party written notice to that effect and shall promptly resume performance hereunder.

         13.10 Severability . Should any Article or Section or any part of any Section hereof for any reason be declared invalid or unenforceable by final and unappealable order of any court of competent jurisdiction, the remaining portions of this Agreement shall remain in full force and effect, and the Parties hereto shall immediately renegotiate in good faith the Article or Section or part of any Section declared invalid or unenforceable so as to eliminate such invalidity or unenforceability.

         13.11 Owner's and Operator's Obligations Non-recourse. The Parties acknowledge that the Owner and Operator each has entered into this Agreement entirely on its own behalf, and in no manner on behalf of its Affiliates, and that neither Owner nor Operator shall have any recourse against any of the other's Affiliates, partners, joint venturers, officers, directors, successors or assigns for any reason whatsoever in connection with this Agreement.

         13.12 Interpretation. This Agreement sets forth the full and complete agreement of the Parties relating to the subject matter hereof and supersedes all prior agreements and representations. The Article and Section headings have been provided for convenience of reference only and shall not affect the meaning or construction of any provision of this Agreement. In the event of any conflict or inconsistency between any provision contained in the Articles of this Agreement and any Schedule hereto, the provision contained in the Articles shall govern. This Agreement was negotiated by the Parties with the benefit of legal representation and any rule of construction or interpretation requiring this Agreement to be construed or interpreted in any respect against any Party shall not apply to any construction or interpretation hereof.

         13.13 Relationship of the Parties. Nothing in this Agreement shall be deemed to constitute either party hereto a partner, agent (except as specifically provided in subparagraphs (m) and (n) of Section 4.1 hereof) or legal representative of the other party, or to create a fiduciary relationship between the parties. Operator is and shall remain an independent contractor in the performance of this Agreement, maintaining complete control of its personnel, workers, subcontractors and operations required for performance of its obligations hereunder.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.


                 SOUTHERN ENERGY RESOURCES, INC.


                 By:
                    -----------------------------------------------------------
                 Name:
                 Title:


                 MOBILE ENERGY SERVICES COMPANY, L.L.C.


                 By:
                    -----------------------------------------------------------
                 Name:
                 Title:

                                                     SCHEDULE A
                                            DESCRIPTION OF COGEN FACILITY


The Cogen Project will consist of the addition of a new combustion turbine-generator (CTG) and heat recovery steam generator (HRSG) system to the existing power complex for the purpose of supplementing the production of process steam and the generation of electrical power.

The new CTG/HRSG addition will produce approximately 600,000 MMBTU/hour steam for the 1325-psig header and the 50-psig header. Electrical power will be produced primarily for sale at wholesale. The new CT will be a General Electric Model 7241 (7FA) combustion turbine with a nominal rating of 170 MW (gross). The new heat recovery steam generator will be a two pressure level design with a supplemental burner.

                                                     SCHEDULE B
                                               COGEN FACILITY PERMITS


The Cogen Facility Permits are to be identified by the Operator after the Effective Date.

                                                     SCHEDULE C
                                        OUTLINE OF OPERATING PLAN AND BUDGET

1.0      Operations & Maintenance Budget

         1.1               Station Labor Expenses

         1.2               Routine Maintenance Expenses Other Than Station Labor

         1.3               Equipment Expenses Other Than Station Labor

         1.4               Operating Expenses Other Than Station Labor

         1.5               Administrative Expenses Other Than Station Labor

         1.6               Insurance Expenses

         1.7               Inventory Levels and Expenses

         1.8               Annual Scheduled Outage Expenses Other Than Station
                                Labor

         1.9               Major Maintenance Outage Expenses Other Than Station
                             Labor and Escrow Account Analysis
                             (3 year projection)

         1.10              Capital Expenses (3 year projection)

2.0               Schedule Outage Work Plan

3.0               Staffing Plan

4.0               Projected Liquor Processing Services, Steam Processing
                        Services, and Power Processing Services

5.0               Projected Fuel Consumption

6.0               Projected Waste Products To Be Generated

7.0               Other Non-Operations and Maintenance Expenses


The Form of Annual Budget will be developed after the Effective Date

                                                     SCHEDULE D
                                               REPORTING REQUIREMENTS


Plant Performance Report, which will be prepared monthly and will include data about plant current performance against the plan goals as well as significant operating events.

Maintenance Reports, which will be prepared for each Scheduled Outage and Major Maintenance Outage and will include all equipment inspection and maintenance performed during the outage. They will have as attachments, reports prepared by outside contractors engaged for the outage.

Unit Trip Reports, which will be prepared for each Unscheduled Outage and include explanations of the reason for the trip and corrective actions taken to repair equipment as well as any actions taken to prevent a similar trip.

Completed Work Orders, which will be kept on site and include details of the reason for the generation of the work order and the actions taken to correct the source of the work order.

Administration Report, reporting accounting, human resource, and warehousing activities.

Reports and data required to be prepared, maintained, and filed under terms of Cogen Facility Permits.

Exhibit I

$3,311,408.00 is owed to MESH pursuant to the Tax Allocation Agreement

($1,749,144.00 is the estimated amount of income tax paid or to be paid by Southern based on the taxable income of MESH)

Pursuant to the Mill Owner Maintenance Reserve Account Agreement, dated as of August 1, 1995 (the "MOMRA Agreement"), by and among Mobile Energy Services Company, LLC, The Southern Company, Scott Paper Company (both in its capacity as the owner of the Pulp Mill and as the owner of the Tissue Mill) and S.D. Warren Company, Southern agreed to make deposits, in an amount not to exceed $2,000,000 in the aggregate, into a Mill Owner Maintenance Reserve Account, upon the receipt of notice from the Mill Owners. Amounts on deposit in the Mill Owner Maintenance Reserve Account are disbursed at the instructions of the Mill Owners and are to be applied to the certain expenses of MESC. Please note that, notwithstanding the inclusion of this disclosure with respect to the MOMRA Agreement, SEI and SERI do not consider Southern's obligations under the MOMRA Agreement to be a guaranty "provided to MESC."